Exhibit 10.21

KELLWOOD COMPANY

AND

EACH OF ITS DOMESTIC SUBSIDIARIES PARTY HERETO,

AS BORROWERS

CREDIT AGREEMENT

Dated as of October 19, 2011

$160,000,000

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent, Joint Lead Arranger and Joint Bookrunner

UBS SECURITIES LLC

as Documentation Agent, Joint Lead Arranger and Joint Bookrunner

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3.6.	Inability to Determine Rates		45

3.7.	Increased Costs; Capital Adequacy		46

	3.7.1.	Change in Law	46

	3.7.2.	Capital Adequacy	46

	3.7.3.	Compensation	47

3.8.	Mitigation		47

3.9.	Funding Losses		47

3.10.	Maximum Interest		47

Section 4.	LOAN ADMINISTRATION		48

4.1.	Manner of Borrowing and Funding Revolver Loans		48

	4.1.1.	Notice of Borrowing	48

	4.1.2.	Fundings by Lenders	48

	4.1.3.	Swingline Loans; Settlement	49

	4.1.4.	Notices	49

4.2.	Defaulting Lender		49

4.3.	Number and Amount of LIBOR Revolver Loans; Determination of Rate		50

4.4.	Borrower Representative		50

4.5.	One Obligation		50

4.6.	Effect of Termination		50

Section 5.	PAYMENTS		51

5.1.	General Payment Provisions		51

5.2.	Repayment of Revolver Loans		51

5.3.	Mandatory Prepayments		51

5.4.	Payment of Other Obligations		53

5.5.	Marshaling; Payments Set Aside		53

5.6.	Post-Application Event Allocation of Payments		54

	5.6.1.	Allocation	54

	5.6.2.	Erroneous Application	54

5.7.	Application of Payments		55

5.8.	Loan Account; Account Stated		55

	5.8.1.	Loan Account	55

	5.8.2.	Entries Binding	55

5.9.	Taxes		55

	5.9.1.	Payments Free of Taxes	55

	5.9.2.	Payment	56

	5.9.3.	Refunds	56

5.10.	Lender Tax Information		56

	5.10.1.	Status of Lenders	56

	5.10.2.	Documentation	56

	5.10.3.	Lender Obligations	57

5.11.	Nature and Extent of Each Borrower’s Liability		57

	5.11.1.	Joint and Several Liability	57

	5.11.2.	Waivers	58

	5.11.3.	Extent of Liability; Contribution	59

	5.11.4.	Joint Enterprise	59

	5.11.5.	Subordination	59

Section 6.	CONDITIONS PRECEDENT		60

6.1.	Conditions Precedent to Initial Loans		60

6.2.	Conditions Precedent to All Credit Extensions		61

6.3.	Limited Waiver of Conditions Precedent		62

Section 7.	INTENTIONALLY OMITTED		62

Section 8.	COLLATERAL ADMINISTRATION		62

8.1.	Borrowing Base Certificates		62

8.2.	Administration of Accounts		63

8.3.	Administration of Inventory		63

	8.3.1.	Records and Reports of Inventory	63

	8.3.2.	Returns of Inventory	63

	8.3.3.	Acquisition, Sale and Maintenance	63

8.4.	[Intentionally Omitted]		64

8.5.	Administration of Deposit Accounts and Securities Accounts		64

8.6.	General Provisions		64

	8.6.1.	Location of Collateral	64

	8.6.2.	Insurance of Collateral	65

Section 9.	REPRESENTATIONS AND WARRANTIES		65

9.1.	General Representations and Warranties		65

	9.1.1.	Organization and Qualification	65

	9.1.2.	Power and Authority	65

	9.1.3.	Enforceability	66

	9.1.4.	Capital Structure	66

	9.1.5.	Corporate Names; Locations	66

	9.1.6.	Title to Properties: Priority of Liens	66

	9.1.7.	Accounts	66

	9.1.8.	Financial Statements	67

	9.1.9.	Surety Obligations	68

	9.1.10.	Taxes	68

	9.1.11.	Brokers	68

	9.1.12.	Intellectual Property	68

	9.1.13.	Governmental Approvals	68

	9.1.14.	Compliance with Laws	68

	9.1.15.	Compliance with Environmental Laws	69

	9.1.16.	Burdensome Contracts	69

	9.1.17.	Litigation	69

	9.1.18.	No Defaults	69

	9.1.19.	ERISA	69

	9.1.20.	Trade Relations	70

	9.1.21.	Labor Relations	70

	9.1.22.	Payable Practices	70

	9.1.23.	Not a Regulated Entity	70

	9.1.24.	Margin Stock	70

	9.1.25.	Plan Assets	70

	9.1.26.	Immaterial Subsidiaries	70

	9.1.27.	Patriot Act	71

	9.1.28.	OFAC	71

	9.1.29.	Eligible Inventory	71

	9.1.30.	Nature of Business	71

	9.1.31.	Use of Proceeds	71

	9.1.32.	Material Contracts	71

	9.1.33.	No Bankruptcy Filing	72

	9.1.34.	Security Interests	72

9.2.	Complete Disclosure		72

Section 10.	COVENANTS AND CONTINUING AGREEMENTS		72

10.1.	Affirmative Covenants		72

	10.1.1.	Inspections; Appraisals	72

	10.1.2.	Financial and Other Information	73

	10.1.3.	Notices	75

	10.1.4.	Landlord and Storage Agreements	75

	10.1.5.	Compliance with Laws	76

	10.1.6.	Taxes	76

	10.1.7.	Insurance	76

	10.1.8.	Licenses	76

	10.1.9.	Future Subsidiaries	76

	10.1.10.	Additional Guarantors	76

	10.1.11.	Preservation of Existence, Etc.	77

	10.1.12.	Keeping of Records and Books of Account	77

	10.1.13.	Maintenance of Properties, Etc.	77

	10.1.14.	Obtaining of Permits, Etc.	77

	10.1.15.	Further Assurances	77

	10.1.16.	Post-Closing Covenants	77

10.2.	Negative Covenants		78

	10.2.1.	Permitted Debt	78

	10.2.2.	Permitted Liens	80

	10.2.3.	[Intentionally Omitted]	81

	10.2.4.	Distributions; Upstream Payments	81

	10.2.5.	Restricted Investments	81

	10.2.6.	Disposition of Assets	81

	10.2.7.	Loans; Extensions of Credit	81

	10.2.8.	Restrictions on Payment of Certain Debt	82

	10.2.9.	Fundamental Changes	82

	10.2.10.	Subsidiaries	83

	10.2.11.	Organic Documents	83

	10.2.12.	Tax Consolidation	83

	10.2.13.	Accounting Changes	83

	10.2.14.	Restrictive Agreements	83

	10.2.15.	Hedging Agreements	83

	10.2.16.	Conduct of Business	83

	10.2.17.	Affiliate Transactions	83

	10.2.18.	Plans	84

	10.2.19. Amendments to the Indenture, the 2009 Indenture, the 2009 Indenture Guaranty, Convertible Debenture, the Convertible Debenture Agreement, the Revolver Agreement or Subordinated Debt		84

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	10.2.20.	Immaterial Subsidiaries	84

	10.2.21.	Fixed Charge Coverage Ratio	85

	10.2.22.	Federal Reserve Regulations	85

	10.2.23.	Investment Company Act of 1940	85

	10.2.24.	2009 Debenture Intercreditor Agreement	85

Section 11.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT		85

11.1.	Events of Default		85

11.2.	Remedies upon Default		87

11.3.	License		88

11.4.	Setoff		88

11.5.	Remedies Cumulative; No Waiver		88

	11.5.1.	Cumulative Rights	88

	11.5.2.	Waivers	88

Section 12.	AGENT		89

12.1.	Appointment, Authority and Duties of Agent		89

	12.1.1.	Appointment and Authority	89

	12.1.2.	Duties	89

	12.1.3.	Agent Professionals	90

	12.1.4.	Instructions of Required Lenders	90

12.2.	Agreements Regarding Collateral and Field Examination Reports		90

	12.2.1.	Lien Releases; Care of Collateral	90

	12.2.2.	Possession of Collateral	90

	12.2.3.	Reports	91

12.3.	Reliance By Agent		91

12.4.	Action Upon Default		91

12.5.	Ratable Sharing		91

12.6.	Indemnification of Agent Indemnitees		92

	12.6.1.	Indemnification	92

	12.6.2.	Proceedings	92

12.7.	Limitation on Responsibilities of Agent		92

12.8.	Successor Agent and Co-Agents		93

	12.8.1.	Resignation; Successor Agent	93

	12.8.2.	Separate Collateral Agent	93

12.9.	Due Diligence and Non-Reliance		94

12.10.	Replacement of Certain Lenders		94

12.11.	Remittance of Payments and Collections		94

	12.11.1.	Remittances Generally	94

	12.11.2.	Failure to Pay	95

	12.11.3.	Recovery of Payments	95

12.12.	Agent in its Individual Capacity		95

12.13.	Agent Titles		95

12.14.	No Third Party Beneficiaries		95

Section 13.	BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS		96

	13.1.1.	Successors and Assigns	96

13.2.	Participations		96

	13.2.1.	Permitted Participants; Effect	96

	13.2.2.	Voting Rights	96

	13.2.3.	Benefit of Set-Off	97

13.3.	Assignments		97

	13.3.1.	Permitted Assignments	97

	13.3.2.	Effect: Effective Date	97

	13.3.3.	Tax Treatment	98

	13.3.4.	Register	98

Section 14.	MISCELLANEOUS		98

14.1.	Consents, Amendments and Waivers		98

	14.1.1.	Amendment	98

	14.1.2.	Limitations	99

	14.1.3.	Payment for Consents	99

14.2.	Indemnity		99

14.3.	Notices and Communications		100

	14.3.1.	Notice Address	100

	14.3.2.	Electronic Communications; Voice Mail	100

	14.3.3.	Non-Conforming Communications	100

14.4.	Performance of Borrowers’ Obligations		100

14.5.	Credit Inquiries		101

14.6.	Severability		101

14.7.	Cumulative Effect; Conflict of Terms		101

14.8.	Counterparts		101

14.9.	Entire Agreement		101

14.10.	Relationship with Lenders		101

14.11.	Confidentiality		101

14.12.	GOVERNING LAW		102

14.13.	Consent to Forum		102

	14.13.1.	Forum	102

14.14.	Waivers by Obligors		102

14.15.	Patriot Act Notice		103

14.16.	Subordination		103

14.17.	Advertisement		104

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Revolver Note
Exhibit B	Assignment and Acceptance
Exhibit C	Assignment Notice
Exhibit D	Compliance Certificate
Exhibit E	Joinder Agreement

Schedule 1.1	Commitments of Lenders
Schedule 8.5	Deposit Accounts
Schedule 8.6.1	Business Locations
Schedule 9.1.4	Names and Capital Structure
Schedule 9.1.5	Corporate Names; Locations
Schedule 9.1.9	Surety Obligations
Schedule 9.1.12	Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.15	Environmental Matters
Schedule 9.1.16	Restrictive Agreements
Schedule 9.1.17	Litigation
Schedule 9.1.19	Pension Plans
Schedule 9.1.21	Labor Contracts
Schedule 9.1.32	Material Contracts
Schedule 10.2.1	Existing Indebtedness
Schedule 10.2.2	Existing Liens
Schedule 10.2.5	Investments
Schedule 10.2.17	Existing Affiliate Transactions

CREDIT AGREEMENT

THIS CREDIT AGREEMENT is dated as of October 19, 2011, among KELLWOOD COMPANY, a Delaware corporation (“Borrower Representative” or “Parent”) and its Domestic Subsidiaries from time to time a party hereto (each a “Borrower” and collectively with Borrower Representative, “Borrowers”), other Obligors (as defined below) party hereto, the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as agent for the Lenders (“Agent”).

WHEREAS, Borrowers, Bank of America, N.A., as agent, and certain financial institutions, as lenders, are parties to that certain Amended and Restated Loan and Security Agreement dated as of April 15, 2010, as amended (the “Existing Credit Agreement”);

WHEREAS, Borrowers have requested that Lenders make available a credit facility pursuant to this Agreement to refinance and replace the credit facility provided under the Existing Credit Agreement, and Lenders have agreed to do so subject to the terms and conditions of this Agreement;

WHEREAS, the credit facility provided under this Agreement constitutes a “Credit Facility” (as defined in the 2009 Indenture);

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

Section 1.	DEFINITIONS; RULES OF CONSTRUCTION

1.1. Definitions. As used herein, the following terms have the meanings set forth below:

2009 Debentures - the 2009 notes issued pursuant to the 2009 Indenture.

2009 Debenture Intercreditor Agreement - that certain Amended and Restated Intercreditor Agreement of even date herewith, by and between Wells Fargo (or such other Person reasonably acceptable to Agent), as collateral agent under the 2009 Indenture, Agent, Second Lien Agent and the Last-Out Term Loan Agent.

2009 Indenture - that certain indenture, dated as of July 23, 2009, by and between Parent and Wells Fargo (or such other Person reasonably acceptable to Agent), as trustee and collateral agent, pursuant to which Parent issued $120,590,000 in aggregate principal amount of 12.875% Second-Priority Senior Secured PIK Notes due December 31, 2014.

2009 Indenture Guaranty – that certain Guaranty Agreement (and including any guaranty agreement executed pursuant to the terms thereof and any replacement guaranty) dated as of July 23, 2009 by and among the Guarantors and Wells Fargo (or such other Person reasonably acceptable to Agent), as trustee, for the holders of the 2009 Debentures, as amended or supplemented from time to time.

Account - as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

Account Debtor - a Person who is obligated under an Account, Chattel Paper or General Intangible.

Accounts Formula Amount - 85% of the amount by which the Value of Eligible Accounts exceeds the Dilution Reserve.

Acquisition - the acquisition of (a) a controlling Equity Interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such Equity Interest or upon exercise of an option or warrant for, or conversion of securities into, such Equity Interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

Affiliate - with respect to any Person, another Person (a) who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person; (b) who beneficially owns 10% or more of the voting securities or any class of Equity Interests of such first Person; (c) at least 10% of whose voting securities or any class of Equity Interests is beneficially owned, directly or indirectly, by such first Person; or (d) who is an executive or financial officer, director, partner or managing member of such first Person. “Control” means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through ownership of Equity Interests, by contract or otherwise.

Agent Indemnitees - Agent and its officers, directors, employees, Affiliates, agents and attorneys.

Agent Professionals - attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

Agreement – as defined in the preamble hereto.

Allocable Amount - as defined in Section 5.11.3.

Anti-Terrorism Laws - any laws relating to terrorism or money laundering, including the Patriot Act.

Applicable Law - all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Applicable Letter of Credit Fee – (i) with respect to documentary Letters of Credit, 50% of the Applicable Margin for LIBOR Revolver Loans and (ii) with respect to all other Letters of Credit, the Applicable Margin for LIBOR Revolver Loans.

Applicable Margin - any date of determination, with respect to the interest rate of any Loan or any portion thereof:

(a) From the Closing Date until March 31, 2012 (the “Initial Applicable Margin Period”), the relevant Applicable Margin shall be set at (i) 2.75% for LIBOR Revolver Loans, and (ii) 1.50% for Base Rate Loans.

(b) After the Initial Applicable Margin Period, the relevant Applicable Margin for a Loan shall be adjusted to the respective level indicated below based upon the average daily Excess Availability set forth opposite thereto for the most recently ended Fiscal Month:

Level	Monthly Average Daily Excess Availability	Applicable Margin
		LIBOR Revolver Loan	Base Rate Loan
I	Less than or equal to $30,000,000	3.00%	1.75%
II	Greater than $30,000,000 but less than or equal to $60,000,000	2.75%	1.50%
III	Greater than $60,000,000	2.50%	1.25%

(c) The adjustment of the Applicable Margin (if any) will occur on the first day of the Fiscal Month following the most recently ended Fiscal Month and average daily Excess Availability will be calculated by Agent for such most recently ended Fiscal Month.

Applicable Unused Line Fee - as of any date of determination, a rate equal to 0.375% per annum; provided, that, if the average Daily Balance of the Revolver Usage during the immediately preceding Fiscal Month is less than 50% of the Maximum Revolver Amount, the Applicable Unused Line Fee means 0.50% per annum as of such date of determination.

Application Event - the occurrence of (a) a failure by Borrowers to repay all of the Obligations in full on the Commitment Termination Date, or (b) an Event of Default and the election by Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 5.6.1 of the Agreement.

Approved Customs Broker - any reputable and creditworthy customs broker which has entered into a bailee agreement with Agent on terms reasonably acceptable to Agent regarding in-transit Inventory and which clears customs with respect to in-transit Inventory.

Approved Fund - any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in its ordinary course of business and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

Approved Shipper - any reputable and creditworthy shipper or freight forwarder which has entered into a bailee agreement with Agent on terms reasonably acceptable to Agent regarding in-transit Inventory and which transports raw materials and finished goods Inventory from overseas to an Obligor’s distribution centers.

Asset Disposition - a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease.

Asset Loss Event - the loss, destruction or damage to or condemnation, requisition, seizure or taking of, any assets of any Obligor or any of its Subsidiaries (other than any Foreign Subsidiaries).

Assignment and Acceptance - an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit B.

Availability - determined as of any date, the amount that Borrowers are entitled to borrow as Revolver Loans and Letters of Credit, being the Borrowing Base minus the principal balance of all Revolver Loans.

Availability Reserve - the sum (without duplication) of (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) the LC Reserve; (d) the Bank Product Reserve; (e) with respect to Inventory, the manufacture, marketing or disposition of which is subject to a License, (i) if Agent has obtained an Inventory Disposition Agreement, all Royalties that would be payable in connection with the sale of Inventory on hand, as determined by Agent, and (ii) otherwise (i.e., if Agent has not obtained an Inventory Disposition Agreement with respect to a particular category of Inventory), the sum of (x) all Royalties that would be payable if all of that category of Inventory on hand were sold plus (y) all accrued and unpaid Royalties with respect to prior sales of that category of Inventory; (f) a reserve in respect of the aggregate amount of liabilities secured by Liens upon Collateral that are senior to Agent’s Liens (but the imposition of any such reserve shall not waive an Event of Default arising therefrom); (g) all customs duties and import charges (unless already accounted for in the inventory appraisal) payable in connection with in-transit Inventory being transported from overseas to an Obligor’s distribution center; (h) reserves established by Agent in its reasonable Credit Judgment with respect to Accounts not payable in Dollars or Letters of Credit not payable in Dollars for currency exchange rate fluctuations; and (i) such additional reserves, in such amounts and with respect to such matters, as Agent in its reasonable Credit Judgment may elect to impose from time to time; it being understood that (i) with respect to any Availability Reserve imposed by Agent after the Closing Date, Agent will endeavor to consult with Borrower Representative in connection with the imposition thereof and (ii) Agent may elect not to impose Availability Reserves for not receiving Inventory Disposition Agreements or Lien Waivers during the period of 90 days following the Closing Date.

Bank Product - any of the following products, services or facilities extended to any Obligor by any Lender or any of its Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) other banking products or services as may be requested by any Obligor, other than Letters of Credit; provided, however, that for any of the foregoing to be included as an “Obligation”, the applicable Secured Party (unless such Secured Party is Wells Fargo or one of its Affiliates) and Obligor must have previously provided written notice to Agent of (i) the existence of such Bank Product, (ii) the maximum dollar amount of obligations arising thereunder to be included as a Bank Product Reserve (“Bank Product Amount”), and (iii) the methodology to be used by such parties in determining the Bank Product Debt owing from time to time; provided, that if the Secured Party is Wells Fargo or one of its Affiliates, no written notice shall be required to be delivered to

Agent and Agent and such Secured Party, in consultation with Borrower Representative, shall determine the amount of the applicable Bank Product Amount. The Bank Product Amount may be changed from time to time upon written notice to Agent by the Secured Party and the applicable Borrower. No Bank Product Amount may be established or increased by a Lender or its Affiliates at any time when such Lender has been made aware that a Default or Event of Default exists, or that a reserve for such amount would cause an Overadvance.

Bank Product Amount - as defined in the definition of Bank Product.

Bank Product Debt - Debt and other obligations of an Obligor relating to Bank Products; provided, that Debt and other obligations of Obligors relating to Bank Products in excess of the Bank Product Reserves shall not constitute Bank Product Debt.

Bank Product Reserve - the aggregate amount of reserves established by Agent from time to time in its discretion in respect of Bank Product Debt, which shall be at least equal to the sum of all Bank Product Amounts.

Bankruptcy Code - Title 11 of the United States Code.

Base Rate - the greatest of (a) the Federal Funds Rate plus  1⁄2%, (b) the LIBOR Rate (which rate shall be calculated based upon an Interest Period of 90 days and shall be determined on a daily basis), plus 1 percentage point, and (c) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

Base Rate Loan - any Loan that bears interest based on the Base Rate.

Base Rate Revolver Loan - a Revolver Loan that bears interest based on the Base Rate.

Board of Governors - the Board of Governors of the Federal Reserve System.

Borrower Representative - as defined in the preamble to this Agreement.

Borrowers - Borrower and its Domestic Subsidiaries (other than Immaterial Subsidiaries) from time to time parties hereto.

Borrowing - a group of Loans of one Type that are made on the same day or are converted into Loans of one Type on the same day.

Borrowing Base - on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Revolver Commitments minus the sum of the LC Reserve and the Bank Product Reserves; or (b) the sum of the Accounts Formula Amount, plus the Inventory Formula Amount, minus the Availability Reserve.

Borrowing Base Certificate - a certificate, in form and substance satisfactory to Agent, by which Borrower Representative certifies the calculation of the Borrowing Base.

Business Day: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, Georgia, and if such day relates to a LIBOR Revolver Loan, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market.

Canadian Dollars - means the lawful money of Canada.

Capital Adequacy Regulation - any law, rule, regulation, guideline, request or directive of any central bank or other Governmental Authority, whether or not having the force of law, regarding capital adequacy of a bank or any Person controlling a bank.

Capital Expenditures - all liabilities incurred, expenditures made or payments due (whether or not made) for the acquisition of any fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year, including the principal portion of Capital Leases.

Capital Lease - any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP (but without giving effect to FASB ASC 840).

Capital Lease Obligations - with respect to any Person, obligations of such Person and its Subsidiaries under Capital Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP (but without giving effect to FASB ASC 840).

Cash Collateral - cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

Cash Collateral Account - a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be subject to Agent’s Liens for the benefit of Secured Parties.

Cash Collateralize - the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 105% of the aggregate LC Obligations, and (b) with respect to any inchoate or contingent Obligations (including Obligations arising under Bank Products), Agent’s good faith estimate of the amount due or to become due, including all fees and other amounts relating to such Obligations. “Cash Collateralization” has a correlative meaning.

Cash Dominion Period - as defined in Section 8.5.

Cash Equivalents - (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b); (d) commercial paper rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

Cash Management Services - any services provided from time to time by any Lender or any of its Affiliates to any Obligor in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automatic clearinghouse, controlled disbursement, depository, e-payable, electronic funds transfer, information reporting, lockbox, stop payment, overdraft and/or wire transfer services.

CERCLA - the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et. seq.)

Change in Law - the occurrence, after the date hereof, of (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that for purposes of this definition, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, orders, requests, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basell III, shall be deemed to have been adopted and gone into effect after the date of this Agreement.

Change of Control - the occurrence of any of the following events: (a) Sponsor ceases to own and control, beneficially and of record, directly or indirectly, more than 50.1% of the voting and economic Equity Interests in Parent on a fully diluted basis, or (b) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than Sponsor shall have acquired beneficial ownership on a fully diluted basis of the voting Equity Interests of Parent sufficient to (whether or not exercised) elect a majority of the members of the board of directors (or similar governing body) of Parent.

Chattel Paper - as defined in the UCC.

Claims - all liabilities, obligations, losses, damages, penalties, judgments, proceedings, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations, resignation or replacement of Agent, or replacement of any Lender) incurred by or asserted against any Indemnitee in any way relating to (a) any Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted to be taken by any Indemnitee in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date – the date the initial Revolver Loans are made under this Agreement.

Code - the Internal Revenue Code of 1986, as amended.

Collateral - all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations pursuant to the Security Agreement or other Loan Documents.

Collection Account - a special account established by Obligors at Wells Fargo or another bank acceptable to Agent, over which Agent has exclusive control for withdrawal purposes.

Commitment - for any Lender, the aggregate amount of such Lender’s Revolver Commitment. “Commitments” means the aggregate amount of all Revolver Commitments as reduced from time to time pursuant to the terms of this Agreement.

Commitment Termination Date - the earliest to occur of (a) the Revolver Termination Date, (b) 90 days prior to the scheduled maturity date of the 2009 Debentures (including any extension effective on or prior to such 90th day prior to such scheduled maturity date), and (c) 90 days prior to the scheduled maturity date of the Second Lien Debt (including any extension effective on or prior to such 90th day prior to such scheduled maturity date).

Compliance Certificate - a certificate, substantially in the form of Exhibit D and in substance reasonably satisfactory to Agent, by which Borrower Representative certifies the absence of any Default or Event of Default and sets forth a reasonably detailed calculation of the Fixed Charge Coverage Ratio for the 12 Fiscal Month period most recently ended (regardless of whether Fixed Charge Coverage Ratio is to be tested for such period).

Consolidated EBITDA - for any period, for Parent and its Subsidiaries on a consolidated basis and without duplication, an amount equal to the sum (provided, that any gains referred to in clauses (e) or (m) below shall be deducted from such sum) of (without duplication) (a) Consolidated Net Income, (b) Consolidated Net Interest Expense deducted in determining such Consolidated Net Income, (c) the amount of taxes, based on or measured by income, used or included in determining such Consolidated Net Income, (d) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, (e) to the extent added or deducted in the calculation of Consolidated Net Income, all gains or losses in connection with restructuring the Calvin Klein license owned by Parent and its Subsidiaries in an aggregate amount not to exceed $3,000,000 in the aggregate for all periods, (f) to the extent deducted in the calculation of Consolidated Net Income, all costs in connection with the closure of certain business segments (including certain retail stores) relating to the Borrowers’ Koret and Sag Harbor names (including, but not limited to, severance, lease buy-outs, termination costs and losses on inventory), as well as other severance costs, contract termination costs, and costs associated with the shutdown of Borrowers’ Trenton, Tennessee distribution facility, in an aggregate amount not to exceed $1,500,000 during the term of this Agreement; provided, that the aggregate amount added back under this clause (f) for the Fiscal Year ending January 28, 2012 shall not exceed $1,000,000, (g) to the extent deducted in the calculation of Consolidated Net Income, any costs and expenses relating to environmental claims in respect of Borrowers’ New Haven property in an amount not to exceed $2,000,000 in the aggregate for all periods, (h) nonrecurring restructuring charges incurred in Fiscal Years 2011 and 2012, in an aggregate amount for both years not to exceed $3,500,000, in each case, to the extent not already covered by any of the clauses (a)-(g) above, (i) losses or expenses reflected in Consolidated Net Income as a result of (A) amounts paid to Sponsor in respect of management fees to the extent (1) permitted under Section 10.2.17 (but not to exceed $3,000,000 in any Fiscal Year) and (2) not included in Consolidated EBTIDA for a prior period as accrued but unpaid management fees and expenses pursuant to clause (C) below, (B) amounts paid to Sponsor in respect of expense reimbursements to the extent permitted under Section 10.2.17, and (C) accrued but unpaid management fees and expenses payable to Sponsor permitted under Section 10.2.17, (j) costs and expenses incurred in connection with Permitted Acquisitions, (k) costs and expenses incurred in connection with Acquisitions which are ultimately not consummated so long as such costs and expenses do not exceed $1,000,0000 during any trailing twelve month period included in the calculation of Consolidated EBITDA, (l) losses associated with the start up of the “Lamb & Flag”, “Chord” and “BLK DNM” brands not to exceed $2,750,000 in any trailing twelve month period included in the calculation of Consolidated EBITDA, and (m) all gains or losses resulting from any adjustments of future purchase price or earnout obligations recorded on the balance sheet (to the extent required by GAAP) in connection with the Rebecca Taylor and Zobha acquisitions or any Permitted Acquisition, in an amount not to exceed $1,000,000 in the aggregate during the term of this Agreement. For each period of 12 consecutive Fiscal Months ending next following the date of any Acquisition (whether consummated before or after the Closing Date), Consolidated EBITDA shall include the results of operations of the Person or assets so acquired on a historical pro forma basis, and which amounts may include such adjustments as are permitted under Regulation S-X of the Securities and Exchange Commission and reasonably satisfactory to Agent.

Consolidated Net Income - for any period of computation thereof, the gross revenues from operations of Parent and its Subsidiaries (including payments received by Parent and its Subsidiaries of (a) interest income, and (b) Distributions made in the Ordinary Course of Businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event), less all operating and non-operating expenses of Parent and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP; but excluding (without duplication): (i) net gains or losses on the sale, conversion or other disposition of capital assets, (ii) net gains or losses on the acquisition, retirement, sale or other disposition of capital stock and other securities of Parent or any Subsidiary, (iii) net gains or losses on the collection of proceeds of life insurance policies, (iv) any write-up or write-down of any asset (provided, that write-downs of Accounts and/or Inventory shall not be so excluded), (v) any net gains resulting from repurchases of Debt, and (vi) any other net gain or loss of an extraordinary nature as determined in accordance with GAAP.

Consolidated Net Interest Expense - for any period, for Parent and its Subsidiaries on a consolidated basis, the sum of (a) all interest and similar expenses that are treated as interest in accordance with GAAP, and (b) the portion of rent expense with respect to such period under Capital Lease Obligations that is treated as interest in accordance with GAAP. For each period of 12 consecutive Fiscal Months ending next following the date of each Acquisition (whether consummated before or after the Closing Date), Consolidated Net Interest Expense as a component of Consolidated EBITDA shall be adjusted on a historical pro forma basis to (i) eliminate interest expense accrued during such period on any Debt repaid in connection with such Acquisition and (ii) include interest expense on any Debt (including Obligations) incurred, acquired or assumed in connection with such Acquisition (“Incremental Debt”) calculated (A) as if all such Incremental Debt had been incurred as of the first day of such 12 consecutive Fiscal Month period and (B) at the following interest rates: (I) for all periods subsequent to the date of the Acquisition and for Incremental Debt assumed or acquired in the Acquisition and in effect prior to the date of Acquisition, at the actual rates of interest applicable thereto, and (II) for all periods prior to the actual incurrence of such Incremental Debt, equal to the rate of interest actually applicable to such Incremental Debt hereunder or under other financing documents applicable thereto as at the end of each affected period of such 12 consecutive Fiscal Months, as the case may be.

Contingent Obligation - any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Control Agreement - a Deposit Account Control Agreement or a Securities Account Control Agreement.

Convertible Debentures - those certain $200,000,000 3.50% Convertible Senior Debentures maturing June 15, 2034, issued pursuant to that certain Indenture dated as of June 22, 2004 by and between the Parent and Union Bank of California, N.A. or any of its successors, as trustee (as amended or supplemented from time to time, the “Convertible Debenture Agreement”).

Copyright Security Agreement - each copyright security agreement pursuant to which an Obligor grants to Agent, for the benefit of the Secured Parties, a Lien on such Obligor’s interest in copyrights as security for the Obligations.

Covenant Testing Period - a period commencing on the last day of the most recent Fiscal Month ending on or prior to the Covenant Testing Trigger Date for which Agent has received Parent’s financial statements and ending on the date that the Borrowers have maintained Excess Availability of not less than 12.5% of the Maximum Revolver Amount for 60 consecutive days.

Covenant Testing Trigger Date - Covenant Testing Trigger Date- means any day after the Closing Date that Excess Availability is less than 12.5% of the Maximum Revolver Amount.

Credit Judgment - Agent’s judgment exercised in good faith, based upon its consideration of any factor that it believes (a) could adversely affect, in any respect which is not de minimis, the quantity, quality, mix or value of Collateral (including any Applicable Law that may inhibit collection of an Account), the enforceability or priority of Agent’s Liens, or the amount that Agent and Lenders could receive in liquidation of any Collateral; (b) suggests that any collateral report or financial information delivered by any Obligor is incomplete, inaccurate or misleading in any material respect; (c) materially increases the likelihood of any Insolvency Proceeding involving an Obligor; or (d) creates or could result in a Default or Event of Default. In exercising such judgment, Agent may consider any factors that could increase the credit risk of lending to Borrowers on the security of the Collateral.

Currency Exchange Rate - with respect to a currency, the rate quoted by Wells Fargo as the spot rate for the purchase by Wells Fargo of such currency with another currency at approximately 10:30 a.m. (New York time) 1 Business Day prior to the date as of which the foreign exchange computation is made.

CWA - the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Debt - as applied to any Person, without duplication, (a) all indebtedness for borrowed money, (b) all obligations evidenced by notes, bonds, debentures, credit documents or similar instruments, (c) all Capital Leases, (d) all obligations to pay the deferred purchase price of property or services, other than trade payables incurred and being paid in the Ordinary Course of Business, (e) all payments that would be required to be made in respect of any Hedging Agreement in the event of a termination (including an early termination) on the date of determination, (f) all Contingent Obligations; (g) all reimbursement obligations in connection with (i) letters of credit, bank guarantees or bankers’ acceptances issued for the account of such Person or (ii) surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation) other than those entered into in the Ordinary Course of Business, (h) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse and (i) in the case of Borrowers, the Obligations. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer. Notwithstanding anything herein to the contrary, the term “Debt” shall not include any operating leases that, as a result of changes in GAAP, would classify such operating leases as Capitalized Lease Obligations, required to be reflected on a consolidated balance sheet of Borrowers in accordance with GAAP.

Default - an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate - for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.

Defaulting Lender - any Lender that (a) fails to make any payment or provide funds to Agent or any Borrower as required hereunder or fails otherwise to perform its obligations under any Loan Document, and such failure is not cured within one Business Day, or (b) is the subject of any Insolvency Proceeding.

Deposit Account - as defined in the UCC, but excluding the Excluded Accounts.

Deposit Account Control Agreements - the Deposit Account control agreements to be executed by each institution maintaining a Deposit Account for a Borrower, in favor of Agent, for the benefit of Secured Parties, as security for the Obligations.

Dilution Reserve - the amount by which the general ledger reserve with respect to Accounts for any returns, rebates, discounts, credits or allowances that have been or could be claimed by any Account Debtor, exceeds 5% of the aggregate face amount of all Accounts.

Distribution - any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest; or any payment of management or advisory fees (or other fees of a similar nature) or out-of-pocket expenses in connection therewith by any Borrower to any holder of any Equity Interest of Parent or any Affiliate of such holder.

Document - as defined in the UCC.

Dollar Equivalent - at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in a currency other than Dollars, the equivalent amount in Dollars as determined by Agent at such time on the basis of the Currency Exchange Rate for the purchase of Dollars with such currency.

Dollars - lawful money of the United States.

Domestic Subsidiary - a Subsidiary (other than an Immaterial Subsidiary) which is created or organized under the laws of the United States of America, any of its states or the District of Columbia.

Eligible Account - an Account owing to a Borrower that arises in the Ordinary Course of Business from the sale of goods or rendering of services, is payable in Dollars or Canadian Dollars; provided, however, that no Account shall be an Eligible Account if (a) it is unpaid for more than 60 days after the original due date or has stated terms of more than 90 days after the original invoice date (or in the case of Burlington Coat Factory, TJX, Sierra Trading Post, initial new store order’s from Kohl’s and any other additional store as Agent may decide to include from time to time, 120 days); (b) 50% or more of the Accounts owing by the Account Debtor are not Eligible Accounts under the foregoing clause; (c) when aggregated with other Accounts owing by the Account Debtor, it exceeds 15% of the aggregate Eligible Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time) or in the case of Macy’s, Kohl’s and Wal-Mart 35%; (d) it does not conform with a covenant or representation herein; (e) it is owing by a creditor or supplier, or is otherwise subject to an offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (f) to the knowledge of Borrower

Representative or the Agent, (i) an Insolvency Proceeding has been commenced by or against the Account Debtor or (ii) the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, or is not Solvent; (g) the Account Debtor is organized or has its principal offices or assets outside the United States or Canada or, if in respect to an Account Debtor organized outside of the United States or Canada, the parent company of which is organized under the laws of a state within the United States, such Account, along with all Accounts owing by similarly situated Account Debtors, exceeds $15,000,000; (h) it is owing by a Governmental Authority, unless the Account Debtor is the United States or any department, agency or instrumentality thereof and, if subject to the Assignment of Claims Act, the Account has been assigned to Agent in compliance with the Assignment of Claims Act (provided that at any time up to $1,000,000 in the aggregate of Accounts owing by the United States or any department, agency or instrumentality thereof shall not be ineligible solely as a result of non-compliance with the Assignment of Claims Act); (i) it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any other Lien (other than Liens permitted under Sections 10.2.2(a), (c), (d), (f) and (1)); (j) the goods giving rise to it have not been delivered to and accepted by the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale; (k) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (1) its payment has been extended (provided, that Borrower Representative may request from time to time that a specific Account whose payment has been extended not be excluded based on the ineligibility criterion in this clause (1), and Agent, in its sole discretion, may consent thereto), the Account Debtor has made a partial payment, or it arises from a sale on a cash-on-delivery basis; (m) it arises from a sale to an Affiliate, except for Affiliates of Sponsor (so long as such transaction is on an arm’s length basis), or from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis; (n) it represents a progress billing or retainage; (o) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof; (p) it arises from a retail sale to a Person who is purchasing for personal, family or household purposes; or (q) it arises from sales related to discontinued operations (as defined in GAAP) except those discontinued operations that have formally been offered for sale and are not in wind down or liquidation. In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 60 days old will be excluded.

Eligible Assignee - a Person that is (a) a Lender, U.S.-based Affiliate of a Lender or Approved Fund; (b) any other financial institution approved by Agent and the Borrower Representative (which approval by the Borrower Representative shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within ten (10) Business Days after notice of the proposed assignment), that is organized under the laws of the United States or any state or district thereof, has total assets in excess of $5 billion, extends asset-based lending facilities in its ordinary course of business and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of Code or any other Applicable Law; and (c) during any Event of Default, any Person acceptable to Agent in its discretion; provided, that, no Obligor or any Affiliate of any Obligor shall qualify as an Eligible Assignee.

Eligible In-Transit Inventory - either:

(x) Inventory which would otherwise constitute Eligible Inventory but is in-transit between locations where a Borrower stores Inventory or is in transit to a purchaser while title to the Inventory remains with, and the Inventory remains in the control of, a Borrower and is within the United States of America, or

(y) Inventory which would otherwise constitute Eligible Inventory but is in-transit finished goods and raw materials from a supplier located outside the continental United States of America which (A) is fully insured by marine cargo or other similar insurance, in such amounts, with such insurance companies and subject to such deductibles as are reasonably satisfactory to the Agent and in respect of which the Agent has been named as loss payee, (B) is in transit to a location in the United States of America that otherwise satisfies the requirements of the definition of the term “Eligible Inventory”, and (C) is the property of such Borrower at the time that such Inventory is delivered to the common carrier (or legal title passes to such Borrower upon such delivery to the common carrier in a manner which results in the Agent becoming the consignee of such property), provided in each case, such in-transit Inventory is subject to a first priority Lien upon such goods in favor of Agent through constructive possession by means of a bailee agreement with an Approved Shipper and Approved Customs Broker (except for any possessory lien upon such goods in the possession of a freight carrier or shipping company securing only the freight charges for the transportation of such goods to such Borrower or customs brokers fees and customary handling charges) and

(i) for documentary letter of credit transactions, (A) such in-transit Inventory has been paid for in full by Issuing Bank and reimbursed by such Borrower under sight documentary Letters of Credit issued by Issuing Bank; (B) such in-transit Inventory is evidenced by either (1) a full set of clean original tangible negotiable bills of lading consigned to the order of the Agent, or at Agent’s discretion, to the order of such Borrower or (2) a full set of clean original tangible non-negotiable bills of lading consigned to the Agent; (C) each such bill of lading with respect to such in-transit Inventory includes a clause stating that one original bill of lading must be surrendered in order to obtain goods at the port of disembarkation in the United States of America; and (D) unless otherwise agreed by the Agent, such documents are in the possession of the Agent or an Approved Customs Broker acting as the agent for the Agent from which the Agent has received an executed imported goods agreement in form and substance reasonably satisfactory to the Agent with respect to such Inventory; and

(ii) for open account transactions, (A) such in-transit Inventory is evidenced by a full set of clean, original tangible negotiable bills of lading consigned to the order of the Agent, or at Agent’s discretion, to the order of such Borrower, (B) such in-transit Inventory has been paid for by either such Borrower or the Agent has otherwise satisfied itself that a final sale of such in-transit Inventory to such Borrower has occurred, (C) unless otherwise agreed by the Agent, all of the original bills of lading (i.e. the full set) plus one original of the invoice shall be delivered to the Agent from the foreign vendor to the satisfaction of the Agent, (D) unless otherwise agreed by the Agent, all of the original bills of lading and one original invoice shall be in the possession of the Agent or the Approved Customs Broker, (E) no default shall exist under any agreement in effect between the vendor of such in-transit Inventory and such Borrower that would permit such vendor under any applicable law (including the UCC) to divert, reclaim, reroute, or stop shipment of such Inventory, and (F) unless otherwise agreed by the Agent, Agent has received an executed agreement in form and substance reasonably satisfactory to the Agent with respect to such in-transit Inventory from the Approved Customs Broker.

Notwithstanding the foregoing clauses (i) and (ii), for a period of 150 days after the Closing Date, in-transit Inventory which does not constitute Eligible In-Transit Inventory in accordance with the foregoing provisions of this definition, but which would constitute Eligible Inventory if the criteria excluding Inventory from eligibility set forth in clause (h) of the definition of the term “Eligible Inventory” did not apply, shall be deemed to be Eligible Inventory.

Further notwithstanding the foregoing clauses (i) and (ii), Agent may include in Eligible In-Transit Inventory, Inventory which is evidenced by electronic or non-negotiable bills of lading; provided, that Agent may at any time, in its sole discretion, discontinue such practice of including such Inventory as Eligible In-Transit Inventory and Agent shall not be bound by any prior course of dealing.

Periodically, Borrower Representative, at Agent’s request, shall provide to Agent a summary listing the amounts of Eligible In-Transit Inventory evidenced by electronic bills of landing.

Eligible Inventory - Inventory owned by a Borrower, provided, that no Inventory shall be Eligible Inventory unless it (a) is finished goods or raw materials, and not work-in-process, packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies; (b) is not held on consignment, nor subject to any deposit or down payment; (c) is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not slow-moving, obsolete, unmerchantable or from discontinued operations (as defined in GAAP) except those discontinued operations that have formally been offered for sale and are not in wind down or liquidation, and does not constitute returned or repossessed goods; (e) meets all standards imposed by any Governmental Authority, and does not constitute hazardous materials under any Environmental Law; (f) conforms with the covenants and representations herein; (g) is subject to Agent’s duly perfected, first priority Lien, and no other Lien (other than Permitted Liens described in clauses (c), (d) and (1) of Section 10.2.2, subject to Availability Reserves); (h) is within the continental United States, unless such Inventory is Eligible In-Transit Inventory; (i) except for Eligible In-Transit Inventory, is not subject to any warehouse receipt or negotiable Document; (j) is not subject to any License or other arrangement that restricts such Borrower’s or Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Inventory Disposition Agreement or an appropriate Availability Reserve described in clause (e) of the definition of the term “Availability Reserve” has been established; (k) is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established; and (1) is reflected in the details of a current perpetual inventory report, unless such Inventory is Eligible In-Transit Inventory.

Enforcement Action - any action to enforce any Obligations or Loan Documents or to realize upon any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, or otherwise).

Environmental Laws - all Applicable Laws (including all programs, permits and guidance promulgated by regulatory agencies), relating to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

Environmental Notice - a notice from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release - a release as defined in CERCLA or under any other Environmental Law.

Equipment - as defined in the UCC, including all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory), and all parts, accessories and special tools therefor, and accessions thereto.

Equity Interest - the interest of any (a) shareholder in a corporation, (b) partner in a partnership (whether general, limited, limited liability or joint venture), (c) member in a limited liability company, or (d) other Person having any other form of equity security or ownership interest.

ERISA - the Employee Retirement Income Security Act of 1974.

Euro or € - the currency of participating member states of the European Union that adopt a single currency in accordance with the Treaty on European Union of February 7, 1992.

Event of Default - as defined in Section 11.

Excess Availability - as of any date of determination, the amount equal to Availability minus the aggregate amount, if any, of all trade payables of Obligor aged in excess of historical levels with respect thereto and all book overdrafts of Obligor in excess of historical practices with respect thereto, in each case as determined by Agent in its Credit Judgment.

Exchange Act - the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

Exchange Offer - that certain offer by Borrower Representative, completed as of July 23, 2009, pursuant to which Borrower Representative exchanged $117,832,000 in aggregate principal amount of its 7.875% debentures maturing July 15, 2009 and $13,790,000 in aggregate principal amount of its 7.625% debentures maturing October 15, 2017 for $120,590,000 in aggregate principal amount of its 2009 Debentures.

Excluded Accounts - as defined in Section 8.5.

Excluded Issuance - (a) sales or issuances of Equity Interests of Ultimate Parent to Sponsor or any other Person holding the Equity Interests of Ultimate Parent as of the Closing Date, (b) sales or issuances of Equity Interests of Borrower Representative or Ultimate Parent

pursuant to any employee stock option or other equity-based compensation plan approved by the governing body of Borrower Representative or Ultimate Parent, respectively, and (c) any capital contribution by, or equity issuance to, any Person, the proceeds of which are used to make Permitted Investments or Permitted Acquisitions.

Excluded Tax - with respect to Agent, any Lender, Issuing Bank or any other recipient of a payment to be made by or on account of any Obligation, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise Taxes imposed on it (in lieu of net income Taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located; (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which any Borrower is a resident for tax purposes on the Closing Date; (c) any backup withholding Tax required by the Code to be withheld from amounts payable to a Payee that has failed or is unable to comply with Section 5.10; (d) in the case of a Foreign Payee, any United States withholding Tax that is (i) required pursuant to laws in force at the time such Payee becomes a Payee (or designates a new Lending Office) hereunder, or (ii) attributable to such Payee’s failure or inability (other than as a result of a Change in Law) to comply with Section 5.10, except to the extent that such Foreign Payee (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Borrowers with respect to such withholding Tax; and (e) any Taxes imposed on amounts payable by Borrowers under Sections 1471-1474 of the Code.

Extraordinary Expenses - all costs, expenses or advances that Agent or a Lender may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of a Borrower (which shall be reasonable under the circumstances in which they are incurred), including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Borrower, any representative of creditors of a Borrower or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent or any Lender in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; or (g) Protective Advances. Such costs, expenses and advances include transfer fees, taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Borrower or independent contractors in liquidating any Collateral, and travel expenses.

Extraordinary Receipts - any cash received by any Obligor or any of its Subsidiaries not in the ordinary course of business (and not consisting of Asset Loss Event proceeds described in Section 5.3(b) hereof), including, without limitation, (i) pension plan reversions, (ii) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (iii) indemnity payments and (iv) any purchase price adjustment received in connection with any purchase agreement, net of any withholding or other Tax required to be paid on any distribution by such Person (other than an Obligor) to an Obligor.

Federal Funds Rate - for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

Fee Letter - the fee letter agreement dated as of the date hereof between Agent and Borrower Representative.

Fiscal Month - one of the three fiscal periods in a Fiscal Quarter each of which is approximately one month in duration. There are 12 Fiscal Months in each Fiscal Year.

Fiscal Quarter - one of the four 13-week, or, if applicable, 14-week quarters in a Fiscal Year, with the first of such quarters beginning on the first day of a Fiscal Year and ending on a Saturday of the thirteenth (or fourteenth, if applicable) week in such quarter.

Fiscal Year - the fiscal year of the Parent for financial accounting purposes. The current Fiscal Year will end on January 28, 2012.

Fixed Charge Coverage Ratio - the ratio, determined on a consolidated basis for Parent and its Subsidiaries for the most recent 12 consecutive Fiscal Months, of (a) Consolidated EBITDA minus the sum of (i) Capital Expenditures (except those financed with Permitted Debt other than Revolver Loans or the Second Lien Debt) plus (ii) cash taxes paid, plus (iii) Distributions made by Parent in cash (other than, to the extent included in clause (iii), without duplication, (x) any purchase, redemption or other acquisition or retirement for value of any Equity Interest held by an employee in connection with the termination of employment, death or disability of that employee of any Obligor and (y) management fees, costs and expenses paid to Sponsor by Borrower to the extent deducted in calculation of Consolidated Net Income), to (b) Fixed Charges.

Fixed Charges - the sum, determined on a consolidated basis for Parent and its Subsidiaries for the most recent 12 consecutive Fiscal Months, of (a) Consolidated Net Interest Expense paid or payable in cash (and, for the avoidance of doubt, excluding those paid-in-kind or capitalized), plus (b) scheduled principal payments made on Debt in cash and earnout payments paid in cash (other than earnout payments made in Fiscal Year 2011 in an aggregate amount not to exceed $58,500,000 by Parent and its Subsidiaries with respect to the “Vince” brand).

FLSA - the Fair Labor Standards Act of 1938.

Foreign Lender - any Lender that is organized under the laws of a jurisdiction other than the laws of the United States, or any state or district thereof.

Foreign Payee - any Payee that is organized under the laws of a jurisdiction other than the laws of the United States, or any state or district thereof.

Foreign Plan - any employee benefit plan or arrangement maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States, or any employee benefit plan or arrangement mandated by a government other than the United States for employees of any Obligor or Subsidiary.

Foreign Subsidiary - a Subsidiary that is not a Domestic Subsidiary or an Immaterial Subsidiary.

Full Payment - with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); (b) if such Obligations are LC Obligations or inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral); and (c) a release of any Claims of Obligors against Agent, Lenders and Issuing Bank arising on or before the payment date. No Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

GAAP - generally accepted accounting principles in the United States in effect from time to time.

General Intangibles - as defined in the UCC, including choses in action, causes of action, company or other business records, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, permits, tax refund claims, computer programs, operational manuals, internet addresses and domain names, insurance refunds and premium rebates, all rights to indemnification, and all other intangible Property of any kind.

Governmental Approvals - all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority - any federal, state, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for or pertaining to any government or court, in each case whether associated with the United States, a state, district or territory thereof, or a foreign entity or government.

Guarantor Payment - as defined in Section 5.11.3.

Guarantors - each Person who guarantees payments or performance of any Obligations pursuant to Section 5.11 hereof and after the date hereof pursuant to a Joinder Agreement. It is understood that the Obligations shall not be guaranteed by any existing or future Foreign Subsidiary, including any Foreign Subsidiary of any Guarantor.

Hedging Agreement - an agreement relating to any swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk.

Immaterial Subsidiaries - American Recreation Products International, Inc., a Delaware corporation, The Kellwood Foundation, an Illinois charitable foundation, Kellwood Financial Services, Inc., a Delaware corporation, XCSI, Inc., a Delaware corporation, Kellwood Retail Group, Inc., a Delaware corporation, MJF Imports, Inc., a New York corporation, Tri-W Corporation, a North Carolina corporation, Halmode Apparel, Inc., a Delaware corporation, New Campaign, Inc., a Delaware corporation; and any other Domestic Subsidiary formed or acquired after the Closing Date (a) which is designated as such by the Borrower Representative in a written notice delivered to Agent from time to time and (b) which does not (i) own or generate any Accounts (other than intercompany Accounts) or Inventory located in the United States of America and (ii) have revenues in any Fiscal Year in excess of $1,000,000 unless such Immaterial Subsidiary has become a Borrower pursuant to Section 10.2.20 or is an Obligor under the Second Lien Debt Documents.

Indemnified Taxes - all Taxes imposed on a Payee with respect to the Obligations other than Excluded Taxes.

Indemnitees - Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Wells Fargo Indemnitees.

Indenture - that certain Indenture dated September 30, 1997 by and between The Chase Manhattan Bank, as trustee, or any successor trustee and the Parent, as amended, supplemented or restated from time to time, pursuant to which certain debt securities have been issued by the Parent.

Insolvency Proceeding - any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for reorganization or other similar relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Instrument - as defined in the UCC.

Insurance Assignment - each collateral assignment of insurance pursuant to which an Obligor assigns to Agent, for the benefit of Secured Parties, such Obligor’s rights under business interruption or other insurance policies as Agent reasonably deems it appropriate to be assigned, as security for the Obligations.

Intellectual Property - all intellectual and similar Property of a Person, including inventions, designs, patents, patent applications, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, registrations and franchises; all books and records describing or used in connection with the foregoing; and all licenses or other rights to use any of the foregoing.

Intellectual Property Claim - any claim or assertion (whether in writing, by suit or otherwise) that a Borrower’s or Domestic Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Intellectual Property or other Property violates another Person’s Intellectual Property.

Interest Period - as defined in Section 3.1.3.

Inventory - as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in an Obligor’s business (but excluding Equipment).

Inventory Disposition Agreement - an inventory disposition agreement between Agent and the applicable Licensor granting Agent a right to dispose of Inventory subject to the applicable License, in form and substance reasonably satisfactory to Agent.

Inventory Formula Amount - the least of (i) 70% of the Value of Eligible Inventory; (ii) 85% of the NOLV Percentage of the Value of Eligible Inventory; or (iii) 50% of the Maximum Revolver Amount.

Inventory Reserve - reserves reasonably established by Agent (without duplication to the definition of Eligible Inventory) to reflect factors that may negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.

Investment - any acquisition of all or substantially all assets of a Person; any acquisition of record or beneficial ownership of any Equity Interests of a Person; or any advance or capital contribution to or other investment in a Person.

Issuing Bank – Wells Fargo or an Affiliate of Wells Fargo or its successors or assigns.

Issuing Bank Indemnitees - Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.

Joinder Agreement - an agreement substantially in the form of Exhibit E hereto by which a Domestic Subsidiary of Parent becomes a Borrower hereunder.

Last-Out Term Lenders - means SCSF Kellwood Finance, LLC and Sun Kellwood Finance, LLC.

Last-Out Term Loan - the term loans made under the Last-Out Term Loan Agreement and subject to the Last-Out Term Loan Intercreditor Agreement.

Last-Out Term Loan Agent – SCSF Kellwood Finance, LLC or its successors or assigns.

Last-Out Term Loan Agreement - collectively, that certain Amended and Restated Term Loan Agreement, dated as of the date hereof and that certain Third Amended and Restated Term Loan Agreement, dated as of the date hereof, in each case, among the Borrower, certain of its Subsidiaries and the Last-Out Term Loan Agent and the Last-Out Term Loan Lenders.

Last-Out Term Loan Documents - the “Loan Documents” as defined in the Last-Out Term Loan Agreement.

Last-Out Term Loan Intercreditor Agreement – the Intercreditor and Subordination Agreement dated as of the date hereof among the holders of the Last-Out Term Loan, the Last-Out Term Loan Agent, the Obligors, Agent and Second Lien Agent.

LC Application - an application by a Borrower to Issuing Bank for issuance of a Letter of Credit, in form and substance satisfactory to Issuing Bank.

LC Conditions - the following conditions necessary for issuance of a Letter of Credit: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total LC Obligations do not exceed the Letter of Credit Sublimit, no Overadvance exists and, if no Revolver Loans are outstanding, the LC Obligations do not exceed the Borrowing Base (without giving effect to the LC Reserve for purposes of this calculation); (c) the expiration date of such Letter of Credit is (i) no more than 365 days from issuance, in the case of standby Letters of Credit, (ii) no more than 180 days from issuance, in the case of documentary Letters of Credit, and (iii) at least 20 Business Days prior to the Revolver Termination Date; (d) the Letter of Credit and payments thereunder are denominated in Dollars (provided, that Letters of Credit may be denominated in Euros up to an aggregate amount not to exceed €50,000); and (e) the form (documentary or standby) of the proposed Letter of Credit is satisfactory to Agent and Issuing Bank in their discretion.

LC Documents - all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Borrowers or any other Person to Issuing Bank or Agent in connection with issuance, amendment or renewal of, or payment under, any Letter of Credit.

LC Obligations - the sum (without duplication) of (a) all amounts owing by Borrowers for any drawings under Letters of Credit; (b) the aggregate undrawn amount of all outstanding Letters of Credit; and (c) all fees and other amounts owing with respect to Letters of Credit.

LC Request - a request for issuance of a Letter of Credit, to be provided by a Borrower to Issuing Bank, in form satisfactory to Issuing Bank.

LC Reserve - the Dollar Equivalent of the aggregate of all LC Obligations, other than (a) those that have been Cash Collateralized and (b) if no Default or Event of Default exists, those constituting charges owing to the Issuing Bank.

Lender Indemnitees - Lenders and their officers, directors, employees, Affiliates (other than an Obligor or any Subsidiary of an Obligor), agents and attorneys.

Lenders - as defined in the preamble to this Agreement, including Agent in its capacity as a provider of Swingline Loans and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance.

Lending Office - the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and Borrower Representative.

Letter of Credit - any standby or documentary letter of credit issued by Issuing Bank for the account of a Borrower, which shall include any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by an Issuing Bank.

Letter of Credit Sublimit - $40,000,000.

LIBOR - the rate per annum rate appearing on Bloomberg L.P.‘s (the “Service”) Page BBAM1/(Official BBA USD Dollar Libor Fixings) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service) 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Revolver Loan requested (whether as an initial LIBOR Revolver Loan or as a continuation of a LIBOR Revolver Loan or as a conversion of a Base Rate Revolver Loan to a LIBOR Revolver Loan) by Borrowers in accordance with the Agreement, which determination shall be conclusive in the absence of manifest error. If the Board of Governors imposes a Reserve Percentage with respect to LIBOR deposits, then LIBOR shall be the foregoing rate, divided by 1 minus the Reserve Percentage.

LIBOR Revolver Loan - a Revolver Loan that bears interest based on LIBOR.

License - any license or agreement under which a Borrower is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor - any Person from whom a Borrower obtains the right to use any Intellectual Property.

Lien - any Person’s interest in Property securing an obligation owed to, or a claim by, such Person, whether such interest is based on common law, statute or contract, including liens, security interests, pledges, hypothecations, statutory trusts, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property.

Lien Waiver - an agreement, in form and substance reasonably satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Loan - a Revolver Loan.

Loan Account - the loan account established by each Lender on its books pursuant to Section 5.8.

Loan Documents - this Agreement, Other Agreements and Security Documents.

Loan Year - each calendar year commencing on the Closing Date and on each anniversary of the Closing Date.

Management Services Agreement - that certain Management Services Agreement dated as of May 29, 2008 by and between Parent and Sun Capital Partners Management V, LLC as in effect on the date hereof.

Margin Stock - as defined in Regulation U of the Board of Governors.

Material Adverse Effect - the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, Properties, or condition (financial or otherwise) of Borrowers taken as a whole (provided that actions or transactions permitted hereunder, including Permitted Acquisitions, that reduce Excess Availability shall not, in and of themselves, constitute a Material Adverse Effect), on the value of any material Collateral, on the enforceability of any Loan Documents, or on the validity or priority of Agent’s Liens on any Collateral; (b) impairs the ability of Borrowers taken as a whole to repay the Obligations or materially impairs the ability of any Borrower to perform any other obligation under the Loan Documents, or (c) otherwise impairs the ability of Agent or any Lender to enforce or collect any Obligations or to realize upon any Collateral.

Material Contract - any agreement or arrangement to which an Obligor is party (other than the Loan Documents, the Second Lien Debt Documents or the Last-Out Term Loan Documents) (a) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect, or (b) that relates to Subordinated Debt, Debt under the 2009 Indenture, or Debt in an aggregate amount of $46,000,000 or more.

Maximum Revolver Amount - $160,000,000, increased by any Revolver Increase pursuant to Section 2.1.7 and decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.1.4(b).

Moody’s - Moody’s Investors Service, Inc., and its successors.

Multiemployer Plan - any employee benefit plan or arrangement described in Section 4001(a)(3) of ERISA that is maintained or contributed to by any Obligor.

Net Proceeds - for any Person with respect to:

(a) any Asset Disposition, the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by such Person pursuant to such disposition, net of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees); (ii) Taxes paid or reasonably estimated by such Person to be payable as a result thereof (after taking into account any available Tax credits or deductions and any Tax sharing arrangements and any Tax distributions reasonably expected to be made with respect thereto); (iii) withholding or other Tax required to be paid on any distribution by such Person (other than an Obligor) to any Obligor or any of its Subsidiaries; (iv) amounts required to be applied to the repayment of any Debt secured by a Permitted Lien having priority over the Liens of Agent under and in accordance with the Loan Documents on the asset subject to such disposition (other than the Obligations); (v) the direct costs relating to or associated with the relocation of assets; and (vi) any amount required to be provided by such Person, as a reserve, in accordance with GAAP against any liabilities associated with such disposition including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with any such Asset Disposition; provided, however, that the amount of any such reserve, at the time that such reserve is no longer required in accordance with GAAP and to the extent that such amount is not actually applied to the liability for which it was reserved, shall be deemed to be part of the Net Cash Proceeds of such disposition and remitted to Agent for application to the Loans in accordance with the terms of Section 5.3;

(b) any Asset Loss Event or Extraordinary Receipts, the aggregate cash proceeds received by such Person in connection therewith (other than cash proceeds constituting business interruption insurance), net of (i) the direct costs incurred in collecting such amount, (ii) Taxes paid or reasonably estimated by such Person to be payable as a result thereof (after taking into account any available Tax credits or deductions and any Tax sharing arrangements and any Tax distributions reasonably expected to be made with respect thereto); provided, however, that the amount of such Taxes paid in excess of any such estimate shall be deemed to be part of the Net Cash Proceeds of such disposition and remitted to Agent for application to the Loans in accordance with the terms of Section 5.3 and (iii) withholding or other Tax required to be paid on any distribution by such Person (other than an Obligor) to any Obligor or any of its Subsidiaries;

(c) any sale or issuance of Equity Interests of any Person (other than Excluded Issuances), the aggregate cash proceeds received (directly or indirectly) by such Person pursuant to such sale or issuance, net of the direct costs relating to such sale, or issuance (including legal, accounting and investment banking fees and underwriting discounts); and

(d) any sale, issuance or incurrence of Debt by any Person, the aggregate cash proceeds received (directly or indirectly) by such Person pursuant to such sale, issuance or incurrence, net of the direct costs relating to such sale, or issuance (including legal, accounting and investment banking fees).

NOLV Percentage - the net orderly liquidation value of Inventory, expressed as a percentage of the Value of Borrowers’ Inventory, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of Borrowers’ Inventory performed by an appraiser and on terms reasonably satisfactory to Agent and after consultation with the Borrower Representative.

Notes - each Revolver Note, or other promissory note executed by a Borrower to evidence any Obligations.

Notice of Borrowing - a Notice of Borrowing to be provided by the Borrower Representative to request the funding of a Borrowing of Revolver Loans, in form satisfactory to Agent.

Notice of Conversion/Continuation - a Notice of Conversion/Continuation to be provided by the Borrower Representative to request a conversion or continuation of any Loans as LIBOR Revolver Loans, in form satisfactory to Agent.

Obligations - all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest (which shall include any capitalized interest), expenses, fees and other sums payable by Obligors under Loan Documents, (d) obligations of Obligors under any indemnity for Claims, (e) Extraordinary Expenses, (f) Bank Product Debt, and (g) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed or allowable in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Obligor - each Borrower, any Guarantor and any other Person that is liable for payment of the Obligations or that has granted a Lien in favor of Agent on its assets to secure the Obligations.

OFAC - The Office of Foreign Assets Control of the U.S. Department of the Treasury.

Ordinary Course of Business - the ordinary course of business of any Borrower or Subsidiary and undertaken in good faith.

Organic Documents - with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

OSHA - the Occupational Safety and Hazard Act of 1970.

Other Agreement - each Note; LC Document, Fee Letter, Lien Waiver, Inventory Disposition Agreement, Borrowing Base Certificate, Compliance Certificate, financial statement or report delivered hereunder, 2009 Debenture Intercreditor Agreement, Last-Out Term Loan Intercreditor Agreement and Second Lien Debt Intercreditor Agreement; or other document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter executed by an Obligor or other Person in favor of Agent or a Lender in connection with any transactions relating hereto.

Other Taxes - all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

Overadvance - as defined in Section 2.1.5.

Overadvance Loan - a Base Rate Revolver Loan made when an Overadvance exists or is caused by the funding thereof.

Parent - as defined in the preamble to this Agreement.

Participant - as defined in Section 13.2.

Patent Security Agreement - each patent security agreement pursuant to which an Obligor grants to Agent, for the benefit of Secured Parties, a Lien on such Obligor’s interests in its patents, as security for the Obligations.

Patriot Act - the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56. 115 Stat. 272 (2001).

Payee - Agent, any Lender, Issuing Bank or any other recipient of a payment to be made by or on account of any Obligation.

Payment Intangible - as defined in the UCC.

Payment Item - each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.

Permitted Acquisition - any Acquisition effected with the consent and approval of the board of directors or other applicable governing body of the Person being acquired, and with the duly obtained approval of such shareholders or other holders of equity or other ownership interest as such Person may be required to obtain, so long as (a) immediately prior to and immediately after the consummation of such Acquisition, no Default or Event of Default has occurred and is continuing, (b) substantially all of the sales and operating profits generated by such Person (or assets) so acquired or invested are derived from a line or lines of business that are part of, or complementary, to the business as then conducted by Borrowers and Subsidiaries, (c) such Acquisition is otherwise permitted under the Second Lien Debt Documents, (d) Availability after giving effect to such Acquisition exceeds $35,000,000, (e) the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries after giving pro forma effect to such Acquisition, calculated as if the same had occurred at the beginning of the applicable period, is greater than the actual Fixed Charge Coverage Ratio for such period, (f) the consideration for any Acquisition shall not exceed $25,000,000 (unless otherwise consented to by Agent), and the total aggregate consideration for all such Acquisitions during the term of this Agreement shall not exceed $50,000,000 (unless otherwise consented to by Agent), and (g) Borrower Representative shall have furnished to Agent at least 5 Business Days prior to the consummation of such Acquisition (i) an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such Acquisition) and, thereafter, promptly after the request of Agent, such other information and documents that any Agent may reasonably request, including, without limitation, executed counterparts of the respective agreements, instruments or other documents pursuant to which such Acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, instruments or other documents and all other material ancillary agreements, instruments or other documents to be executed or delivered in connection therewith, (ii) pro forma financial statements of the Parent and its Subsidiaries after the consummation of such Acquisition, (iii) a certificate of the chief financial officer or the vice president and controller of the Parent, demonstrating on a pro forma basis compliance with all covenants set forth in Section 10.2.21 hereof after the consummation of such Acquisition, and (iv) copies of such other agreements, instruments or other documents (including, without limitation, the Other Documents required by Section 10.1.9) (unless otherwise agreed by Agent) as Agent shall reasonably request. Notwithstanding the foregoing, the Accounts and Inventory of the Person being acquired or comprising the assets that are being acquired shall not be included in Eligible Accounts and Eligible Inventory until a field audit of such assets or such Person has been completed to the satisfaction of Agent.

Permitted Asset Disposition - an Asset Disposition that is (a) a sale of Inventory in the Ordinary Course of Business; (b) one or more dispositions of Equipment or Real Estate so long as the net book value, as determined in accordance with GAAP, in the aggregate for all such dispositions does not to exceed $5,000,000 over the term of the Agreement; (c) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business; (d) a termination of a lease of real or personal Property or License that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from an Obligor’s default; (e) a disposition of Investments of the type described in clause (c) of the definition of “Restricted Investments” in the ordinary course of management of the investment portfolio of Borrowers and Subsidiaries; (f) replacement of Equipment that is worn, damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens, (g) the sale of the Phat Farm business and related intellectual property, so long as no Event of Default exists and the gross cash proceeds from such sale are not less than $4,000,000, or (h) otherwise permitted under the Second Lien Debt Documents, as in effect on the date hereof, provided, however, that no Event of Default exists and all Asset Dispositions pursuant to this clause (h) shall not exceed $2,500,000 in the aggregate during any Fiscal Year or $5,000,000 in the aggregate over the term of the Agreement.

Permitted Contingent Obligations - Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; (f) arising under the Loan Documents; or (g) guarantee obligations of a Borrower or any Domestic Subsidiary in respect of Debt or operating leases and other non-Debt obligations otherwise permitted under this Agreement of a Borrower or any wholly-owned Domestic Subsidiary.

Permitted Distributions - Distributions to the extent permitted under Section 10.2.17(g), (h) and (i).

Permitted Investment - investments described in clauses (a) - (i) of the definition of Restricted Investment.

Permitted Lien - as defined in Section 10.2.2.

Permitted Purchase Money Debt - Purchase Money Debt of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, provided that the aggregate outstanding amount of such Purchase Money Debt shall not exceed $5,000,000 at any time.

Person - any individual, corporation, limited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

Plan - an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and that is either (a) maintained by an Obligor for employees or (b) maintained pursuant to a collective bargaining agreement, or other arrangement under which more than one employer makes contributions and to which an Obligor is making or accruing an obligation to make contributions or has within the preceding five years made or accrued such contributions.

Pro Rata - with respect to any Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined (a) while Revolver Commitments are outstanding, by dividing the amount of such Lender’s Revolver Commitment by the aggregate amount of all Revolver Commitments; and (b) at any other time, by dividing the amount of such Lender’s Loans and LC Obligations by the aggregate amount of all outstanding Loans and LC Obligations.

Properly Contested - with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or such Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any Collateral of such Obligor with a value in excess of $250,000; (e) no Lien is imposed on Collateral of such Obligor, unless bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Protective Advances - as defined in Section 2.1.6.

Purchase Money Debt - (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets which does not exceed on the date of acquisition the cost or fair market value, whichever is lower, of the Property being acquired on the date of acquisition; (b) Debt (other than the Obligations) incurred within 10 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) of items described in the preceding clauses (a) and (b).

Purchase Money Lien - a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

RCRA - the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

Real Estate - all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Refinancing Conditions - the following conditions for Refinancing Debt: (a) it is in an aggregate principal amount (including, any capitalized interest with respect thereto that does not exceed the principal amount (to the extent such interest was permitted to be capitalized hereunder)) of the Debt being extended, renewed or refinanced; (b) if the original Debt was subordinated to the Obligations, it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (c) the representations, covenants and defaults applicable to it are no less favorable in any material respect to Obligors than those applicable to the Debt being extended, renewed or refinanced; (d) no Lien is granted to secure it other than Liens securing the original Debt; (e) if the original Debt was the obligation of a Foreign Subsidiary, no Obligor becomes obligated on such Debt; (f) upon giving effect to it, no Default or Event of Default exists; (g) (i) if the Stated Maturity of the Debt being extended, renewed or refinanced is earlier than the Stated Maturity of the Obligations, it has a Stated Maturity no earlier than the Stated Maturity of the Debt being extended, renewed or refinanced, or (ii) if the Stated Maturity of the Debt being extended, renewed or refinanced is later than the Stated Maturity of the Obligations, it has a Stated Maturity at least 91 days later than the Stated Maturity of the Obligations; and (h) it has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Debt being extended, renewed or refinanced.

Refinancing Debt - Debt that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(b), (d) or (j).

Reimbursement Date - as defined in Section 2.3.2.

Rent and Charges Reserve - the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper,

freight forwarder or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve at least equal to three months’ rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.

Report - as defined in Section 12.2.3.

Reportable Event - any event set forth in Section 4043(b) of ERISA.

Required Lenders -at any time, Lenders whose aggregate Pro Rata Shares exceed 50%; provided, however, that at any time there are 2 or more Lenders, “Required Lenders” must include at least 2 Lenders (who are not Affiliates of one another).

Reserve Percentage - the reserve percentage (expressed as a decimal, rounded upward to the nearest 1/8th of 1%) applicable to member banks under regulations issued from time to time by the Board of Governors for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

Responsible Officer - with respect to all certificates and financial matters hereunder, President, Chief Executive Officer, and Chief Financial Officer of a Borrower (the “Principal Responsible Officers”) and, with respect to all notices (including Notice of Borrowing) and other matters hereunder, any Principal Responsible Officer, the Vice President, Finance and Controller, Vice President, Treasurer or General Counsel of the Borrower Representative or any other officer expressly designated by the Board of Directors of the Borrower Representative (or the appropriate committee thereof) or a Principal Responsible Officer as a Responsible Officer of the Borrower Representative. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower Representative shall be conclusively presumed to have been authorized by all necessary corporate and/or other action on the part of the Borrower Representative and each other Borrower on whose behalf it is delivered and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower Representative and each such Borrower.

Restricted Investment - any Investment by an Obligor, other than (a) Investments (other than those permitted by clause (b) through (g) of this definition) that are existing on the Closing Date and are listed on Schedule 10.2.5; (b) Investments in Subsidiaries to the extent existing on the Closing Date; (c) cash and Cash Equivalents that are subject to Agent’s Liens and control; provided that, cash consisting of collected funds and Cash Equivalents held by the Obligors shall not exceed $10,000,000 in the aggregate (excluding amounts held in employee trust accounts) for more than three (3) consecutive Business Days so long as any Revolver Loan is outstanding; (d) loans, advances and credit extensions permitted under Section 10.2.7; (e) Investments of (i) any Subsidiary in a Borrower or (ii) any Obligor in another Obligor or (iii) any Subsidiary which is not an Obligor in another Subsidiary which is not an Obligor; (f) with respect to any Obligor, Permitted Acquisitions; (g) Investments permitted by Section 10.2.9; (h) other Investments and Acquisitions consummated after the Closing Date by any Subsidiary which is not an Obligor which Investments or Acquisitions do not contain any Contingent Obligations, or any direct or contingent liabilities, of any Obligor and which have not been financed in whole or in part by any Obligor and (i) any other Investment permitted under the Second Lien Debt Documents, as in effect on the date hereof so long as after giving effect to such Investment,

Excess Availability is at least 12.5% of the Maximum Revolver Amount, provided that all such Investments made pursuant to this clause (i) shall not exceed $5,000,000 in the aggregate during the term of the Agreement.

Restrictive Agreement - an agreement (other than a Loan Document, Second Lien Debt Documents and Last-Out Loan Documents) that conditions or restricts the right of any Borrower, Domestic Subsidiary or other Obligor to incur or repay the Obligations, to grant Liens on the Collateral, to declare or make Distributions to an Obligor, to modify, extend or renew the Obligations, or to repay any intercompany Debt owed to an Obligor.

Revolver Commitment - for any Lender, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1, or as specified hereafter in the most recent Assignment and Acceptance to which it is a party.

Revolver Commitments - the aggregate amount of such commitments as reduced or increased from time to time pursuant to the terms of this Agreement, including pursuant to Section 2.2.

Revolver Loan - a loan made pursuant to Section 2.1, and any Swingline Loan, Overadvance Loan or Protective Advance.

Revolver Note - a promissory note to be executed by Borrowers in favor of a Lender in the form of Exhibit A, which shall be in the amount of such Lender’s Revolver Commitment and shall evidence the Revolver Loans made by such Lender.

Revolver Termination Date – October 19, 2016.

Royalties - all royalties, fees, expense reimbursement and other amounts payable by an Obligor under a License.

S&P - Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

Sanctioned Entity - (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

Sanctioned Person - a person named on the list of Specially Designated Nationals maintained by OFAC.

Second Lien Agent - Cerberus Business Finance, LLC or its successors or assigns.

Second Lien Debt - indebtedness and other obligations evidenced by the Second Lien Debt Documents and subject to the Second Lien Debt Intercreditor Agreement.

Second Lien Debt Documents - Term Loan Agreement dated as of the date hereof, among the Borrower, certain of its Subsidiaries, the Second Lien Agent and lenders from time to time party thereto (the “Second Lien Term Loan Agreement”) and the “Loan Documents” as defined therein.

Second Lien Debt Intercreditor Agreement – the Intercreditor Agreement dated as of the date hereof among Agent, Second Lien Agent and the Obligors.

Secured Parties - Agent, Issuing Bank, Lenders and their Affiliates that provide Bank Products.

Securities Account Control Agreements - the Securities Account control agreements to be executed by each securities intermediary maintaining a Securities Account for a Borrower, in favor of Agent, for the benefit of Secured Parties, as security for the Obligations.

Securities Account - as defined in the UCC.

Security Agreement - the security agreement dated as of the date hereof made by each Obligor in favor of Agent, for the benefit of Secured Parties, securing the Obligations.

Security Documents – the Security Agreement, the Copyright Security Agreement, the Patent Security Agreement, Trademark Security Agreements, Insurance Assignments, Control Agreements, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Settlement Report - a report delivered by Agent to Lenders summarizing the Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolver Commitments.

Software - as defined in the UCC.

Solvent - as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any loan documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

Sponsor - Sun Capital Partners, Inc. or any of its Affiliates.

Stated Maturity - with respect to any installment of interest or principal on any series of Debt, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Debt as of the date of this Agreement, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

Statutory Reserves - the percentage (expressed as a decimal) established by the Board of Governors as the then stated maximum rate for all reserves (including those imposed by Regulation D of the Board of Governors, all basic, emergency, supplemental or other marginal reserve requirements, and any transitional adjustments or other scheduled changes in reserve requirements) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or any successor category of liabilities under Regulation D).

Subordinated Debt - Debt incurred by a Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations in a manner and form satisfactory to Agent, and is unsecured and does not amortize prior to the Revolver Termination Date.

Subsidiary - any entity at least 50% of whose voting securities or Equity Interests is owned by an Obligor or any combination of Obligors (including indirect ownership by an Obligor through other entities in which such Obligor directly or indirectly owns 50% of the voting securities or Equity Interests).

Super Majority Lenders – at any time, Lenders whose aggregate Pro Rata Shares exceed 66.67%; provided, however, that at any time there are 2 or more Lenders, “Super Majority Lenders” must include at least 2 Lenders (who are not Affiliates of one another).

Swingline Loan - any Borrowing of Base Rate Revolver Loans funded with Agent’s funds, until such Borrowing is settled among Lenders pursuant to Section 4.1.3.

Taxes - all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Trademark Security Agreement - each trademark security agreement pursuant to which an Obligor grants to Agent, for the benefit of Secured Parties, a Lien on such Obligor’s interests in trademarks, as security for the Obligations.

Transferee - any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

Type - any type of a Loan (i.e., Base Rate Loan or LIBOR Revolver Loan) that has the same interest option and, in the case of LIBOR Revolver Loans, the same Interest Period.

UCC - the Uniform Commercial Code as in effect in the State of Illinois or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

Ultimate Parent - Kellwood Holding Corp., a Delaware corporation.

Upstream Payment - a Distribution by a Subsidiary of a Borrower to such Borrower.

US Foreign Holdco - any Domestic Subsidiary that is a holding company and whose assets consist solely of Stock or other equity of a Foreign Subsidiary and other assets of de minimis value (it being understood that such Domestic Subsidiary does not own any Accounts or Inventory).

Value - (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on a first-in, first-out basis; and (b) for an Account, its face amount.

Weighted Average Life to Maturity - when applied to any Debt at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Debt, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Debt.

Wells Fargo – Wells Fargo Bank, National Association.

Wells Fargo Indemnitees – Wells Fargo and its officers, directors, employees, Affiliates, agents and attorneys.

1.2. Accounting Terms. Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrowers delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements. If GAAP changes during the term of this Agreement, or if the Borrowers interpret or apply GAAP differently (and Borrowers’ certified public accountants concur in such interpretation or application) from how it was interpreted or applied in preparing the financial statements provided to the Agent prior to the Closing Date, such that any financial ratios or covenants contained herein would then be calculated in a different manner or with different components, then Borrowers shall provide Agent with prior written notice of any such changes and upon the request of either the Borrowers or the Agent, the Borrowers and the Agent agree to negotiate in good faith to amend this Agreement in such respects as are necessary to conform those financial ratios or covenants as criteria for evaluating the Obligors’ financial condition to substantially the same criteria as were effective prior to such change in GAAP; provided, however, that, until Borrowers, Required Lenders and Agent so amend this Agreement, all such covenants shall be calculated in accordance with GAAP as in effect immediately prior to such change.

1.3. Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of Illinois from time to time: “Chattel Paper,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles” and “Instrument.”

1.4. Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including”

and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day mean time of day at Agent’s notice address under Section 14.3.1; or (g) discretion of Agent, Issuing Bank or any Lender mean the sole and absolute discretion of such Person. All calculations of Value, fundings of Loans, issuances of Letters of Credit and payments of Obligations shall be in Dollars and, unless the context otherwise requires, all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise reasonably satisfactory to Agent (and not necessarily calculated in accordance with GAAP). Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision.

Section 2.	CREDIT FACILITIES

2.1. Revolver Commitment.

2.1.1. Revolver Loans. Each Lender agrees, severally on a Pro Rata basis up to its Revolver Commitment, on the terms set forth herein, to make Revolver Loans to Borrowers from time to time through the Commitment Termination Date. The Revolver Loans may be repaid and reborrowed as provided herein. In no event shall Lenders have any obligation to honor a request for a Revolver Loan if the unpaid balance of Revolver Loans outstanding at such time (including the requested Loan) would exceed the Borrowing Base.

2.1.2. Revolver Notes. The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender. At the request of any Lender, Borrowers shall deliver a Revolver Note in the principal amount equal to such Lender’s Revolver Commitment to such Lender.

2.1.3. Use of Proceeds. The proceeds of Revolver Loans shall be used by Borrowers solely (a) to satisfy existing Debt (provided, however, that in no circumstances shall any proceeds of Revolver Loans be used by any Borrower to fund, either directly or indirectly, all or any portion of payments (other than interest and fees payable with respect thereto) on any notes issued under the Indenture or 2009 Indenture or make any payments prohibited by Section 10.2.8 hereof); provided, that up to $10,000,000 in the aggregate of Revolving Loans during the term of this Agreement may be used to fund payments to repurchase the currently issued and outstanding notes under the Indenture or 2009 Indenture in an amount not to exceed 80% of the par value thereof so long as either (A) the trailing 60 day average daily Availability, calculated after giving effect to such Revolving Loans and such payment to repurchase the notes, exceeds $30,000,000 or (B) Parent and its Subsidiaries have maintained a Fixed Charge Coverage Ratio of at least 1.0 to 1.00 calculated at the end of the most recent Fiscal Month for the period of 12 consecutive Fiscal Months then ending and the trailing 60 day average daily Availability exceeds $25,000,000, in each case calculated after giving effect to such Revolving Loans and such payment to repurchase the notes; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement; (d) to repay outstanding amounts under the Convertible Debentures in an aggregate amount not to exceed $300,000; and (e) for working capital and other lawful corporate purposes of Borrowers.

2.1.4. Voluntary Reduction or Termination of Revolver Commitments.

(a) The Revolver Commitments shall terminate on the Commitment Termination Date, unless sooner terminated in accordance with this Agreement. Upon at least 5 Business Days prior written notice to Agent, Borrower Representative may, at its option, terminate the Revolver Commitments and this credit facility. Any notice of termination given by Borrower Representative shall be irrevocable. On the termination date, Borrower Representative shall make Full Payment of all Obligations.

(b) Borrower Representative may permanently reduce the Revolver Commitments, on a Pro Rata basis for each Lender, from time to time upon written notice to Agent, which notice shall specify the amount of the reduction, shall be irrevocable once given, shall be given at least five Business Days prior to the end of a month and shall be effective as of the first day of the next month. Each reduction shall be in a minimum amount of $10,000,000, or an increment of $1,000,000 in excess thereof.

2.1.5. Overadvances. If the aggregate Revolver Loans exceed the aggregate Revolver Commitments or the Borrowing Base (an “Overadvance”) at any time, the excess amount shall be payable by Borrowers on demand by Agent, but all such Revolver Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents. Unless its authority has been revoked in writing by Required Lenders, Agent may require Lenders to honor requests for Overadvance Loans and to forbear from requiring Borrowers to cure an Overadvance, (a) when no other Event of Default is known to Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), and (ii) the Overadvance is not known by Agent to exceed 5% of the Borrowing Base; and (b) without duplication of Overadvances permitted under clause (a), regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance (i) is not increased by more than $10,000,000, and (ii) does not continue for more than 30 consecutive days. In no event shall Overadvance Loans be required that would cause the outstanding Revolver Loans and LC Obligations to exceed the aggregate Revolver Commitments. Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby. In no event shall any Borrower or other Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms.

2.1.6. Protective Advances. Agent shall be authorized, in its discretion, at any time that a Default or Event of Default exists or any conditions in Section 6 are not satisfied,

and without regard to the aggregate Commitments, to make Base Rate Revolver Loans (“Protective Advances”) (a) up to an aggregate amount of $5,000,000 outstanding at any time, if Agent deems such Loans necessary or desirable to preserve or protect any Collateral, or to enhance the collectibility or repayment of Obligations; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including costs, fees and expenses. All Protective Advances shall be Obligations, secured by the Collateral, and shall be treated for all purposes as Extraordinary Expenses. Each Lender shall participate in each Protective Advance on a Pro Rata basis; provided, that in no event shall any Lender’s Pro Rata share of outstanding Revolver Loans, LC Obligations and Protective Advances exceed the Revolver Commitment of such Lender. Required Lenders may at any time revoke Agent’s authorization to make further Protective Advances by written notice to Agent. Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive. Following a Protective Advance hereunder, Agent will endeavor to provide the Borrower Representative notice thereof; provided, that the failure of Agent to provide such notice or any error therein shall not in any manner affect the obligation of Borrowers to repay the Loans or any other Obligations in accordance with the terms of this Agreement.

2.1.7. Revolver Increase. Borrowers may, by written notice to Agent (whereupon Agent shall promptly deliver a copy to each of the Lenders), request that the amount of the aggregate Revolver Commitment be increased by an amount of up to $40,000,000 (any such increase, a “Revolver Increase”); provided, that no such Revolver Increase shall be made if (i) at the time that such Revolver Increase is to be made (and after giving effect thereto) a Default or Event of Default shall exist or would occur as a result of such Revolver Increase, (ii) Agent has not received an opinion of Borrowers’ counsel reasonably satisfactory to Agent opining that the Revolver Increase does not conflict with, or result in a breach of, the Second Lien Debt Documents or the 2009 Indenture, or require that the Debt evidenced by the Second Lien Debt Documents or the 2009 Indenture be secured on an equal and ratable basis with any portion of the Obligations, (iii) Agent has not received a certificate of Parent reasonably satisfactory to Agent certifying that the Revolver Increase not conflict with, or result in a breach of, the Indenture, or require that the Debt evidenced by the Indenture be secured on an equal and ratable basis with any portion of the Obligations, (iv) the holders of the Second Lien Debt have not consented to the Revolver Increase and the Second Lien Debt Intercreditor Agreement has not been amended in a manner satisfactory to Agent to increase the “Maximum Priority First Lien Loan Amount” (as defined in the Second Lien Debt Intercreditor Agreement) by at least 110% of the Revolver Increase, or (v) Agent has not received commitments (reasonably satisfactory to Agent) from Lenders (or their Affiliates) or other Persons reasonably acceptable to Agent, within 90 days after receipt of Borrowers’ request and prior to such Revolver Increase, to provide Revolver Commitments which, in the aggregate, equal the amount of the requested Revolver Increase. Any such Revolver Increase shall be in a minimum amount of $5,000,000 and the aggregate amount of all Revolver Increases shall not exceed $40,000,000. Notwithstanding anything to the contrary herein, no Lender shall have any obligation to increase its Revolver Commitment to provide all or any portion of a Revolver Increase. In the event Agent receives satisfactory commitments for Revolver Commitments in excess of the requested Revolver Increase, Agent shall have the right, following consultation with Borrower Representative, to allocate the Revolver Increase among such commitments as Agent shall elect. The notice from Borrowers pursuant to this Section shall set forth the requested amount of such Revolver Increase. If Borrowers’ request for the Revolver Increase satisfies all of the terms and conditions set forth herein, Agent shall notify Borrower Representative and each Lender of the date such Revolver Increase is to be made, which date shall be on or after delivery to Agent of each of the following documents: (1) a joinder agreement signed by a duly authorized representative of any Person that becomes a Lender, (2) an officers’ certificate of Borrower Representative, in form and substance reasonably acceptable to Agent, confirming compliance with all conditions precedent set forth herein; (3) to the extent requested by any Lender, executed Notes issued by Borrowers; (4) an amendment to this Agreement, as appropriate, and the other Loan Documents, to effectuate the terms of this Section 2.1.7 and the Revolver Increase, executed by each Borrower, each Lender providing an increased or new Revolver Commitment, and Agent; and (5) any other customary documents (including opinions of counsel) reasonably requested by Agent, in each case all in form and substance reasonably acceptable to Agent (it being understood and agreed that, notwithstanding Section 14.1, any such amendments and supplements shall be effective without further consent of any Lender (other than any Lender providing an increased or new Revolver Commitment).

2.2. [Intentionally Omitted].

2.3. Letter of Credit Facility.

2.3.1. Issuance of Letters of Credit. Issuing Bank agrees to issue Letters of Credit from time to time until 30 days prior to the Commitment Termination Date, on the terms set forth herein, including the following:

(a) Each Obligor acknowledges that Issuing Bank’s willingness to issue any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application (appropriately completed and executed by a Borrower or conforming with the electronic letter of credit system at the applicable Issuing Bank, as applicable) with respect to the requested Letter of Credit, as well as such other instruments and agreements as the Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. The Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) (A) Issuing Bank receives a LC Request with concurrent notice thereof to Agent and (B) Issuing Bank receives a LC Application, in each case, at least three Business Days prior to the requested date of issuance; provided, however, that if an application is received via the applicable Issuing Bank’s electronic letter of credit system on any Business Day, such Letter of Credit shall be issued on or prior to 5:00 p.m. the next succeeding Business Day (or at such later date and time as the applicable Issuing Bank may agree in a particular instance in its sole discretion); (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements reasonably satisfactory to Agent and Issuing Bank to eliminate any funding risk associated with the Defaulting Lender. Upon receipt of notice of a LC Request in accordance with this section, the Agent shall notify the Issuing Bank as to whether the issuance of such Letter of Credit is authorized. The Issuing Bank shall not issue any Letter of Credit or amendment of a Letter of Credit increasing the amount thereof without first receiving such authorization. In addition, if the Issuing Bank receives written notice from a Lender at least one Business Day before issuance of a Letter of Credit that any LC Condition has not been satisfied, the Issuing Bank shall have no obligation to issue the requested Letter of Credit (or any other) until such notice is withdrawn in writing by that Lender or until Required Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, the Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

(b) If a Borrower so requests in any applicable LC Application, the Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Bank, a Borrower shall not be required to make a specific request to the Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than thirty (30) days prior to the Revolver Termination Date; provided, however, that the Issuing Bank shall not permit any such extension if (A) the Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non-Extension Notice Date (1) from the Agent that the Required Lenders have elected not to permit such extension or (2) from the Agent, any Lender or any Borrower that one or more of the applicable conditions specified in Section 6.2 is not then satisfied, and in each such case directing such Issuing Bank not to permit such extension.

(c) Letters of Credit may be requested by a Borrower only (i) to support obligations of a Borrower incurred in the Ordinary Course of Business; or (ii) for other purposes as Agent may approve from time to time in writing. The renewal or extension of any Letter of Credit shall be subject to LC Conditions.

(d) The Obligors assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary. In connection with issuance of any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and an Obligor; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of the Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority. The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative. The Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Obligors are discharged with proceeds of any Letter of Credit.

(e) In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, the Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, notice or other communication in whatever form believed by the Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. The Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. The Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and, subject to Section 2.3.2(d), shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected and retained with reasonable care.

2.3.2. Reimbursement; Participations.

(a) If the Issuing Bank honors any request for payment under a Letter of Credit, Borrowers shall pay to the Issuing Bank, on the same day (“Reimbursement Date”), the amount paid by the Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Revolver Loans from the Reimbursement Date until payment by Borrowers. The obligation of Borrowers to reimburse the Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary. Whether or not a Borrower submits a Notice of Borrowing, Borrowers shall be deemed to have requested a Borrowing of Base Rate Revolver Loans in an amount necessary to pay all amounts due the Issuing Bank on any Reimbursement Date and each Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b) Upon issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from the Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all LC Obligations relating to the Letter of Credit. If the Issuing Bank makes any payment under a Letter of Credit and Borrowers do not reimburse such payment on the Reimbursement Date, Agent shall promptly notify Lenders and each Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of the Issuing Bank, the Lender’s Pro Rata share of such payment. Upon request by a Lender, the Issuing Bank shall furnish copies of any Letters of Credit and LC Documents in its possession at such time.

(c) The obligation of each Lender to make payments to Agent for the account of the Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Obligor may have with respect to any Obligations. The Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any Obligor or other

Person of any obligations under any LC Documents. The Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Obligor. The Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d) No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except to the extent resulting from its actual gross negligence or willful misconduct. The Issuing Bank shall not have any liability to any Lender if the Issuing Bank refrains from any action under any Letter of Credit or LC Documents until it receives written instructions from Required Lenders.

(e) The Issuing Bank agrees to provide Agent with periodic confirmation, upon Agent’s request, of all amounts owing by any Borrower for any drawings under any Letters of Credit issued by the Issuing Bank, the aggregate undrawn amount of all outstanding Letters of Credit issued by the Issuing Bank and all fees and other amounts owing with respect to any Letters of Credit issued by the Issuing Bank.

(f) With respect to any Letter of Credit not denominated in Dollars, at the option of Agent, Borrower shall satisfy its reimbursement obligations with respect thereto by paying to Agent either the amount thereof in the applicable currency or the Dollar Equivalent thereof.

2.3.3. Cash Collateral. If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that Availability is less than zero, (c) after the Commitment Termination Date, or (d) within 20 Business Days prior to the Revolver Termination Date, then Borrowers shall, at Issuing Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding Letters of Credit and pay to Issuing Bank the amount of all other LC Obligations. Borrowers shall, on demand by Issuing Bank or Agent from time to time, Cash Collateralize the LC Obligations of any Defaulting Lender. If Borrowers fail to provide any Cash Collateral as required hereunder, Lenders may (and shall upon direction of Agent) advance, as Revolver Loans, the amount of the Cash Collateral required (whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied).

Section 3.	INTEREST, FEES AND CHARGES

3.1. Interest.

3.1.1. Rates and Payment of Interest.

(a) The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Loans; (ii) if a LIBOR Revolver Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin for LIBOR Revolver Loans; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Loans. Interest shall accrue from the date the Loan is advanced or the Obligation is incurred or payable, until paid by Borrowers. If a Loan is repaid on the same day made, one day’s interest shall accrue.

(b) During an Insolvency Proceeding with respect to any Borrower, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment). Each Borrower acknowledges that the cost and expense to Agent and each Lender due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lenders for such added cost and expense.

(c) Interest accrued on the Loans shall be due and payable in arrears, (i) on the first day of each month and, for any LIBOR Revolver Loan, the last day of its Interest Period; provided, that interest payments on LIBOR Revolver Loans with an Interest Period in excess of 90 days shall be payable at the end of such 90 days and at the end of such Interest Period; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Commitment Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2. Application of LIBOR to Outstanding Loans.

(a) Borrower Representative may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the Base Rate Loans to, or to continue any LIBOR Revolver Loan at the end of its Interest Period as, a LIBOR Revolver Loan. During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a LIBOR Revolver Loan.

(b) Whenever Borrower Representative desires to convert or continue Loans as LIBOR Revolver Loans, the Borrower Representative shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. at least three Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the aggregate principal amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be one month if not specified). If, upon the expiration of any Interest Period in respect of any LIBOR Revolver Loans, Borrower Representative shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected to convert such Loans into Base Rate Loans.

3.1.3. Interest Periods. In connection with the making, conversion or continuation of any LIBOR Revolver Loans, Borrower Representative shall select an interest period (“Interest Period”) to apply, which Interest Period shall be 30, 60, 90 or 180 days; provided, however, that:

(a) the Interest Period shall commence on the date the Loan is made or continued as, or converted into, a LIBOR Revolver Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

(b) if any Interest Period commences on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(c) no Interest Period shall extend beyond the Revolver Termination Date.

3.1.4. Interest Rate Not Ascertainable. If Agent shall determine that on any date for determining LIBOR, due to any circumstance affecting the London interbank market, adequate and fair means do not exist for ascertaining such rate on the basis provided herein, then Agent shall immediately notify Borrowers of such determination. Until Agent notifies Borrower Representative that such circumstance no longer exists, the obligation of Lenders to make LIBOR Revolver Loans shall be suspended, and no further Loans may be converted into or continued as LIBOR Revolver Loans.

3.2. Fees.

3.2.1. Unused Line Fee. Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Unused Line Fee per annum times the amount by which the Revolver Commitments exceed the average daily balance of Revolver Loans and stated amount of Letters of Credit during any month. Such fee shall be payable in arrears, on the first day of each month and on the Commitment Termination Date.

3.2.2. LC Facility Fees. Borrowers shall pay (a) to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Letter of Credit Fee in effect times the average daily stated amount of Letters of Credit, which fees shall be payable monthly in arrears, on the first day of each month; and (b) to the Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit (including a fronting fee of 0.25% per annum), which charges shall be paid as and when incurred. During an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum.

3.2.3. Agent Fees. Borrowers shall pay to Agent, for its own account, the fees described in the Fee Letter.

3.3. Computation of Interest, Fees, Yield Protection. All computations of interest based on LIBOR, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days; provided, that the unused line fee and Letter of Credit fees described in Sections 3.2.1 and 3.2.2 shall be calculated on the basis of a 365-day or 366-day year, as applicable. All computations of interest based on the Base Rate shall be computed for the actual days elapsed, based on a 365-day or 366-day year as applicable. Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate or refund, nor subject to proration except as specifically provided herein. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts in reasonable detail and with supporting calculations payable by Borrowers under Section 3.4, 3.6, 3.7 or 3.9, submitted to Borrower Representative by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error.

3.4. Reimbursement Obligations. Borrowers shall reimburse Agent, without duplication, for all Extraordinary Expenses. Borrowers shall also reimburse Agent for all reasonable out-of-pocket and invoiced legal fees (which invoice may omit information that such counsel reasonably deems privileged) and all reasonable out-of-pocket accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent’s personnel or a third party. All legal, accounting and consulting fees shall be charged to Borrowers by Agent’s professionals at their full hourly rates, regardless of any reduced or alternative fee billing arrangements that Agent, any Lender or any of their Affiliates may have with such professionals with respect to this or any other transaction. All amounts reimbursable by Borrowers under this Section shall constitute Obligations secured by the Collateral and shall be payable on demand.

3.5. Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Revolver Loans, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Agent, any obligation of such Lender to make or continue LIBOR Revolver Loans or to convert Base Rate Loans to LIBOR Revolver Loans shall be suspended until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, Borrowers shall prepay or, if applicable, convert all LIBOR Revolver Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Revolver Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Revolver Loans. Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.6. Inability to Determine Rates. If Required Lenders notify Agent for any reason in connection with a request for a Borrowing of, or conversion to or continuation of, a LIBOR Revolver Loan that (a) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (b) adequate and reasonable means do not exist for determining LIBOR for the requested Interest Period, or (c) LIBOR for the requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such Loan, then Agent will promptly so notify Borrower Representative and each Lender. Thereafter, the obligation of Lenders to make or maintain LIBOR Revolver Loans shall be suspended until Agent (upon instruction by Required Lenders) revokes such notice. Upon receipt of such notice, Borrower Representative may revoke any pending request for a Borrowing of, conversion to or continuation of a LIBOR Revolver Loan or, failing that, will be deemed to have submitted a request for a Base Rate Loan.

3.7. Increased Costs; Capital Adequacy.

3.7.1. Change in Law. If any Change in Law shall:

(a) impose modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR) or Issuing Bank;

(b) subject any Lender or Issuing Bank to any Tax with respect to any Loan, Loan Document, Letter of Credit or participation in LC Obligations, or change the basis of taxation of payments to such Lender or Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.9 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or Issuing Bank); or

(c) impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense affecting any Loan, Loan Document, Letter of Credit or participation in LC Obligations;

and the result thereof shall be to increase the cost to such Lender of making or maintaining any LIBOR Revolver Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, Borrowers will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

3.7.2. Capital Adequacy. If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any Lending Office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Commitments, Loans, Letters of Credit or participations in LC Obligations, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, Issuing Bank’s and holding company’s policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.

3.7.3. Compensation. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender or Issuing Bank for any increased costs incurred or reductions suffered more than six months prior to the date that the Lender or Issuing Bank notifies Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.8. Mitigation. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay additional amounts with respect to a Lender under Section 5.9, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it. Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.9. Funding Losses. If for any reason (other than default by a Lender) (a) any Borrowing of, or conversion to or continuation of, a LIBOR Revolver Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Revolver Loan occurs on a day other than the end of its Interest Period, or (c) Borrowers fail to repay a LIBOR Revolver Loan when required hereunder, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all losses and expenses that it sustains as a consequence thereof, including any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds. Lenders shall not be required to purchase Dollar deposits in the London interbank market or any other offshore Dollar market to fund any LIBOR Revolver Loan, but the provisions hereof shall be deemed to apply as if each Lender had purchased such deposits to fund its LIBOR Revolver Loans.

3.10. Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; and (b) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 4.	LOAN ADMINISTRATION

4.1. Manner of Borrowing and Funding Revolver Loans.

4.1.1. Notice of Borrowing.

(a) Whenever Borrowers desire funding of a Borrowing of Revolver Loans, the Borrower Representative shall give Agent a Notice of Borrowing. Such notice must be received by Agent no later than 11:00 a.m. (i) on the Business Day of the requested funding date, in the case of Base Rate Loans, and (ii) at least three Business Days prior to the requested funding date, in the case of LIBOR Revolver Loans. Notices received after 11:00 a.m. shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the principal amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as Base Rate Loans or LIBOR Revolver Loans, and (D) in the case of LIBOR Revolver Loans, the duration of the applicable Interest Period (which shall be deemed to be one month if not specified).

(b) Unless payment is otherwise timely made by Borrowers, the becoming due of any Obligations (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Bank Product Debt) shall be deemed to be a request for Base Rate Revolver Loans on the due date, in the amount of such Obligations. The proceeds of such Revolver Loans shall be disbursed as direct payment of the relevant Obligation.

(c) If Borrowers establish a controlled disbursement account with Agent or any Affiliate of Agent, then the presentation for payment of any check or other item of payment drawn on such account at a time when there are insufficient funds to cover it shall be deemed to be a request for Base Rate Revolver Loans on the date of such presentation, in the amount of the check and items presented for payment. The proceeds of such Revolver Loans may be disbursed directly to the controlled disbursement account or other appropriate account.

4.1.2. Fundings by Lenders. Each Lender shall timely honor its Revolver Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly requested hereunder. Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 12:00 noon on the proposed funding date for Base Rate Loans or by 3:00 p.m. at least three Business Days before any proposed funding of LIBOR Revolver Loans. Each Lender shall fund to Agent such Lender’s Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 2:00 p.m. on the requested funding date, unless Agent’s notice is received after the times provided above, in which event Lender shall fund its Pro Rata share by 11:00 a.m. on the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall disburse the proceeds of the Revolver Loans as directed by the Borrower Representative. Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers. If a Lender’s share of any Borrowing or of any settlement pursuant to Section 4.1.3(b) is not received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to such Borrowing.

4.1.3. Swingline Loans; Settlement.

(a) Agent may, but shall not be obligated to, advance Swingline Loans to Borrowers, up to an aggregate outstanding amount at any time not to exceed 10% of the Maximum Revolver Amount, unless the funding is specifically required to be made by all Lenders hereunder. Each Swingline Loan shall constitute a Revolver Loan for all purposes, except that payments thereon shall be made to Agent for its own account. The obligation of Borrowers to repay Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note.

(b) To facilitate administration of the Revolver Loans, Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that settlement among them with respect to Swingline Loans and other Revolver Loans may take place on a date determined from time to time by Agent, which shall occur at least once each week. On each settlement date, settlement shall be made with each Lender in accordance with the Settlement Report delivered by Agent to Lenders. Between settlement dates, Agent may in its discretion apply payments on Revolver Loans to Swingline Loans, regardless of any designation by a Borrower or any provision herein to the contrary. Each Lender’s obligation to make settlements with Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists, or the conditions in Section 6 are satisfied. If, due to an Insolvency Proceeding with respect to a Borrower or otherwise, any Swingline Loan may not be settled among Lenders hereunder, then each Lender shall be deemed to have purchased from Agent a Pro Rata participation in each unpaid Swingline Loan and shall transfer the amount of such participation to Agent, in immediately available funds, within one Business Day after Agent’s request therefor.

4.1.4. Notices. Each Borrower authorizes Agent and Lenders to extend, convert or continue Loans, effect selections of interest rates, and transfer funds to or on behalf of Borrowers based on telephonic or e-mailed instructions from Borrower Representative. Borrower Representative shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs in any material respect from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern. Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on a Borrower’s behalf.

4.2. Defaulting Lender. Agent may (but shall not be required to), in its discretion, retain any payments or other funds received by Agent that are to be provided to a Defaulting Lender hereunder, and may apply such funds to such Lender’s defaulted obligations or readvance the funds to Borrowers in accordance with this Agreement. The failure of any Lender to fund a Loan, to make any payment in respect of LC Obligations or to otherwise perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender. Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that, solely for purposes of determining a Defaulting Lender’s right to vote on matters relating to the Loan Documents and to share in payments, fees and Collateral proceeds thereunder, a Defaulting Lender shall not be deemed to be a “Lender” until all its defaulted obligations have been cured; provided, that a Defaulting Lender shall retain the right to vote as a Lender on matters described in Section 14.1.1(c).

4.3. Number and Amount of LIBOR Revolver Loans; Determination of Rate. For ease of administration, all LIBOR Revolver Loans having the same length and beginning date of their Interest Periods shall be aggregated together, and such Loans shall be allocated among Lenders on a Pro Rata basis. No more than 8 LIBOR Revolver Loans may be outstanding at any time, and each LIBOR Revolver Loan when made, continued or converted shall be in a minimum amount of $1,000,000, or an increment of $1,000,000 in excess thereof.

Upon determining LIBOR for any Interest Period requested by Borrower Representative, Agent shall promptly notify Borrower Representative thereof by telephone or electronically and, if requested by Borrower Representative, shall confirm any telephonic notice in writing.

4.4. Borrower Representative. Each Borrower hereby designates Parent (“Borrower Representative”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications with Agent, the Issuing Bank or any Lender, preparation and deliver of Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, the Issuing Bank or any Lender. Borrower Representative hereby accepts such appointment. Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Representative on behalf of any Borrower. Agent and Lenders may send any notice or communication with a Borrower hereunder to Borrower Representative on behalf of such Borrower. Each of Agent, Issuing Bank and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Representative for any or all purposes under the Loan Documents. Each Borrower agrees that any notice election, communication, representation, agreement or undertaking made on its behalf by Borrower Representative shall be binding upon and enforceable against it.

4.5. One Obligation. The Loans, LC Obligations and other Obligations shall constitute one general obligation of Borrowers and (unless otherwise expressly provided in any Loan Document) shall be secured by Agent’s Lien upon all Collateral; provided, however that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

4.6. Effect of Termination. On the effective date of any termination of the Commitments, all Obligations shall be immediately due and payable, and any Lender may terminate its and its Affiliates’ Bank Products (including, with the consent of Agent, any Cash Management Services). All undertakings of Borrowers contained in the Loan Documents shall survive any termination, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents until Full Payment of the Obligations. Notwithstanding

Full Payment of the Obligations, Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, Agent receives (a) a written agreement, executed by Borrower Representative and any Person whose advances are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such damages; or (b) such Cash Collateral as Agent, in its discretion, deems necessary to protect against any such damages. The provisions of Sections 2.3, 3.4, 3.6, 3.7, 3.9, 5.5, 5.9, 5.10, 12, 14.2 and this Section, and the obligation of each Obligor and Lender with respect to each indemnity given by it in any Loan Document, shall survive Full Payment of the Obligations and any release relating to this credit facility.

Section 5.	PAYMENTS

5.1. General Payment Provisions. All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free of (and without deduction for) any Indemnified Taxes, and in immediately available funds, not later than 12:00 noon on the due date. Any payment after such time shall be deemed made on the next Business Day. Borrower Representative may, at the time of payment, specify to Agent the Obligations to which such payment is to be applied, but Agent shall in all events retain the right to apply such payment in such manner as Agent, subject to the provisions hereof, may determine to be appropriate. If any payment under the Loan Documents shall be stated to be due on a day other than a Business Day, the due date shall be extended to the next Business Day and such extension of time shall be included in any computation of interest and fees. Any payment of a LIBOR Revolver Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9. Any prepayment of Loans shall be applied first to Base Rate Loans and then to LIBOR Revolver Loans.

5.2. Repayment of Revolver Loans. Revolver Loans shall be due and payable in full on the Commitment Termination Date, unless payment is sooner required hereunder. Revolver Loans may be prepaid from time to time, without penalty or premium. Notwithstanding anything herein to the contrary, if an Overadvance exists, Borrowers shall, on the sooner of Agent’s demand or the first Business Day after any Borrower has knowledge thereof, repay the outstanding Revolver Loans in an amount sufficient to reduce the principal balance of Revolver Loans to the Borrowing Base.

5.3. Mandatory Prepayments.

(a) Upon the occurrence of a Change of Control, the Borrowers shall make Full Payment of all Obligations.

(b) When an Obligor or any Subsidiary thereof (other than a Foreign Subsidiary) makes any Asset Disposition (other than a disposition described under clause (a), (b), (c), (d), (e), (f) or (g) of the definition of “Permitted Asset Disposition” hereof) or experiences any Asset Loss Event, the Borrowers shall repay the Loans in an amount equal to 100% of the Net Cash Proceeds thereof, such repayments to be made promptly but in no event more than five (5) Business Days following receipt of such Net Cash Proceeds, and until the date of payment, such Net Cash Proceeds shall be held in trust for Agent; provided, however, that the Net Cash Proceeds of the foregoing received since the Closing Date shall not be required to be applied to the prepayment of the Loans to the extent such proceeds are to be reinvested in or otherwise used to replace, repair or restore the properties or assets used in such Obligor’s or such Subsidiary’s, as applicable, business and so long as: (i) no Default or Event of Default has occurred and is continuing on the date such Person receives such Net Cash Proceeds, (ii) Borrower Representative delivers a certificate to Agent within three (3) Business Days after such Asset Disposition or ten (10) Business Days after the occurrence of Asset Loss Event (as applicable), stating that such Net Cash Proceeds shall be used (or committed to be used) to reinvest in new assets useful in the business, or otherwise replace, repair or restore any such properties or assets to be used in such Obligor’s or such Subsidiaries’ business, as the case may be, within a period specified in such certificate not to exceed 270 days (or such longer period as Agent may agree, but not to exceed 360 days without the Required Lenders’ consent) after the receipt of such proceeds (which certificate shall set forth estimates of the proceeds to be so expended and shall set forth in reasonable detail any plans for such replacement, repair or restoration, which shall be acceptable to Agent in its Credit Judgment) and (iii) such Net Cash Proceeds are deposited in a non-interest bearing account subject to the dominion and control of Agent which proceeds shall then be disbursed by Agent to such Obligor or such Subsidiary promptly upon Borrower Representative’s written request therefor setting forth in reasonable detail the use of such proceeds and certifying that such proceeds are being applied in the manner set forth in the certificate delivered to Agent in accordance with clause (ii); provided, further, that (A) if all or any portion of such Net Cash Proceeds not so applied to the prepayment of the Loans are not used (or committed to be used) in accordance with the foregoing proviso within 270 days (or such longer period as Agent may agree, but not to exceed 360 days without the Required Lenders’ consent) of receipt of such Net Cash Proceeds, such amount shall be applied to the Loans as otherwise set forth herein, on the last day of such specified period, (B) if such Obligor or such Subsidiary, as the case may be, is not permitted to reinvest or utilize such Net Cash Proceeds in accordance with this Section 5.3(b) as a result of the existence of a Default, Borrower Representative may request, and upon the written approval of Agent, such Net Cash Proceeds shall be deposited in a non-interest bearing account subject to the dominion and control of Agent until the earlier of (x) the date on which such Default is cured or waived in writing in accordance with the terms of this Agreement, in which case such amounts may be reinvested or utilized in accordance with the proviso above and (y) the date on which an Event of Default shall occur, in which case such Net Cash Proceeds shall be applied to the Loans in accordance with Section 5.3(f) on such date and (C) if such Obligor or such Subsidiary, as the case may be, is not permitted to reinvest or utilize such net cash proceeds as a result of a continuing Event of Default, such Net Cash Proceeds shall be applied in accordance with Section 5.3(f). The foregoing shall not be deemed to be implied consent to any Asset Disposition or other event otherwise prohibited by the terms and conditions hereof.

(c) Upon the sale or issuance of any of the Equity Interests (other than Excluded Issuances) of Ultimate Parent or any of its Domestic Subsidiaries (other than a US Foreign Holdco), Borrowers shall repay the Loans in an amount equal to 100% of the Net Cash Proceeds of such sale or issuance, such repayments to be made promptly but in no event more than five (5) Business Days following receipt of such Net Cash Proceeds, and until the date of payment, such Net Cash Proceeds shall be held in trust for Agent.

(d) Upon the sale, issuance or incurrence of any Debt of any Obligor or any of its Domestic Subsidiaries, other than a US Foreign Holdco (other than Debt permitted under

Section 10.2.1), Borrowers shall repay the Loans in an amount equal to 100% of the Net Cash Proceeds of such sale, issuance or incurrence, such repayments to be made promptly but in no event more than five (5) Business Days following receipt of such Net Cash Proceeds, and until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such sale, issuance or incurrence otherwise prohibited by the terms and conditions hereof.

(e) When any Obligor or any Domestic Subsidiary thereof (other than a US Foreign Holdco) receives any Extraordinary Receipts, Borrowers shall repay the Loans in an amount equal to 100% of the Net Cash Proceeds thereof, such repayment to be made promptly but in no event more than five (5) Business Days following receipt of such Net Cash Proceeds. The foregoing shall not be deemed to be implied consent to any event or condition giving rise to any Extraordinary Receipts which would otherwise constitute a Default or Event of Default under this Agreement.

(f) Each prepayment pursuant to Section 5.3(b), (c), (d) or (e) shall (A) so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Loans (with a corresponding permanent reduction in the Maximum Revolver Amount and Revolver Commitments and the establishment of a permanent Availability Reserve in the amount of the prepayment; provided, that no such permanent reduction or permanent Availability Reserve shall be required if (A) no Default or Event of Default then exists, Excess Availability immediately before such prepayment equals or exceeds $45,000,000 and the Fixed Charge Coverage Ratio for the most recently ended 12 Fiscal Month for which Agent has received Parent’s financial statements is at least 1.00 to 1.00 or (B) Required Lenders elect not to require such permanent reduction and permanent Availability Reserve), until paid in full, and second, to provide Cash Collateralization for the Letters of Credit (with a corresponding permanent reduction in the Maximum Revolver Amount and Revolver Commitments and the establishment of a permanent Availability Reserve in the amount of the prepayment; provided, that no such permanent reduction or permanent Availability Reserve shall be required if (A) no Default or Event of Default then exists, Excess Availability immediately before such prepayment equals or exceeds $45,000,000 and the Fixed Charge Coverage Ratio for the most recently ended 12 Fiscal Month for which Agent has received Parent’s financial statements is at least 1.00 to 1.00 or (B) Required Lenders elect not to require such permanent reduction and permanent Availability Reserve ), and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 5.6 (with a corresponding permanent reduction in the Maximum Revolver Amount and Revolver Commitments and the establishment of a permanent Availability Reserve in the amount of the prepayment ).

5.4. Payment of Other Obligations. Obligations other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

5.5. Marshaling; Payments Set Aside. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrowers is made to Agent, Issuing Bank or any Lender, or Agent, Issuing Bank or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

5.6. Post-Application Event Allocation of Payments.

5.6.1. Allocation. Notwithstanding anything herein to the contrary, during an Application Event, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a) first, to all costs and expenses, including Extraordinary Expenses, owing to Agent and Lenders;

(b) second, to all amounts owing to Agent and Lenders on Swingline Loans or Protective Advances;

(c) third, to all amounts owing to Issuing Bank on LC Obligations; fourth, to all Obligations constituting fees (excluding amounts relating to Bank Products);

(d) fourth, to all Obligations constituting fees (excluding amounts relating to Bank Products);

(e) fifth, to all Obligations constituting interest (excluding amounts relating to Bank Products);

(f) sixth, pro rata to the Loans and to provide Cash Collateral for outstanding Letters of Credit;

(g) seventh, to all other Obligations, other than Bank Product Debt; and

(h) last, to Bank Product Debt.

Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category. Amounts distributed with respect to any Bank Product Debt shall be the lesser of the applicable Bank Product Amount last reported to Agent or the actual Bank Product Debt as calculated by the methodology reported by the provider of such Bank Product to Agent for determining the amount due. Agent shall have no obligation to calculate the amount to be distributed with respect to any Bank Product Debt, but may rely upon written notice of the amount (setting forth a reasonably detailed calculation) from the applicable Secured Party. In the absence of such notice, Agent may assume the amount to be distributed is the Bank Product Amount last reported to it. The allocations set forth in this Section are solely to determine the rights and priorities of Agent and Lenders as among themselves, and may be changed by agreement among them without the consent of any Obligor. This Section is not for the benefit of or enforceable by any Obligor.

5.6.2. Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

5.7. Application of Payments. During any Cash Dominion Period, amounts transferred to Agent from the Collection Account shall be applied upon receipt by Agent to the Obligations, subject to Section 5.1. Each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds, and agrees that Agent shall have the continuing, exclusive right to apply and reapply same against the Obligations, in such manner as Agent deems advisable, notwithstanding any entry by Agent in its records. If, as a result of Agent’s receipt of Payment Items or proceeds of Collateral, a credit balance exists, the balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Default or Event of Default exists.

5.8. Loan Account; Account Stated.

5.8.1. Loan Account. Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the Debt of Borrowers resulting from each Loan or issuance of a Letter of Credit from time to time. Any failure of Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Agent may maintain a single Loan Account in the name of the Borrower Representative, and each Borrower confirms that such arrangement shall have no effect on the joint and several character of its liability for the Obligations.

5.8.2. Entries Binding. Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein. If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 60 days after receipt or inspection that specific information is subject to dispute.

5.9. Taxes.

5.9.1. Payments Free of Taxes. All payments by Obligors of Obligations shall be free and clear of and without reduction for any Indemnified Taxes. If Applicable Law requires any Obligor or any Payee to withhold or deduct any Tax (including backup withholding or withholding Tax), the withholding or deduction shall be, to the extent permitted by applicable law, based on information provided pursuant to Section 5.10 and the applicable Obligor or Payee shall pay the amount withheld or deducted to the relevant Governmental Authority. If the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by Borrowers shall be increased so that the applicable Payee receives an amount equal to the sum it would have received if no such withholding or deduction (including deductions applicable to additional sums payable under this Section) had been made. Without limiting the foregoing, Borrowers shall timely pay all Other Taxes to the relevant Governmental Authorities.

5.9.2. Payment. Borrowers shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) each Payee for any Indemnified Taxes or Other Taxes (including those attributable to amounts payable under this Section) withheld or deducted by any Obligor or Payee, or paid by any Payee, with respect to any Obligations, whether or not such Indemnified Taxes were properly asserted by the relevant Governmental Authority, and including all penalties, interest and reasonable expenses relating thereto; provided, however, that Borrowers shall not be required to compensate Agent, any Lender or Issuing Bank for any Indemnified Taxes or Other Taxes incurred more than six months prior to the date that the applicable Payee notifies Borrower Representative of such Indemnified Taxes or Other Taxes and of such Payee’s intention to claim compensation therefor; provided, further, that, if the circumstances giving rise to such Indemnified Taxes or Other Taxes is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof. A certificate as to the amount of any such payment or liability delivered to Borrower Representative by any Payee (with a copy to Agent), shall be conclusive, absent manifest error. As soon as practicable after any payment of Indemnified Taxes by a Borrower, Borrower Representative shall deliver to Agent a receipt from the Governmental Authority or other evidence of payment satisfactory to Agent. This Section 5.9 shall survive the repayment of the Loans and the termination of this Agreement.

5.9.3. Refunds. So long as no Event of Default is then in existence, if Agent or any Lender determines, in its sole discretion acting in good faith, that is has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts hereunder, it shall pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers hereunder with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses and without interest (other than any interest by the relevant Governmental Authority with respect to such refund); provided that the Borrowers, upon request of Agent or such Lender, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 5.9.3 shall not be construed to require Agent or any Lender to make available its tax returns to the Borrowers or any other person.

5.10. Lender Tax Information.

5.10.1. Status of Lenders. Each Payee shall deliver documentation and information to Agent and Borrower Representative, at the times and in form required by Applicable Law or reasonably requested by Agent or Borrower Representative, sufficient to permit Agent or Borrowers to determine (a) whether or not payments made with respect to Obligations are subject to Taxes, (b) if applicable, the required rate of withholding or deduction, and (c) such Payee’s entitlement to any available exemption from, or reduction of, applicable Taxes for such payments or otherwise to establish such Payee’s status for withholding tax purposes in the applicable jurisdiction.

5.10.2. Documentation. If a Borrower is resident for tax purposes in the United States, any Payee that is a “United States person” within the meaning of section 7701(a)(30) of the Code shall deliver to Agent and Borrower Representative, on or prior to the date on which it becomes a Payee hereunder (and from time to time thereafter upon request by

Agent or Borrower Representative, but only if such Payee is legally entitled to do so) IRS Form W-9 or such other documentation or information prescribed by Applicable Law or reasonably requested by Agent or Borrower Representative to determine whether such Payee is subject to backup withholding or information reporting requirements. If any Foreign Payee is entitled to any exemption from or reduction of withholding tax for payments with respect to the Obligations, it shall deliver to Agent and Borrower Representative, on or prior to the date on which it becomes a Payee hereunder (and from time to time thereafter upon request by Agent or Borrower Representative, but only if such Foreign Payee is legally entitled to do so), (a) IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party; (b) IRS Form W-8ECI; (c) IRS Form W-8IMY and all required supporting documentation; (d) in the case of a Foreign Payee claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, IRS Form W-8BEN and a certificate stating such Foreign Payee is not (i) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (ii) a “10 percent shareholder” of any Obligor within the meaning of Section 881(c)(3)(B) of the Code, or (iii) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code; or (e) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in withholding tax, together with such supplementary documentation necessary to allow Agent and Borrowers to determine the withholding or deduction required to be made.

5.10.3. Lender Obligations. Each Payee shall promptly notify Borrower Representative and Agent of any change in circumstances that would change any claimed Tax exemption or reduction. Each Payee shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) Borrowers and Agent for any Taxes, losses, claims, liabilities, penalties, interest and expenses (including reasonable attorneys’ fees) incurred by or asserted against a Borrower or Agent by any Governmental Authority due to such Payee’s failure to deliver, or inaccuracy or deficiency in, any documentation required to be delivered by it pursuant to this Section. Each Payee authorizes Agent to set off any amounts due to Agent under this Section against any amounts payable to such Payee under any Loan Document. The obligation of a Payee under this subsection to the Agent shall survive the payment of all Obligations and the resignation or replacement of Agent. This section shall survive the repayment of the Loans and the termination of this Agreement.

5.11. Nature and Extent of Each Borrower’s Liability.

5.11.1. Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations and all agreements under the Loan Documents. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and performance and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or liable; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations.

5.11.2. Waivers.

(a) Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. It is agreed among each Borrower, Agent and Lenders that the provisions of this Section are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit. Notwithstanding anything to the contrary in any Loan Document, and except as set forth in Section 5.11.3, each Borrower expressly waives all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off, as well as all defenses available to a surety, guarantor or accommodation co-obligor. Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b) Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section 5.11. If, in the exercise of any rights or remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action by Agent or such Lender and waives any claim based upon such action, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had but for such action. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. If Agent bids at any foreclosure or trustee’s sale or at any private sale, Agent may bid all or a portion of the Obligations and the amount of such bid need not be paid by Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.11, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

5.11.3. Extent of Liability; Contribution.

(a) Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 5.11 shall be limited to the greater of (i) all amounts for which such Borrower is primarily liable, as described below, and (ii) such Borrower’s Allocable Amount.

(b) If any Borrower makes a payment under this Section 5.11 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.11 without rendering such payment voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c) Nothing contained in this Section 5.11 shall limit the liability of any Borrower to pay Loans made directly or indirectly to that Borrower (including Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support such Borrower’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Agent and Lenders shall have the right, at any time in their discretion, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of such Loans and Letters of Credit to such Borrower.

5.11.4. Joint Enterprise. Each Borrower has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Borrowers’ business is a mutual and collective enterprise, and Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease the administration of their relationship with Lenders, all to the mutual advantage of Borrowers. Borrowers acknowledge and agree that Agent’s and Lenders’ willingness to extend credit to Borrowers and to administer the Collateral on a combined basis, as set forth herein, is done solely as an accommodation to Borrowers and at Borrowers’ request.

5.11.5. Subordination. Each Borrower hereby subordinates any claims it may have as a result of this Section 5.11, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution and indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations.

Section 6.	CONDITIONS PRECEDENT

6.1. Conditions Precedent to Initial Loans. In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers hereunder, until the date (“Closing Date”) that each of the following conditions (except to the extent that such conditions are permitted by Agent to be satisfied on a post-closing basis pursuant to a post-closing agreement) has been satisfied:

(a) Notes shall have been executed by Borrowers and delivered to each Lender that requests issuance of a Note. Each other Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

(b) Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(c) Agent shall have received duly executed deposit account control agreements with respect to each Deposit Account and related lockbox and Securities Account, in form and substance reasonably satisfactory to Agent, and with financial institutions, reasonably satisfactory to Agent.

(d) Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Responsible Officer of Borrower Representative certifying that, after giving effect to the initial Loans and transactions hereunder, (i) each Obligor is Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct in all material respects; and (iv) such Obligor has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(e) Agent shall have received a certificate of a duly authorized officer of each Borrower, certifying (i) that attached copies of such Borrower’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown, (ii) that an attached copy of resolutions (to the extent necessary under Applicable Law or applicable Organic Documents) authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility, and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(f) Agent shall have received a written opinion of Kirkland & Ellis, as well as any local counsel to any Borrower or Borrower Representative, in form and substance reasonably satisfactory to Agent.

(g) Agent shall have received copies of the charter documents of each Obligor, certified as appropriate by the Secretary of State or another official of such Obligor’s jurisdiction of organization. Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization.

(h) Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by Obligors, all in compliance with the Loan Documents.

(i) No material adverse change in the business, assets, properties, liabilities, financial condition or prospects of any Obligor shall have occurred since January 29, 2011.

(j) No action, suit, investigation, litigation or proceeding shall have been pending or threatened in any court or before any arbitrator or governmental instrumentality that in Agent’s judgment (i) could reasonably be expected to have a material adverse effect on Borrowers’ business, operations, properties, or condition (financial or otherwise) or could materially and adversely impair Borrowers’ ability to perform satisfactorily under this Agreement; or (ii) could reasonably be expected to materially and adversely affect this Agreement or the transactions contemplated hereby.

(k) Borrowers shall have paid all fees and expenses to be paid to Agent and Lenders on the Closing Date.

(l) Agent shall have received a Borrowing Base Certificate prepared as of September 3, 2011. Upon giving effect to the initial funding of Loans and issuance of Letters of Credit, and the payment by Borrowers of all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, Availability shall be at least $40,000,000.

(m) Agent shall have received an inventory appraisal, the results of which are reasonably satisfactory to Agent, it being understood that this condition may be satisfied by receiving a reliance letter in favor of Agent with respect to the existing Hilco appraisal.

(n) Borrowers shall have received, or shall receive substantially contemporaneously herewith, the proceeds of the Second Lien Debt in the amount of $55,000,000 pursuant to the terms of the Second Lien Debt Documents which shall be in form and substance reasonably satisfactory to Agent.

(o) Agent shall have entered into (i) a joinder to the 2009 Debenture Intercreditor Agreement, (ii) the Last-Out Term Loan Intercreditor Agreement, and (iii) the Second Lien Debt Intercreditor Agreement.

(p) Without duplication of the foregoing, Agent shall have received those documents, certificates and agreements set forth on the separate closing checklist delivered by Agent to Borrower Representative.

6.2. Conditions Precedent to All Credit Extensions. Agent, Issuing Bank and Lenders shall not be required to fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied:

(a) No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

(b) The representations and warranties of each Obligor in the Loan Documents shall be true and correct in all material respects on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date);

(c) No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect; and

(d) With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied.

Each request (or deemed request) by Borrowers for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant. As an additional condition to any funding, issuance or grant, Agent shall have received such other information, documents, instruments and agreements as it reasonably deems appropriate in connection therewith.

6.3. Limited Waiver of Conditions Precedent. If Agent, Issuing Bank or Lenders fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation when any conditions precedent are not satisfied (regardless of whether the lack of satisfaction was known or unknown at the time), it shall not operate as a waiver of (a) the right of Agent, Issuing Bank and Lenders to insist upon satisfaction of all conditions precedent with respect to any subsequent funding, issuance or grant; nor (b) any Default or Event of Default due to such failure of conditions or otherwise.

Section 7.	INTENTIONALLY OMITTED

Section 8.	COLLATERAL ADMINISTRATION

8.1. Borrowing Base Certificates. By the 25th day following the end of each Fiscal Month, Borrower Representative shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate prepared as of the close of business of the previous Fiscal Month, as applicable, and at such other times as Agent may request; provided that, if at any time Excess Availability is less than 12.5% of the Maximum Revolver Amount and, thereafter, so long as Borrowers do not maintain an average daily Excess Availability (measured as of the close of business of each Business Day) in excess of 12.5% of the Maximum Revolver Amount for a period of two (2) consecutive fiscal months, Borrower Representative shall deliver to Agent (and Agent shall promptly deliver same to Lenders) on or before the third Business Day of each week during such period a Borrowing Base Certificate prepared as of the close of business of the last day of the immediately preceding week; provided that, notwithstanding the above, the Inventory Formula Amount and the Eligible Inventory and Eligible Account criteria of each Borrowing Base Certificate delivered hereunder shall only be required to be updated in connection with the Borrowing Base Certificate delivered for the last week of any Fiscal Month. All calculations of Availability in any Borrowing Base Certificate

shall originally be made by Borrower Representative and certified by a Responsible Officer of Borrower Representative, provided that Agent may from time to time review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve.

8.2. Administration of Accounts. Each Obligor shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent, on such periodic basis as Agent may request, an Account roll-forward, a sales and collections report, in form reasonably satisfactory to Agent. Borrower Representative shall also provide to Agent, concurrently with delivery of each Borrowing Base Certificate pursuant to Section 8.1, a summary aged trial balance of all Accounts as of the end of the preceding Fiscal Month, and as Agent may reasonably request, information related to Accounts, including Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information. If Accounts in an aggregate face amount of $10,000,000 or more cease to be Eligible Accounts, Borrower Representative shall notify Agent of such occurrence promptly (and in any event within three Business Days) after any Obligor has knowledge thereof.

8.3. Administration of Inventory.

8.3.1. Records and Reports of Inventory. Each Obligor shall keep accurate and complete records of its Inventory, including costs, and shall submit to Agent inventory reports in form reasonably satisfactory to Agent, on such periodic basis as Agent may request, including Inventory perpetual reports. Each Obligor shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by Agent when an Event of Default exists) or periodic cycle counts consistent with historical practices, and shall provide to Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Agent may request. Agent may participate in and observe each inventory or physical count. Borrower Representative shall also provide to Agent, concurrently with delivery of financial statements pursuant to Section 10.1.2(b), (i) a summary of the Royalties payments owing by each Obligor as of the last day of the applicable Fiscal Quarter or Fiscal Month (as the case may be) and (ii) as requested by Agent, a summary of charges owing by each Obligor as of the last day of the applicable Fiscal Quarter or Fiscal Month (as the case may be) to shippers or freight forwarders for the overseas transportation of goods of Obligors and customs brokers which clear customs with respect thereto.

8.3.2. Returns of Inventory. No Obligor shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Default, Event of Default or Overadvance exists or would result therefrom; (c) Agent is promptly notified if the aggregate Value of all Inventory returned in any Fiscal Month exceeds $2,500,000; and (d) any payment received by an Obligor for a return is promptly remitted to Agent for application to the Obligations.

8.3.3. Acquisition, Sale and Maintenance. No Obligor shall acquire or accept any Inventory on consignment or approval, and shall take reasonable steps to assure that all Inventory is produced in accordance with Applicable Law, including, in the case of Inventory produced in the United States of America, the FLSA. No Obligor shall sell any Inventory on consignment or approval or any other basis under which the customer may return or require an Obligor to repurchase such Inventory. Obligors shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

8.4. [Intentionally Omitted].

8.5. Administration of Deposit Accounts and Securities Accounts. Schedule 8.5 sets forth all Deposit Accounts and Securities Accounts maintained by Obligors as of the Closing Date. Each Borrower shall take all actions necessary to establish Agent’s control of each such Deposit Account and Securities Account (other than an account exclusively used for payroll, payroll taxes or employee benefits, or trust or escrow accounts, or accounts containing not more than $500,000 in the aggregate for all such accounts at any time and not more than $25,000 in any single account at any time (collectively, the “Excluded Accounts”)). Each Obligor shall be the sole account holder of each Deposit Account and Securities Accounts and shall not allow any other Person (other than Agent) to have control (as defined in Article 9 of the UCC) over a Deposit Account, a Securities Account or any Property deposited therein. Borrower Representative shall promptly notify Agent of any opening, or closing of a Deposit Account or a Securities Account and, with the consent of Agent, will amend Schedule 8.5 to reflect same; provided, that the opening and closing of any Deposit or Securities Account shall be subject to the requirements of Section 10.1.16. Following the occurrence and during the continuation of an Event of Default (and until such time as no Event of Default exists) or from any date on which Excess Availability is less than 12.5% of the Maximum Revolver Amount and until the last day of a period of ninety (90) consecutive days thereafter during which average daily Excess Availability is equal to or exceeds 12.5% of the Maximum Revolver Amount (each such period, a “Cash Dominion Period”), Agent may (subject to any notice requirements in the applicable Control Agreement) deliver written instructions to the depository banks and securities intermediaries at which such Deposit Accounts and Securities Accounts are maintained directing them to transfer on a daily basis all payments, deposits or other Property received in the Deposit Accounts or Securities Accounts to the Collection Account or as otherwise instructed by Agent; provided that upon the termination or expiration of all Cash Dominion Periods, Agent shall promptly rescind such instructions to such depository banks and securities intermediaries. At all times, other than during a Cash Dominion Period, Borrowers may withdraw cash or cash equivalents from Deposit Accounts and Securities Accounts and use such cash and cash equivalents for purposes not prohibited hereunder at such time.

8.6. General Provisions.

8.6.1. Location of Collateral. All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Obligors at the business locations set forth in Schedule 8.6.1 (as such schedule may be amended or modified from time to time), except that Obligors may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.6; and (b) move Collateral to another location in the United States set forth on Schedule 8.6.1 (as such schedule may be amended or modified from time to time).

8.6.2. Insurance of Collateral. Each Obligor shall maintain insurance with respect to the Collateral (other than Accounts and trademarks), covering casualty, hazard, public liability, theft, malicious mischief, and such other risks, in such amounts and with such endorsements as are in each case reasonably satisfactory to Agent, and with such insurers as are reasonably satisfactory to Agent or with any other insurers rated A+ or better by A.M. Best Rating Guide. All proceeds under each policy relating to Collateral shall be payable to Agent. From time to time upon reasonable request, Obligors, shall deliver to Agent the originals or certified copies of its insurance policies. Unless Agent shall agree otherwise, each policy shall include reasonably satisfactory endorsements (i) showing Agent as loss payee or additional insured, as appropriate; (ii) requiring 10 days prior written notice to Agent in the event of cancellation of the policy for non-payment of premium and requiring 30 days prior written notice to Agent in the event of cancellation of the policy for any other reason; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Obligor or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Obligor fails to provide and pay for such insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Obligors therefor. Each Obligor agrees to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies. While no Event of Default exists and Availability exceeds $2,500,000, Obligors may settle, adjust or compromise any insurance claim. If an Event of Default exists or Availability is less than $2,500,000, only Agent shall be authorized to settle, adjust and compromise such claims.

Section 9.	REPRESENTATIONS AND WARRANTIES

9.1. General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Obligor represents and warrants that:

9.1.1. Organization and Qualification. Each Obligor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Obligor is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

9.1.2. Power and Authority. Each Obligor is duly authorized to execute, deliver and perform its Loan Documents and has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrowers, to make the borrowings hereunder. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, other than those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor.

9.1.3. Enforceability. Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

9.1.4. Capital Structure. Schedule 9.1.4 (as such schedule may be amended or supplemented from time to time with respect to the following) shows, for each Obligor, its name and its jurisdiction of organization and its authorized and issued Equity Interests, and for each Domestic Subsidiary only, the holders of its Equity Interests and all agreements binding on such holders with respect to their Equity Interests. Each Obligor has good title to the Equity Interests of its Domestic Subsidiaries, free and clear of all Liens (other than Permitted Liens) and all such Equity Interests are duly issued, fully paid and non-assessable. Except as set forth on Schedule 9.1.4 (as such schedule may be amended or supplemented from time to time with respect to the following), there are no outstanding options to purchase, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to any Equity Interests of any Obligor or Domestic Subsidiary.

9.1.5. Corporate Names; Locations. During the five years preceding the Closing Date, except as shown on Schedule 9.1.5, no Person that is an Obligor as of the Closing Date has been known as or used any corporate, fictitious or trade names, has been the surviving corporation of a merger or combination, or has acquired any substantial part of the assets of any Person. The chief executive offices and other locations of Collateral of Obligors as of the Closing Date are shown on Schedule 8.6.1 (as such schedule may be amended or supplemented from time to time).

9.1.6. Title to Properties: Priority of Liens. Each Obligor has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens. Each Obligor has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens.

9.1.7. Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Obligors with respect thereto. Obligors warrant, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that:

(a) it is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

(b) it arises out of a completed, bona tide sale and delivery of goods or services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;

(c) it is for a sum certain, maturing as stated in the invoice covering such sale, a copy of which has been furnished or is available to Agent on request;

(d) it is not subject to any offset, Lien (other than Agent’s Lien and Liens set forth in Sections 10.2.2(c), (d), (f) and (l)), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;

(e) no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the restriction is ineffective);

(f) no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business that are reflected in the reports submitted to Agent hereunder;

(g) it is not excluded as ineligible by virtue of one or more of the eligibility criteria (other than Agent-discretionary criteria) set forth in the definition of Eligible Accounts; and

(h) to the Obligor’s knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectibility of such Account; (ii) the Account Debtor continues to meet the applicable Obligor’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s ability to pay the applicable Accounts.

9.1.8. Financial Statements.

(a) The consolidated balance sheets, and related statements of income, cash flow and shareholder’s equity, of Parent and its Subsidiaries and consolidating balance sheets and related statements of income for Parent and its Subsidiaries, separately presenting Obligors, Immaterial Subsidiaries and Foreign Subsidiaries, copies of which have been delivered to Agent and each Lender prior to the Closing Date, fairly present in all material respects the consolidated financial condition of the Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Parent and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP. Since January 29, 2011 there has been no change in the condition, financial or otherwise, of any Obligor or Domestic Subsidiary that could reasonably be expected to have a Material Adverse Effect. No financial statement delivered to the Agent or any Lender at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading. Each Obligor and Domestic Subsidiary is Solvent, both before and after giving effect to the transactions contemplated by this Agreement and the Loans.

(b) All projections furnished to Agent prior to the Closing Date are believed by the Borrower Representative at the time furnished to be reasonable, have been prepared on a reasonable basis and in good faith by the Borrower Representative, and have been based on assumptions believed by the Borrower Representative to be reasonable at the time made and upon the best information then reasonably available to the Borrower Representative, and the Borrower

Representative is not aware of any facts or information that would lead it to believe that such projections are incorrect or misleading in any material respect; it being recognized by the Lenders that any projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from the projected results and such differences may be material.

9.1.9. Surety Obligations. Except as set forth on Schedule 9.1.9 (as such schedule may be amended or supplemented from time to time), no Obligor is obligated as indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

9.1.10. Taxes. Each Obligor has filed all federal, state and local tax returns and other reports that it is required by law to file, and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested and except where the failure to file or pay the same could not reasonably be expected to have a Material Adverse Effect. The provision for Taxes on the books of each Obligor is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

9.1.11. Brokers. There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents, except for the payment of transaction fees to Sun Capital Partners Management V, LLC pursuant to the Management Services Agreement.

9.1.12. Intellectual Property. Each Obligor owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others, except where the failure to own or have rights to use such Intellectual Property could not reasonably be expected to have a Material Adverse Effect. There is no pending or, to any Obligor’s knowledge, threatened Intellectual Property Claim with respect to any Obligor or any of its Property (including any Intellectual Property, except for Intellectual Property Claims which could not reasonably be expected to have a Material Adverse Effect). Except as disclosed on Schedule 9.1.12 (as such schedule may be amended or supplemented from time to time), no Obligor pays or owes any Royalty or other compensation to any Person with respect to any Intellectual Property. All Intellectual Property owned, used or licensed by, or otherwise subject to any interests of, any Obligor is shown on Schedule 9.1.12.

9.1.13. Governmental Approvals. Each Obligor has, is in compliance with, and is in good standing with respect to, all Governmental Approvals, licenses and permits necessary to conduct its business and to own, lease and operate its Properties, except where noncompliance or failure to be in good standing could not reasonably be expected to have a Material Adverse Effect. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Obligors have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

9.1.14. Compliance with Laws. Each Obligor has duly complied, and its Properties and business operations are in compliance with all Applicable Laws, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. To the knowledge of any Obligor, as of the Closing Date, there have been no citations, notices or orders of material noncompliance issued to Obligor under any Applicable Law. No Inventory has been produced in the United States of America in violation of the FLSA, except for Inventory which Borrower Representative has promptly removed from the Borrowing Base after its receipt of notice thereof.

9.1.15. Compliance with Environmental Laws. Except as disclosed on Schedule 9.1.15, no Obligor’s past or present operations, Real Estate or other Properties are subject to any on-going federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up that could reasonably be expected to have a Material Adverse Effect. To the knowledge of any Obligor, as of the Closing Date, no Obligor has received any Environmental Notice. As of the Closing Date, no Obligor has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it.

9.1.16. Burdensome Contracts. No Obligor is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect. No Obligor or Subsidiary is party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.16 (as such schedule may be amended or supplemented from time to time), none of which prohibit the execution or delivery of any Loan Documents by an Obligor nor the performance by an Obligor of any obligations thereunder.

9.1.17. Litigation. Except as shown on Schedule 9.1.17, there are no proceedings or investigations pending or, to any Obligor’s knowledge, threatened against any Obligor or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to any Obligor. No Obligor is in default with respect to any order, injunction or judgment of any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

9.1.18. No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default. As of the Closing Date, no Obligor or Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract or in the payment of any Debt in excess of $23,000,000. As of the Closing Date, there is no basis upon which any party (other than an Obligor or Domestic Subsidiary) could terminate a Material Contract prior to its scheduled termination date.

9.1.19. ERISA. Except as disclosed on Schedule 9.1.19 (as such schedule may be amended or supplemented from time to time), no Obligor has any Multiemployer Plan. Each Obligor is in full compliance with the requirements of all Applicable Law, including ERISA, relating to each Multiemployer Plan. As of the Closing Date, no Obligor has any obligations under a Foreign Plan. No fact or situation exists that could reasonably be expected to result in a Material Adverse Effect in connection with any Multiemployer Plan. No Obligor has any withdrawal liability in connection with a Multiemployer Plan or Foreign Plan. All employer and employee contributions to Foreign Plans, to the extent required by law or the terms of such plans, have been made or accrued in accordance with normal accounting principles. The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance and/or the book reserve established for each Foreign Plan, together with any accrued contributions, are sufficient to provide the accrued benefit obligations of all participants in such plans according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles.

9.1.20. Trade Relations. There exists no actual or threatened termination, limitation or modification of any business relationship between any Obligor and any customer or supplier, or any group of customers or suppliers, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. There exists no condition or circumstance that could reasonably be expected to impair the ability of any Obligor to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

9.1.21. Labor Relations. Except as described on Schedule 9.1.21 (as such schedule may be amended or supplemented from time to time), no Obligor is party to or bound by any collective bargaining agreement. As of the Closing Date, there are no material grievances, disputes or controversies with any union or other organization of any Obligor’s employees, or, to any Obligor’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.

9.1.22. Payable Practices. No Obligor has made any material change in its historical accounts payable practices from those in effect on the Closing Date.

9.1.23. Not a Regulated Entity. No Obligor is an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

9.1.24. Margin Stock. No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Loan proceeds or Letters of Credit will be used by Obligors to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

9.1.25. Plan Assets. As of the Closing Date, no Obligor is an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. §2510.3-101 of any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA or any “plan” (within the meaning of Section 4975 of the Internal Revenue Code), and the execution of this Agreement is not a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

9.1.26. Immaterial Subsidiaries. No Immaterial Subsidiary (a) owns or generates any Accounts (other than intercompany Accounts) or Inventory located in the United States of America or (b) has revenues (other than from intercompany Accounts) in any Fiscal Year in excess of $1,000,000.

9.1.27. Patriot Act. To the extent applicable, each Obligor is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Patriot Act. No part of the proceeds of the loans made hereunder will be used by any Obligor or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

9.1.28. OFAC. No Obligor nor any of its Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. No Obligor nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any loan made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

9.1.29. Eligible Inventory. As to each item of Inventory that is identified by Borrower as Eligible Inventory in a Borrowing Base Certificate submitted to Agent, such Inventory is (a) of good and merchantable quality, free from known defects, and (b) not excluded as ineligible by virtue of one or more of the eligibility criteria (other than Agent-discretionary criteria) set forth in the definition of Eligible Inventory.

9.1.30. Nature of Business. No Obligor is engaged in any business other than the business it is engaged in on the Closing Date or any activities ancillary or related thereto, or logical extensions thereof.

9.1.31. Use of Proceeds. Subject to Section 2.1.3, the proceeds of the Loans shall be used to (a) refinance the existing obligations (including the Debt under the Existing Credit Agreement), (b) pay fees and expenses in connection with the transactions contemplated hereby and (c) for general working capital purposes of the Borrowers (including the payments of certain earnouts and funding of Permitted Acquisitions).

9.1.32. Material Contracts. Set forth on Schedule 9.1.32 is a complete and accurate list as of the Closing Date of all Material Contracts of each Obligor, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (a) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the knowledge of such Obligor, all other parties thereto in accordance with its terms, (b) has not been otherwise amended or modified, and (c) is not in default due to the action of any Obligor or, to the best knowledge of any Obligor, any other party thereto.

9.1.33. No Bankruptcy Filing. No Obligor is contemplating either an Insolvency Proceeding or the liquidation of all or a major portion of such Obligor’s assets or property, and no Obligor has any knowledge of any Person contemplating an Insolvency Proceeding against it.

9.1.34. Security Interests. Each Security Agreement creates in favor of Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral secured thereby. Upon the filing of the UCC-1 financing statements described in Section 6.1(b) and the recording of the Collateral Assignments for Security referred to in each Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, such security interests in and Liens on the Collateral granted thereby shall be perfected, first priority security interests (to the extent perfection may be obtained by filing, and subject to Permitted Liens that are expressly allowed to have priority over Agent’s Liens under Applicable Law), and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than (i) the filing of continuation statements in accordance with applicable law, (ii) the recording of the Collateral Assignments for Security pursuant to each Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to after-acquired U.S. patent and trademark applications and registrations and U.S. copyrights, (iii) the recordation of appropriate evidence of the security interest in the appropriate foreign registry with respect to all foreign intellectual property, and (iv) additional UCC filings to the extent new Obligors are acquired or existing Obligors change their states of organization.

9.2. Complete Disclosure. No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading. There is no fact or circumstance that any Obligor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.

Section 10.	COVENANTS AND CONTINUING AGREEMENTS

10.1. Affirmative Covenants. For so long as any Commitments or Obligations are outstanding, each Obligor shall, and shall cause each Domestic Subsidiary to:

10.1.1. Inspections; Appraisals.

(a) Permit Agent from time to time, subject (except when a Default or Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the Properties of any Obligors or Domestic Subsidiary, inspect, audit and make extracts from any Borrowers’ or Domestic Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Obligor’s or Domestic Subsidiary’s business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection, at their own expense; provided, that upon the occurrence and during the continuation of an Event of Default, each Lender may participate in any visit or inspection conducted by the Agent and all charges, costs and expenses of such Lender shall be paid by Borrowers; provided, further, that the Lenders will use commercially reasonable efforts to coordinate amongst such Lenders to minimize duplicative costs. Neither Agent nor any Lender shall have any duty to any Obligors to make any inspection, nor to share any results of any inspection, appraisal or report with any Obligors. To the extent any appraisal or other information is shared by Agent or a Lender with any Obligor, such Obligors acknowledges that it was prepared by Agent and Lenders for their purposes and Obligors shall not be entitled to rely upon it.

(b) Reimburse Agent for all charges, costs and expenses of Agent in connection with (i) examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate (A) up to one time per Loan Year if at all times during such Loan Year Excess Availability equals or exceeds 12.5% of the Maximum Revolver Amount and (B) up to two times per Loan Year if at any time during such Loan Year Excess Availability is less than 12.5% of the Maximum Revolver Amount; and (ii) appraisals of Inventory of (A) up to one time per Loan Year if at all times during such Loan Year Excess Availability equals or exceeds 12.5% of the Maximum Revolver Amount and (B) up to two times per Loan Year if at any time during such Loan Year Excess Availability is less than 12.5% of the Maximum Revolver Amount; provided, however, that if an examination or appraisal is initiated while a Default or Event of Default is continuing, all charges, costs and expenses therefor shall be reimbursed by Obligors without regard to such limits. Subject to the foregoing, Obligors shall pay Agent’s $1,000 per person for each day that an employee or an agent of Agent or its Affiliates is engaged in any examination activities (including in connection with the implementation of an electronic reporting system). This Section shall not be construed to limit Agent’s right to conduct examinations or to obtain appraisals at any time in its discretion, nor to use third parties for such purposes.

10.1.2. Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders:

(a) as soon as available, and in any event within 90 days after the close of each Fiscal Year, consolidated balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year of Parent and its Subsidiaries, which consolidated statements shall be prepared in accordance with GAAP audited and certified (without qualification as to scope, “going concern” or similar items) by a firm of independent certified public accountants of recognized standing selected by Borrower Representative and acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information filed with the Securities and Exchange Commission, and the consolidating balance sheets as of the end of such Fiscal Year and related statements of income for such Fiscal Year of Parent and its Subsidiaries, separately presenting Obligors, Immaterial Subsidiaries and Foreign Subsidiaries;

(b) as soon as available, (i) and in any event within 45 days after the end of each Fiscal Quarter the following: (A) unaudited consolidated balance sheets as of the end of such Fiscal Quarter and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, for Parent and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and (B) consolidating balance sheets as of the end of such Fiscal Quarter and the related statements of income for such portion of the Fiscal Year then elapsed for Parent and its Subsidiaries, separately presenting Obligors, Immaterial Subsidiaries and Foreign Subsidiaries (provided, that for the purposes of this clause (B) only, in the case of each Fiscal Quarter that corresponds with the end of a Fiscal

Year, such delivery shall be made within 90 days after the end of such Fiscal Quarter), (ii) and in any event within 30 days after the end of each Fiscal Month, unaudited consolidated balance sheet as of the end of such Fiscal Month and related consolidated profit and loss statement and cash flow statement (which cash flows statement need not be prepared in accordance with GAAP but instead may be prepared in a manner substantially similar to the cash flow statement presented to Agent with respect to the Fiscal Month ending on July 30, 2011) for such Fiscal Month and for the portion of the Fiscal Year then elapsed, for Parent and its Subsidiaries (excluding discontinued operations), setting forth in comparative form corresponding figures for the preceding Fiscal Year, and (iii) and in any event within 45 days after the end of each Fiscal Quarter (but within 90 days after the last Fiscal Quarter in a Fiscal Year) a report setting forth a copy of Parent’s Management Discussion and Analysis for such Fiscal Quarter, and, in each case of clauses (i), (ii) and (iii), certified by either the Chief Financial Officer, Vice President, Finance or Controller of the Borrower Representative as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such Fiscal Quarter or Fiscal Month, as applicable, and period, subject to normal year-end adjustments and the absence of footnotes;

(c) concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by the Chief Financial Officer, Vice President, Finance or Controller of the Borrower Representative;

(d) to the extent available and upon Agent’s request, copies of all management letters and other material reports submitted to Borrowers by their accountants in connection with such financial statements;

(e) not later than 30 days after the end of each Fiscal Year, projections of Borrowers’ consolidated balance sheets, results of operations and cash flow for the next Fiscal Year, quarter by quarter, in form and substance reasonably satisfactory to Agent, which projections shall be prepared on a reasonable basis and in good faith, and based on assumptions believed by the Borrowers to be reasonable at the time made based on the circumstances known at such time; it being recognized by the Lenders that any projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material;

(f) at Agent’s request, a listing of each Obligor’s trade payables, specifying the trade creditor and balance due, all in form satisfactory to Agent;

(g) promptly after the sending or filing thereof, copies of any regular, periodic and special reports or registration statements or prospectuses that any Borrower files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; provided, that each statement or report required to be delivered pursuant to this clause (g) shall be deemed to have been delivered on the date on which the Borrower Representative posts such document on the Borrower Representative’s website on the Internet at the website address www.kellwood.com, or when such document is posted on the Securities and Exchange Commission’s website at www.sec.gov (the “SEC Website”) or on an Internet website established by Agent with IntraLinks, Inc. or other similarly available electronic media (each of the foregoing an “Informational Website”); provided, further, that (i) the Borrower

Representative shall deliver paper copies of all such documents to Agent or any Lender that requests the Borrower Representative to deliver such paper copies (without impairment of the effectiveness of any document previously delivered in electronic media form) until a request to cease delivering paper copies is given by Agent or such Lender and (ii) Agent and each Lender shall be notified by electronic mail of the applicable Informational Website and of the posting of each such document; it being understood and agreed that (x) Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above in this clause (g), and in any event shall have no responsibility to monitor compliance by the Borrower Representative with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents and (y) Borrowers shall be responsible for (other than with respect to the SEC Website) and shall incur all risks associated with (including with respect to the SEC Website) the security and confidentiality of the Informational Websites and its information posted thereon;

(h) [Intentionally Omitted];

(i) not later than 30 days after the end of each Fiscal Month, a reconciliation of Accounts, trade accounts payable, and Inventory of Obligors’ general ledger accounts to its monthly financial statements including any book reserves related to each category.

(j) such other reports and information (financial or otherwise) as Agent may reasonably request from time to time in connection with any Collateral or any Obligor’s financial condition or business.

10.1.3. Notices. Notify Agent and Lenders in writing, promptly (but in any event within 5 Business Days) after an Obligor obtaining knowledge thereof, of any of the following that affects an Obligor: (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, if it is reasonably likely that an adverse determination could have a Material Adverse Effect; (b) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any default under or termination of a Material Contract; (d) the existence of any Default or Event of Default; (e) any adverse judgment not covered by insurance in an amount exceeding $5,000,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor; or receipt of any Environmental Notice, which could reasonably be expected to have a Material Adverse Effect; (i) the discharge of or any withdrawal or resignation by Borrowers’ independent accountants; or (j) to Agent only, any opening of a new office or place of business where Collateral is located, within 30 days after such opening.

10.1.4. Landlord and Storage Agreements. Upon request, provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral having a book value in excess of $1,000,000 in the aggregate at any time.

10.1.5. Compliance with Laws. Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of any Obligor or Domestic Subsidiary, it shall act promptly and diligently to investigate and report to Agent and, to the extent required by Applicable Law, all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority.

10.1.6. Taxes. Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, except for Taxes which in the aggregate do not exceed $250,000 or unless such Taxes are being Properly Contested.

10.1.7. Insurance. In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers reasonably satisfactory to Agent or other insurers rated A+ or better by Best Rating Guide, (a) with respect to the Properties and business of the Obligors of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated, and (b) business interruption insurance with deductibles and subject to an Insurance Assignment reasonably satisfactory to Agent.

10.1.8. Licenses. Keep each License affecting any material portion of the Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Obligors in full force and effect subject to non-renewal or termination by the applicable Obligor in the Ordinary Course of Business, or otherwise in its reasonable judgment; notify Agent of any proposed modification to any such License increasing the Royalties payable thereunder, or entry into any new License, in each case at least 10 days prior to the effective date of such License or modification, pay all Royalties when due; and notify Agent of any material default or breach asserted by any Person to have occurred under any License.

10.1.9. Future Subsidiaries. Promptly notify Agent upon any Person becoming a Domestic Subsidiary and cause any such Subsidiary to execute and deliver to Agent a Joinder Agreement and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent (for the benefit of Secured Parties) on the Collateral in which such Person has an interest, including delivery of such legal opinions, in form and substance reasonably satisfactory to Agent, as it shall deem appropriate; provided that prior to any Person becoming a Borrower hereunder, Borrower Representative shall provide at least 5 days written notice to Agent.

10.1.10. Additional Guarantors. In the event that any Person becomes party to the 2009 Indenture Guaranty or guaranties any part of the Second Lien Debt and such Person is not a Borrower hereunder, Borrower Representative shall immediately notify Agent thereof and cause such Person to execute and deliver to Agent a Joinder Agreement and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent (for the benefit of Secured Parties) on the Collateral in which such Person has an interest, including delivery of such legal opinions, in form and substance satisfactory to Agent, as it shall deem appropriate.

10.1.11. Preservation of Existence, Etc. Maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except as permitted by Section 10.2.9 or except to the extent failure to be so qualified or in good standing could not reasonably be likely to have a Material Adverse Effect.

10.1.12. Keeping of Records and Books of Account. Keep accurate records and books of account, with entries made to permit the preparation of financial statements in accordance with GAAP.

10.1.13. Maintenance of Properties, Etc. Maintain and preserve all of its properties which are necessary for the proper conduct of its business in good working order and condition, ordinary wear and tear and casualty and condemnation losses excepted.

10.1.14. Obtaining of Permits, Etc. Obtain, maintain and preserve and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary or useful in the proper conduct of its business, except to the extent failure to do so could not reasonably be likely to have a Material Adverse Effect.

10.1.15. Further Assurances. Take such action and execute, acknowledge and deliver at its sole cost and expense, such agreements, instruments or other documents as Agent may reasonably require from time to time in order (a) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (b) to subject to valid and perfected first priority Liens any of the Collateral, (c) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (d) to better assure, convey, grant, assign, transfer and confirm unto Agent and each Lender the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Obligor (i) authorizes Agent to execute any such agreements, instruments or other documents in such Obligor’s name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Obligor, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Obligor prior to the date hereof, in each case to the extent such filings are necessary or desirable in order to perfect or maintain the perfection of Agent’s security interest in the Collateral.

10.1.16. Post-Closing Covenants.

(a) On or before the date that is one hundred twenty (120) days following the Closing Date (or such later date as agreed to by Agent in its sole discretion), Borrowers shall (i)

open Deposit Accounts with Wells Fargo such that Obligors’ primary depository and treasury management relationships are with Wells Fargo, and (ii) enter into Control Agreements with respect to such accounts. Borrowers agree to maintain Obligors’ primary depository and treasury management relationships with Wells Fargo;

(b) On or before the date that is thirty (30) days following the Closing Date (or such later date as agreed to by Agent in its sole discretion), Borrowers shall use commercially reasonable efforts to provide Agent with: (a) all documents necessary to effect and reflect the release of the Lien in favor of Wells Fargo Bank, National Association (granted by Levi Strauss & Co.), recorded at the United States Patent and Trademark Office on November 5, 1985 at Reel 0509, Frame 218; (b) all documents necessary effect and reflect the release of the Lien in favor of Bankers Trust Company (granted by Koret of California, Inc.), recorded at the United States Patent and Trademark Office on December 18, 1986 at Reel 0547, Frame 322 and (c) all documents necessary to effect and reflect the release of the Lien in favor of BNY Financial Corp. (granted by Koret of California, Inc.), recorded at the United States Patent and Trademark Office on July 9, 1992 at Reel 0883, Frame 616; and

(c) On or before the date that is ten (10) days following the Closing Date (or such later date as agreed to by Agent in its sole discretion), Borrowers shall deliver to Agent duly executed Deposit Account Control Agreements in form and substance satisfactory to Agent with respect to Borrowers’ deposit accounts at Bank of America, N.A. and JPMorgan Chase Bank, N.A.

10.2. Negative Covenants. For so long as any Commitments or Obligations are outstanding, each Obligor shall not, and shall cause each Domestic Subsidiary not to:

10.2.1. Permitted Debt. Create, incur, guarantee or suffer to exist any Debt, except:

(a) the Obligations;

(b) Subordinated Debt;

(c) Permitted Purchase Money Debt;

(d) Debt (other than the Obligations, Subordinated Debt, Permitted Purchase Money Debt, the 2009 Debentures, the Second Lien Debt and the Last-Out Term Loan), but only to the extent outstanding on the Closing Date and not satisfied with proceeds of the initial Loans and which is listed on Schedule 10.2.1;

(e) Bank Product Debt;

(f) Permitted Contingent Obligations, provided no Obligor or any Domestic Subsidiary thereof shall incur any Contingent Obligations in respect of the obligations of any Foreign Subsidiary;

(g) Refinancing Debt as long as each Refinancing Condition is satisfied in respect of such Refinancing Debt at the time such Refinancing Debt is incurred;

(h) the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business;

(i) unsecured intercompany Debt for loans and advances made by any Borrower or wholly owned Subsidiary to (i) a Borrower, (ii) any other Obligor or (iii) if such wholly owned Subsidiary making such loan or advance is not an Obligor, any other wholly owned Subsidiary, provided that such intercompany Debt of any Obligor is subordinated pursuant to Section 14.16;

(j) financing of insurance premiums;

(k) unsecured Debt in an amount not to exceed $5,000,000 at any time outstanding;

(l) other unsecured Debt of any Domestic Subsidiary which is not an Obligor, provided that, in connection with such Debt, no Obligor has incurred a Contingent Obligation or any direct or contingent liability with respect thereto unless such Contingent Obligation is unsecured and is expressly permitted hereunder;

(m) other Debt of any Obligor incurred or assumed in connection with a Permitted Acquisition that is created, incurred or guaranteed after the Closing Date as long as in each case Excess Availability after giving effect thereto exceeds 12.5% of the Maximum Revolver Amount; and

(n) (i) the 2009 Debentures, as long as such Debt is subject to the 2009 Debenture Intercreditor Agreement; provided that, the principal amount of the Debt owing under the 2009 Debentures shall not exceed at any time an amount equal to the principal amount outstanding under the 2009 Debentures as of the date of the consummation of the Exchange Offer, plus any interest thereon that is paid-in-kind in accordance with the terms thereof and added to the outstanding principal thereof, (ii) the Second Lien Debt, as long as such Debt is subject to and permitted under the Second Lien Debt Intercreditor Agreement, and (iii) the Last-Out Term Loan, so long as such Debt is subject to the Last-Out Term Loan Intercreditor Agreement, provided that in the case of clauses (ii) and (iii), any such Second Lien Debt or Last-Out Term Loans advanced after the Closing Date shall be on terms and conditions that are no more favorable than the terms and conditions thereof as of the Closing Date (and in the case of the Second Lien Debt, such terms and conditions are permitted under the Second Lien Debt Intercreditor Agreement) and the proceeds thereof are only used for the purpose of (w) repurchasing the currently issued and outstanding notes under the Indenture and 2009 Indenture (including any such notes which are held or recently acquired by Sponsor and any of its Affiliates), (x) paying the consideration for a Permitted Acquisition, (y) working capital and general corporate purposes or (z) in the case of Second Lien Debt, to refinance Last-Out Term Debt.

Notwithstanding anything in this Section 10.2.1 to the contrary, Borrowers shall not incur any Debt that is not permitted to be incurred under the 2009 Indenture or the Indenture.

10.2.2. Permitted Liens. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):

(a) Liens in favor of Agent securing the Obligations;

(b) Purchase Money Liens securing Permitted Purchase Money Debt;

(c) Liens for Taxes not yet due or being Properly Contested;

(d) statutory Liens (other than Liens for Taxes or imposed under ERISA but including carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Borrower or Subsidiary;

(e) Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Debt), statutory obligations (including in connection with workers’ compensation, unemployment insurance and other social security legislation (other than Liens for Taxes or imposed under ERISA)) and other similar obligations, or arising as a result of progress payments under government contracts, as long as such Liens are at all times junior to Agent’s Liens;

(f) Liens securing judgments for the payment of money in an aggregate amount not in excess of $5,000,000 (except to the extent covered by independent third-party insurance as to which the insurer has acknowledged in writing its obligation to cover), unless any such judgment remains undischarged for a period of more than 10 consecutive days during which execution is not effectively stayed;

(g) easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(h) normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

(i) existing Liens shown on Schedule 10.2.2 and any renewals or extensions thereof, provided that the Property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby does not increase the maximum outstanding principal amount of such obligations;

(j) Liens on fixed assets acquired in connection with a Permitted Acquisition so long as such Liens were existing at the time of such Acquisition by a Borrower or Subsidiary and were not incurred, extended or renewed in contemplation of such Acquisition; provided that (i) the Lien shall attach solely to the property acquired, and (ii) at the time of acquisition of such fixed assets, the aggregate amount remaining unpaid on all Debt secured by Liens on such fixed assets whether or not assumed by a Borrower or Subsidiary shall not exceed an amount equal to the lesser of the total purchase price or fair market value at the time of acquisition of such fixed assets;

(k) other Liens that are created upon any of its Property (other than Collateral) after the Closing Date, so long as the fair market value of such Property subject to such Liens does not exceed $5,000,000 at any time outstanding;

(l) Liens on deposits and unearned insurance premiums securing Debt permitted under Section 10.2.1(j); and

(m) (i) Liens on Collateral securing the Debt owing under the 2009 Debentures, as long as such Liens are subject to the 2009 Debenture Intercreditor Agreement and such Debt is permitted under Section 10.2.1(n), (ii) Liens on Collateral securing the Debt owing under the Last-Out Term Loan Agreement, as long as such Liens are subject to the Last-Out Term Loan Intercreditor Agreement and (iii) Liens on Collateral securing the Second Lien Debt as long as such Liens are subject to the Second Lien Debt Intercreditor Agreement and such Debt is permitted under Section 10.2.1(n).

10.2.3. [Intentionally Omitted].

10.2.4. Distributions; Upstream Payments.

(a) Declare or make any Distributions, except (i) Permitted Distributions and (ii) Upstream Payments; or

(b) Create or suffer to exist any encumbrance or restriction on the ability of a Domestic Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, the Second Lien Debt Documents and the Last-Out Term Loan Documents and under Applicable Law or restrictions in effect on the Closing Date as shown on Schedule 9.1.16.

10.2.5. Restricted Investments. Make any Restricted Investment.

10.2.6. Disposition of Assets. Make any Asset Disposition, except a Permitted Asset Disposition or a transfer of Property by a Subsidiary or Obligor to a Borrower.

10.2.7. Loans; Extensions of Credit. Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the Ordinary Course of Business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled Account Debtors to the extent reasonably necessary in the relevant Obligor’s reasonable business judgment to prevent or limit loss; (e) intercompany loans permitted by Section 10.2.1(i); and (f) other loans or extensions of credit made in the ordinary course of business after the Closing Date as long as (i) Excess Availability after giving effect to such loans or extensions of credit exceeds 12.5% of the Maximum Revolver Amount, (ii) they are permitted under the Second Lien Debt Documents as in effect on the date hereof, and (iii) the aggregate amount of such loans and extensions of credit outstanding at any time do not exceed $5,000,000.

10.2.8. Restrictions on Payment of Certain Debt.

(a) Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (i) Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Responsible Officer of Borrower Representative shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); or (ii) other Debt (other than the Obligations) prior to its due date under the agreements evidencing such Debt, except for (A) the prepayment of the Convertible Debentures in an amount not to exceed $300,000, (B) mandatory prepayments required under Section 2.1.6 of the Second Lien Term Loan Agreement (as in effect on the date hereof) and subject to the restrictions, if any, in the Second Lien Debt Intercreditor Agreement (it being understood that if Borrowers are not obligated to make any such prepayment as a result of Section 2.1.7 of the Second Lien Term Loan Agreement (as in effect on the date hereof) such mandatory prepayment shall not be required) and a refinance of the Second Lien Debt to the extent permitted under the Second Lien Debt Intercreditor Agreement, (C) any such prepayment with respect to the currently issued and outstanding notes under the Indenture or 2009 Indenture to the extent such prepayments (x) are permitted by, and are subject to, the satisfaction of the conditions set forth in Section 2.1.3 or (y) are funded with proceeds of the Second Lien Debt or Last-Out Term Loan, and (D) the Last-Out Term Loan to the extent funded with proceeds of the Second Lien Debt; or

(b) Exercise its option to make cash payments of interest in respect of the Last Out Term Loan if an Event of Default exists or would be caused thereby or make any cash payments of interest in respect of the Last Out Term Loan except as provided in the Last Out Term Loan Agreement as in effect on the date hereof.

10.2.9. Fundamental Changes.

(a) Merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except:

(i) any Subsidiary may merge (x) with a Borrower, provided that such Borrower shall be the continuing or surviving Person, or (y) with any one or more Subsidiaries, provided that when any wholly-owned Subsidiary or Guarantor is merging with another Subsidiary, the wholly-owned Subsidiary or Guarantor shall be the continuing or surviving Person, or (z) with any other Person in connection with any Permitted Acquisition, provided that the continuing or surviving Person shall be a wholly-owned Subsidiary and, if such Subsidiary was a Guarantor or Borrower, also a Guarantor or Borrower;

(ii) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to a Borrower or to another Subsidiary; provided that if the seller in such a transaction is a wholly-owned Subsidiary or a Guarantor, then the purchaser must also be a wholly-owned Subsidiary or Guarantor, respectively; or

(iii) in connection with a Permitted Asset Disposition

(b) Except following thirty (30) days prior written notice to Agent, change its name or conduct business under any fictitious name; change its tax or other organizational identification number; or change its form or state of organization.

10.2.10. Subsidiaries. Form or acquire any Subsidiary after the Closing Date, except in accordance with Section 10.1.9 or Section 10.2.9 in connection with Permitted Acquisitions; or permit any existing Domestic Subsidiary to issue any additional Equity Interests except director’s qualifying shares and except for Permitted Investments and issuances by a wholly-owned Subsidiary in connection with any Permitted Acquisition.

10.2.11. Organic Documents. Amend, modify or otherwise change any of its Organic Documents as in effect on the Closing Date except for any amendment, modification or other change that does not adversely affect Agent or any Lender or any duty to pay Obligations.

10.2.12. Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Ultimate Parent and its Subsidiaries.

10.2.13. Accounting Changes. Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

10.2.14. Restrictive Agreements. Become a party to or permit any Subsidiary to become a party to any Restrictive Agreement, except a Restrictive Agreement as in effect on the Closing Date and shown on Schedule 9.1.16, the 2009 Indenture, the 2009 Indenture Guaranty, the Convertible Debentures, the Indenture, the Second Lien Debt Documents or the Last-Out Term Loan Documents.

10.2.15. Hedging Agreements. Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

10.2.16. Conduct of Business. Engage in any business, other than its business as conducted on the Closing Date and any activities incidental thereto.

10.2.17. Affiliate Transactions. Enter into or be party to any transaction with an Affiliate, except (a) transactions contemplated by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and loans and advances permitted by Section 10.2.7; (c) payment of customary directors’ fees and indemnities; (d) transactions solely among Obligors; (e) transactions with Affiliates that were consummated prior to the Closing Date, as shown on Schedule 10.2.17; (f) transactions with Affiliates (other than those described in clause (g) below) in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate, (g) payment of management fees and customary and reasonable fees for management consulting services to Sun Capital Partners

Management V, LLC pursuant to Section 2 of the Management Services Agreement; provided that (i) no Event of Default has occurred and is continuing at the time of any such payment thereof or would result after giving effect thereto, (ii) Availability after giving effect to such payment is greater than $25,000,000 (it being understood that any management fees which may not be paid pursuant to the foregoing conditions set forth in this proviso may accrue and be paid at such time as such conditions would be satisfied after giving effect to such payment), and (h) payment of indemnities and reimbursements of reasonable out-of-pocket fees and expenses incurred by Sun Capital Partners Management V, LLC in connection with the performance of the services under the Management Services Agreement, and (i) payment of dividends or other distributions to Ultimate Parent (whether made to Ultimate Parent directly or to any Person directly or indirectly owned by Ultimate Parent and ultimately remitted to Ultimate Parent) in an amount sufficient to permit Ultimate Parent to pay (A) franchise taxes and other fees required to maintain Ultimate Holding’s corporate existence and (B) to pay consolidated or combined federal, state or local taxes, including estimated taxes, which payments in the aggregate by each Obligor and Domestic Subsidiary are not in excess of the aggregate tax liabilities that would have been payable by each Obligor and Domestic Subsidiary calculated on a stand-alone basis.

10.2.18. Plans. Become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Closing Date or assumed in connection with any Permitted Acquisition.

10.2.19. Amendments to the Indenture, the 2009 Indenture, the 2009 Indenture Guaranty, Convertible Debenture, the Convertible Debenture Agreement, the Revolver Agreement or Subordinated Debt.

(a) Amend, supplement or otherwise modify (i) the Indenture, the 2009 Indenture, or the 2009 Indenture Guaranty or (ii) any Convertible Debenture or Convertible Debenture Agreement, in each case, in a manner that directly or indirectly accelerates the time of payment, increases the principal amount of or interest rate applicable to indebtedness issued or provides for more restrictive terms that adversely affect Agent or the Lenders;

(b) Amend, supplement or otherwise modify any other document, instrument or agreement relating to any Subordinated Debt, if such modification (i) increases the principal balance of such Debt, or increases any required payment of principal or interest; (ii) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (iii) shortens the final maturity date or otherwise accelerates amortization; (iv) increases the interest rate; (v) increases or adds any fees or charges; (vi) modifies any covenant in a manner or adds any representation, covenant or default that adversely affects Agent or the Lenders; or (vii) results in the Obligations not being fully benefited by the subordination provisions thereof; or

(c) Amend, supplement or otherwise modify any document, instrument or agreement relating to any the Last-Out Term Loan to the extent prohibited in the Last-Out Term Loan Intercreditor Agreement or to the Second Lien Debt to the extent prohibited in the Second Lien Debt Intercreditor Agreement.

10.2.20. Immaterial Subsidiaries. Permit or suffer any Immaterial Subsidiary to (a) own or generate any Accounts (other than intercompany Accounts) or Inventory located in the United States of America or (ii) have revenues in any Fiscal Year in excess of $1,000,000, unless Borrower Representative causes such Immaterial Subsidiary to execute a Joinder Agreement and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent (for the benefit of Secured Parties) on the Collateral in which such Person has an interest, including delivery of such legal opinions, in form and substance reasonably satisfactory to Agent, as it shall deem appropriate.

10.2.21. Fixed Charge Coverage Ratio. At any time during a Covenant Testing Period, fail to have a Fixed Charge Coverage Ratio, measured on a month-end basis, of at least 1.00 to 1.00 for the 12 month period ending on the last day of each Fiscal Month.

10.2.22. Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used by Obligors to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock for any related purpose governed by Regulations T, U or X of the Board of Governors.

10.2.23. Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action that would cause any Obligor to become an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940.

10.2.24. 2009 Debenture Intercreditor Agreement. Incur Debt after the Closing Date pursuant to Section 4.09(b)(1) of the 2009 Indenture and designate the holders of such Debt as additional holders of “Priority Obligations” (as defined in the 2009 Indenture Intercreditor Agreement).

Section 11.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1. Events of Default. Each of the following shall be an “Event of Default” hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a) Any Borrower fails to pay any Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise);

(b) Any representation, warranty or other written statement of any Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

(c) Any Obligor breaches or fails to perform any covenant contained in Section 8.1, 8.6.2, 10.1.1, 10.1.2, 10.1.3 (other than Section 10.1.3(j)) 10.1.7, 10.1.11, 10.1.16 or 10.2, or Section 6 of the Security Agreement;

(d) Any Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 20 days after a Responsible Officer of such Obligor has knowledge thereof or a Responsible Officer of Borrower Representative receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;

(e) Any Guarantor repudiates, revokes or attempts to revoke its guaranty hereunder; any Obligor denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders);

(f) Any breach or default of an Obligor occurs under the Second Lien Debt Documents; any breach or default of an Obligor occurs under any other document, instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations) in excess of $5,000,000, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

(g) Any judgment or order for the payment of money remains outstanding for more than 30 days against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $5,000,000 (net of any insurance coverage therefor acknowledged in writing by the insurer), unless a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise;

(h) Any loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $5,000,000;

(i) Any Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting a portion of its business, which action could reasonably be expected to have a Material Adverse Effect; any Obligor suffers the loss, revocation or termination of one or more licenses, permits, leases or agreements, which loss, revocation or termination could reasonably be expected to have a Material Adverse Effect, except in connection with a Permitted Asset Disposition; there is a cessation of any part of an Obligor’s business for a period of time (other than in connection with a Permitted Asset Disposition), which cessation could reasonably be expected to have Material Adverse Effect; any Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs (other than in connection with a Permitted Asset Disposition); or any Obligor ceases to be Solvent;

(j) Any Insolvency Proceeding is commenced by any Obligor;

(k) Any Insolvency Proceeding is commenced against any Obligor and (i) such Obligor consents to the institution of the proceeding against it, (ii) the petition commencing the proceeding is not timely controverted by such Obligor, (iii) such petition is not dismissed within 60 days after its filing, or (iv) an order for relief is entered in the proceeding;

(l) A trustee (including an interim trustee) is appointed to take possession of any substantial Property of or to operate any of the business of any Obligor; or any Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally;

(m) A Reportable Event occurs that constitutes grounds for termination by the Pension Benefit Guaranty Corporation of any Multiemployer Plan or appointment of a trustee for any Multiemployer Plan; any Multiemployer Plan is terminated or any such trustee is requested or appointed; any Obligor is in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from any withdrawal therefrom; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan;

(n) Any Obligor or any of its Responsible Officers is criminally indicted or convicted for (i) a felony committed in the conduct of such Obligor’s business, or (ii) any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Collateral;

(o) A Change of Control occurs; or

(p) The Obligations at any time fail to constitute “Priority Obligations” under and as defined in the 2009 Debenture Intercreditor Agreement.

11.2. Remedies upon Default. If an Event of Default described in Section 11.1(j) and/or Section 11.1(k) occurs with respect to any Obligor, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a) declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

(b) terminate, reduce or condition any Commitment, or make any adjustment to the Borrowing Base;

(c) require Obligors to Cash Collateralize LC Obligations, Bank Product Debt and other Obligations that are contingent or not yet due and payable, and, if Obligors fail promptly to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d) exercise any other rights or remedies afforded under any Loan Document, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Obligors to assemble Collateral, at Obligors’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by an Obligor, Obligors agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Each Obligor agrees that 10 days’ notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable. Agent shall have the right to conduct such sales on any Obligor’s premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.

11.3. License. Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Property of Obligors, including, without limitation, all Intellectual Property of Obligors, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels and packaging materials, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral if and for so long as such non-exclusive license or other right to use, license or sub-license would not constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of such Obligor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such non-exclusive license or other right to use, license or sublicense, provided, however, that at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, such grant shall include immediately and automatically any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in clauses (i) or (ii) above. Each Obligor’s rights and interests under Intellectual Property shall inure to Agent’s benefit.

11.4. Setoff. Agent, Lenders and their Affiliates are each authorized by Obligors at any time during an Event of Default, without notice to Obligors or any other Person, to set off and to appropriate and apply any deposits (general or special), funds, claims, obligations, liabilities or other Debt at any time held or owing by Agent, any Lender or any such Affiliate to or for the account of any Obligor against any Obligations, whether or not demand for payment of such Obligation has been made, any Obligations have been declared due and payable, are then due, or are contingent or unmatured, or the Collateral or any guaranty or other security for the Obligations is adequate; it being understood and agreed, as between Agent, Lenders and their Affiliates, that all such deposits, funds or other moneys to be applied against any Obligations pursuant to this Section 11.4 shall be allocated in accordance with Section 5.6.

11.5. Remedies Cumulative; No Waiver.

11.5.1. Cumulative Rights. All covenants, conditions, provisions, warranties, guaranties, indemnities and other undertakings of Obligors contained in the Loan Documents are cumulative and not in derogation or substitution of each other. In particular, the rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and shall not be exclusive of any other rights or remedies that Agent and Lenders may have, whether under any agreement, by law, at equity or otherwise.

11.5.2. Waivers. The failure or delay of Agent or any Lender to require strict performance by Obligors with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise, shall not operate as a waiver thereof nor as establishment of a course of dealing. All rights and remedies shall continue in full force and effect until Full Payment of all Obligations. No modification of any terms of any Loan

Documents (including any waiver thereof) shall be effective, unless such modification is specifically provided in a writing directed to Obligors and executed by Agent or the requisite Lenders, and such modification shall be applicable only to the matter specified. No waiver of any Default or Event of Default shall constitute a waiver of any other Default or Event of Default that may exist at such time, unless expressly stated. If Agent or any Lender accepts performance by any Obligor under any Loan Documents in a manner other than that specified therein, or during any Default or Event of Default, or if Agent or any Lender shall delay or exercise any right or remedy under any Loan Documents, such acceptance, delay or exercise shall not operate to waive any Default or Event of Default nor to preclude exercise of any other right or remedy. It is expressly acknowledged by Obligors that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

Section 12.	AGENT

12.1. Appointment, Authority and Duties of Agent.

12.1.1. Appointment and Authority. Each Lender appoints and designates Wells Fargo as Agent hereunder. Agent may, and each Lender authorizes Agent to, enter into all Loan Documents (including, without limitation, the 2009 Debenture Intercreditor Agreement, Last-Out Term Loan Intercreditor Agreement, the Second Lien Debt Intercreditor Agreement, any amendments thereto, and any and all other subordination and/or intercreditor agreements required under the terms of this Agreement) to which Agent is intended to be a party and accept all Loan Documents, for Agent’s benefit and the Pro Rata benefit of Lenders. Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized and binding upon all Lenders. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Obligor or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) exercise all rights and remedies given to Agent with respect to any Collateral under the Loan Documents, Applicable Law or otherwise. The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have a fiduciary relationship with any Lender, Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto. Agent alone shall be authorized to determine whether any Accounts or Inventory constitute Eligible Accounts or Eligible Inventory, or whether to impose or release any reserve, and to exercise its Credit Judgment in connection therewith, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Lender or other Person for any error in judgment.

12.1.2. Duties. Agent shall not have any duties except those expressly set forth in the Loan Documents, nor be required to initiate or conduct any Enforcement Action except to the extent directed to do so by Required Lenders while an Event of Default exists. The conferral upon Agent of any right shall not imply a duty on Agent’s part to exercise such right, unless instructed to do so by Required Lenders in accordance with this Agreement.

12.1.3. Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4. Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law. Agent may request instructions from Required Lenders with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.6 against all Claims that could be incurred by Agent in connection with any act. Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Agent shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Lenders, and no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of all Lenders shall be required in the circumstances described in Section 14.1.1, and in no event shall Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of Loans held by one Lender without accelerating and demanding payment of all other Loans, nor to terminate the Commitments of one Lender without terminating the Commitments of all Lenders. In no event shall Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

12.2. Agreements Regarding Collateral and Field Examination Reports.

12.2.1. Lien Releases; Care of Collateral. Lenders authorize Agent to release any Lien with respect to any Collateral (a) upon Full Payment of the Obligations, (b) that is the subject of an Asset Disposition which Borrower Representative certifies in writing to Agent is a Permitted Asset Disposition or a Lien which Borrower Representative certifies is a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry), (c) that is within the limitations set forth in Section 14.1(d)(ii), or (d) with the written consent of all Lenders; provided, further, upon request of Borrower Representative, Agent will provide Borrower Representative with a release of the Agent’s security interest in any assets or Collateral in conjunction with a Permitted Asset Disposition. Agent shall have no obligation whatsoever to any Lenders to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected, insured or encumbered, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.2.2. Possession of Collateral. Agent and Lenders appoint each other Lender as agent for the purpose of perfecting Liens (for the benefit of Secured Parties) in any Collateral that, under the UCC or other Applicable Law, can be perfected by possession. If any Lender obtains possession of any such Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with such Collateral in accordance with Agent’s instructions.

12.2.3. Reports. Agent shall promptly, upon receipt thereof, forward to each Lender copies of the results of any field audit or other examination or any appraisal prepared by or on behalf of Agent with respect to any Obligor or Collateral (“Report”). Each Lender agrees (a) that neither Wells Fargo nor Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Obligors books and records as well as upon representations of Obligors officers and employees; and (c) to keep all Reports confidential and strictly for such Lender’s internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants) or use any Report in any manner other than administration of the Loans and other Obligations. Each Lender agrees to indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as any Claims arising in connection with any third parties that obtain all or any part of a Report through such Lender.

12.3. Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals.

12.4. Action Upon Default. Agent shall not be deemed to have knowledge of any Default or Event of Default unless it has received written notice from a Lender or Borrower specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify Agent and the other Lenders thereof in writing. Each Lender agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate its Obligations, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral. Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against an Obligor where a deadline or limitation period is applicable that would, absent such action, bar enforcement of Obligations held by such Lender, including the filing of proofs of claim in an Insolvency Proceeding.

12.5. Ratable Sharing. If any Lender shall obtain any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.6.1, as applicable, such Lender shall forthwith purchase from Agent, Issuing Bank and the other Lenders such participations in the affected Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.1, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

12.6. Indemnification of Agent Indemnitees.

12.6.1. Indemnification. EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGOR (BUT WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF OBLIGORS UNDER ANY LOAN DOCUMENTS), ON A PRO RATA BASIS, AGAINST ANY AND ALL LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING ALL REASONABLE FEES AND EXPENSES OF COUNSEL TO SUCH AGENT INDEMNITEES), ADVANCES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE AGENT INDEMNITEES IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY TRANSACTIONS CONSUMMATED PURSUANT TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY THE AGENT INDEMNITEES UNDER THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY TRANSACTIONS CONSUMMATED PURSUANT TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS other than liabilities, claims, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from the gross negligence or willful misconduct of Agent Indemnitees. If Agent is sued by any receiver, trustee in bankruptcy, debtor-in-possession or other Person for any alleged preference from an Obligor or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by Lenders to the extent of each Lender’s Pro Rata share.

12.6.2. Proceedings. Without limiting the generality of the foregoing, if at any time (whether prior to or after the Commitment Termination Date) any proceeding is brought against any Agent Indemnitees by an Obligor, or any Person claiming through an Obligor, to recover damages for any act taken or omitted by Agent in connection with any Obligations, Collateral, Loan Documents or matters relating thereto, or otherwise to obtain any other relief of any kind on account of any transaction relating to any Loan Documents, each Lender agrees to indemnify and hold harmless Agent Indemnitees with respect thereto and to pay to Agent Indemnitees such Lender’s Pro Rata share of any amount that any Agent Indemnitee is required to pay under any judgment or other order entered in such proceeding or by reason of any settlement, including all interest, costs and expenses (including attorneys’ fees) incurred in defending same other than damages resulting from the gross negligence or willful misconduct of Agent Indemnitees. In Agent’s discretion, Agent may reserve for any such proceeding, and may satisfy any judgment, order or settlement, from proceeds of Collateral prior to making any distributions of Collateral proceeds to Lenders.

12.7. Limitation on Responsibilities of Agent. Agent shall not be liable to Lenders for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor or Lender of any obligations under the Loan Documents. Agent does not make to Lenders any express or implied warranty, representation or guarantee with respect to any Obligations, Collateral, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Lenders for any recitals, statements, information, representations or warranties contained in any Loan Documents; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectibility, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectibility of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Lender to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8. Successor Agent and Co-Agents.

12.8.1. Resignation; Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrower Representative. Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $500,000,000 and (provided no Default or Event of Default exists) is reasonably acceptable to Borrower Representative; provided, that if any such successor Agent is not a United States person within the meaning of Code Section 7701(a)(30), such appointment shall be subject to approval by the Borrower Representative. If no successor agent is appointed prior to the effective date of the resignation of Agent, then Agent may appoint a successor agent from among Lenders. Upon acceptance by a successor Agent of an appointment to serve as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 14.2. Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent. Any successor by merger or acquisition of the stock or assets of Wells Fargo shall continue to be Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

12.8.2. Separate Collateral Agent. It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction. If Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent. If Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to Agent under the Loan Documents shall also be vested in such separate agent. Every covenant and obligation necessary to the exercise thereof by such agent shall run to and be enforceable by it as well as Agent. Lenders shall execute and deliver such documents as Agent deems appropriate to vest any rights or remedies in such agent. If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9. Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder. Each Lender has made such inquiries concerning the Loan Documents, the Collateral and each Obligor as such Lender feels necessary. Each Lender further acknowledges and agrees that the other Lenders and Agent have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Lender will, independently and without reliance upon the other Lenders or Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Lender with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or any of Agent’s Affiliates.

12.10. Replacement of Certain Lenders. If a Lender (a) is a Defaulting Lender, or (b) fails to give its consent to any amendment, waiver or action for which consent of all Lenders or Super Majority Lenders, as applicable, was required and Required Lenders consented, (c) cannot make a LIBOR Revolver Loan in accordance with Section 3.5 or (d) requests reimbursement for increased costs pursuant to Section 3.6, for increased costs pursuant to Section 3.7, or Taxes pursuant to Section 5.9 then, in addition to any other rights and remedies that any Person may have, Agent may, and at the request of Borrower Representative, shall, by notice to such Lender within 120 days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s) specified by Agent, pursuant to appropriate Assignment and Acceptance(s) and within 20 days after Agent’s notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute same. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge).

12.11. Remittance of Payments and Collections.

12.11.1. Remittances Generally. All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 11:00 a.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Lender shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such Lender under the Loan Documents.

12.11.2. Failure to Pay. If any Lender fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by Agent as customary in the banking industry for interbank compensation. In no event shall Borrowers be entitled to receive credit for any interest paid by a Lender to Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.

12.11.3. Recovery of Payments. If Agent pays any amount to a Lender in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from each Lender that received it. If Agent determines at any time that an amount received under any Loan Document must be returned to an Obligor or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Lender. If any amounts received and applied by Agent to any Obligations are later required to be returned by Agent pursuant to Applicable Law, Lenders shall pay to Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.

12.12. Agent in its Individual Capacity. As a Lender, Wells Fargo shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Wells Fargo in its capacity as a Lender. Each of Wells Fargo and its Affiliates may accept deposits from, maintain deposits or credit balances for, invest in, lend money to, provide Bank Products to, act as trustee under indentures of, serve as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if Wells Fargo were any other bank, without any duty to account therefor (including any fees or other consideration received in connection therewith) to the other Lenders. In their individual capacity, Wells Fargo and its Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Lender agrees that Wells Fargo and its Affiliates shall be under no obligation to provide such information to Lenders, if acquired in such individual capacity and not as Agent hereunder.

12.13. Agent Titles. UBS Securities LLC shall be designated as Documentation Agent. Each Lender (including UBS Securities LLC as Documentation Agent), other than Wells Fargo, that is designated (on the cover page of this Agreement or otherwise) by Wells Fargo as an “Agent” or “Arranger” of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event be deemed to have any fiduciary relationship with any other Lender or with any Obligor.

12.14. No Third Party Beneficiaries. This Section 12 is an agreement solely among Lenders and Agent, and does not confer any rights or benefits upon Obligor or any other Person. As between Obligors and Agent, any action that Agent may take under any Loan Documents shall be conclusively presumed to have been authorized and directed by Lenders as herein provided.

Section 13.	BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

13.1.1. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Obligors, Agent and Lenders and their respective successors and assigns, except that (a) no Obligor shall have the right to assign its rights or delegate its obligations under any Loan Documents and any such assignment shall be absolutely void ab initio, and (b) any assignment by a Lender must be made in compliance with Section 13.3. Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2. Participations.

13.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to a Person (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrowers shall be determined as if such Lender had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant shall not be entitled to the benefits of Section 5.9 unless Borrowers agree otherwise in writing and unless such Participant shall have agreed to be treated as a Lender for purposes of, and subject to, Sections 5.9 and 5.10 and the definition of “Excluded Taxes”. In the event that a Lender sells participations in a Loan, such Lender, as a non-fiduciary agent on behalf of Borrowers, shall maintain (or cause to be maintained) a register on which it enters the name of all participants in the Loan held by it (and the principal amount (and stated interest thereon) of the portion of the Loan that is subject to such participations) (the “Participant Register”). No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Borrower or any other Person (including the existence or identity of any participant or any information relating to a participant’s interest in the Loans or other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Loans or other obligations are in registered form under Treas. Reg. Section 5f.103-1(c). A Loan (and the Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each note shall expressly so provide). Any participation of such Loan (and the note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

13.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of any Loan Documents other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases any Borrower, Guarantor or substantial portion of the Collateral.

13.2.3. Benefit of Set-Off. Borrowers agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.3. Assignments.

13.3.1. Permitted Assignments. A Lender may assign to any Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender be at least $5,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, or (ii) counterparties to swap agreements relating to any Loans; provided, however, that any payment by Borrowers to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy Borrowers’ obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder.

13.3.2. Effect: Effective Date. Upon delivery to Agent of an assignment notice in the form of Exhibit C and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), such assignment shall become effective as specified in the notice, if it complies with this Section 13.3. From the effective date of such assignment, (a) the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder, and (b) the transferor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to any indemnification provisions provided for the benefit of the Lenders hereunder or under the other Loan Documents or any other rights of the Lenders that are to survive the termination of this Agreement or any other Loan Documents) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of a transferor Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto). Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new Notes, as appropriate. The transferee Lender shall comply with Section 5.10 and deliver, upon request, an administrative questionnaire satisfactory to Agent.

13.3.3. Tax Treatment. If any interest in a Loan Document is transferred to an Eligible Assignee that is organized under the laws of any jurisdiction other than the United States or any state or district thereof, the Eligible Assignee, concurrently with the effectiveness of such transfer, shall have complied with the provisions of Section 5.10.

13.3.4. Register. Agent (as a non-fiduciary agent on behalf of Borrowers) shall maintain, or cause to be maintained, a register (the “Register”) on which it enters the name and address of each Lender as the registered owner of the Obligations (and the principal amount and stated interest thereon) held by such Lender (each, a “Registered Loan”). Other than in connection with an assignment by a Lender of all or any portion of its portion of the Obligations to an Affiliate of such Lender (i) a Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide) and (ii) any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any evidencing the same), Borrowers shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the case of any assignment by a Lender of all or any portion of its Commitments to an Affiliate of such Lender, and which assignment is not recorded in the Register, the assigning Lender, on behalf of Borrowers, shall maintain a register comparable to the Register. Agent shall make a copy of the Register (and each Lender shall make a copy of its Participant Register to the extent it has one) available for review by Borrowers from time to time during normal business hours as Borrowers may reasonably request. It is intended that any Register and Participant Register comply with the requirements of Sections 163(f), 871(h), 881(c) and 4701 of the Code and the Treasury Regulations promulgated thereunder and shall be applied in a manner consistent therewith.

Section 14.	MISCELLANEOUS

14.1. Consents, Amendments and Waivers.

14.1.1. Amendment. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent, with the written consent of Required Lenders, and each Obligor party to such Loan Document; provided, however, that

(a) without the prior written consent of Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b) without the prior written consent of Issuing Bank affected thereby, no modification shall be effective with respect to any LC Obligations or Section 2.3;

(c) without the prior written consent of each affected Lender, no modification shall be effective that would (i) increase the Commitment of such Lender; or (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender;

(d) without the prior written consent of all Lenders (except a Defaulting Lender as provided in Section 4.2), no modification shall be effective that would (i) extend the Commitment Termination Date; (ii) except as currently contemplated by the Loan Documents (including, without limitation, in connection with a Permitted Asset Disposition or as provided in Section 12.2.1) release Collateral with a book value greater than $40,000,000 during any calendar year; (iii) except in connection with a Permitted Asset Disposition, release any Obligor from liability for any Obligations, if such Obligor is Solvent at the time of the release; or (iv) alter Sections 5.6 or 14.1.1 or amend the definitions of Pro Rata, Required Lenders or Super Majority Lenders;

(e) without the prior written consent Super Majority Lenders (except a Defaulting Lender as provided in Section 4.2), no modification shall be effective that would (i) amend the definitions of Borrowing Base, Eligible Accounts and Eligible Inventory (and the defined terms used in such definitions); or (ii) increase any advance rate; and

(f) With the written acknowledgment (without implying a requirement of consent) of Agent, Borrower Representative, and (if applicable) the signature of a Domestic Subsidiary becoming a Borrower, Joinder Agreements may be entered into and Schedules 8.5, 8.6.1, 9.1.4, 9.1.9, 9.1.12, 9.1.16, 9.1.19, and 9.1.21 may be modified.

14.1.2. Limitations. The agreement of Obligors shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves. Only the consent of the parties to the Fee Letter or any agreement relating to a Bank Product shall be required for any modification of such agreement, and no Affiliate of a Lender that is party to a Bank Product agreement shall have any other right to consent to or participate in any manner in modification of any other Loan Document. The making of any Loans during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default, nor to establish a course of dealing. Any waiver or consent granted by Lenders hereunder shall be effective only if in writing, and then only in the specific instance and for the specific purpose for which it is given.

14.1.3. Payment for Consents. No Obligors will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

14.2. Indemnity. EACH OBLIGOR SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ARISING

FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

14.3. Notices and Communications.

14.3.1. Notice Address. Subject to Section 4.1.4, all notices, requests and other communications by or to a party hereto shall be in writing and shall be given to any Obligor, at Borrower Representative’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3. Each such notice, request or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.3, 3.1.2, 4.1.1 or 5.3.3 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written notice, request or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by the Borrower Representative shall be deemed received by all Obligors.

14.3.2. Electronic Communications; Voice Mail. Electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by Section 10.1.2, administrative matters, distribution of Loan Documents for execution, and matters permitted under Section 4.1.4. Agent and Lenders make no assurances as to the privacy and security of electronic communications. Electronic and voice mail may not be used as effective notice under the Loan Documents.

14.3.3. Non-Conforming Communications. Agent and Lenders may rely upon any notices purportedly given by or on behalf of any Obligor even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Obligor shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any telephonic communication purportedly given by or on behalf of an Obligor.

14.4. Performance of Borrowers’ Obligations. Agent may, in its discretion at any time and from time to time, at Borrowers’ expense, pay any amount or do any act required of a Borrower under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Borrowers, on demand, with interest from the date incurred to the date of payment thereof at the Default Rate applicable to Base Rate Revolver Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5. Credit Inquiries. Each Obligor hereby authorizes Agent and Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary in connection with the establishment of credit lines and/or trade credit or any verification of any Obligor’s Accounts.

14.6. Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7. Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise specifically provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8. Counterparts. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.

14.9. Entire Agreement. Time is of the essence of the Loan Documents. The Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

14.10. Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent or Lenders pursuant to the Loan Documents shall be deemed to constitute Agent and Lenders to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of any Borrower.

14.11. Confidentiality. During the term of this Agreement and for 12 months thereafter, Agent and Lenders agree to take reasonable precautions to maintain the confidentiality of any information that Borrowers deliver to Agent and Lenders and identify as confidential at the time of delivery, except that Agent and any Lender may disclose such information (a) to their respective officers, directors, employees, Affiliates and agents, including legal counsel, auditors and other professional advisors; (b) to any party to the Loan Documents from time to time; (c) pursuant to the order of any court or administrative agency; (d) upon the request of any Governmental Authority exercising regulatory authority over Agent or such Lender; (e) which ceases to be confidential, other than by an act or omission of Agent or any Lender, or which becomes available to Agent or any Lender on a nonconfidential basis; (f) to the extent reasonably required in connection with any litigation relating to any Loan Documents or transactions contemplated thereby, or otherwise as required by Applicable Law; (g) to the extent reasonably required for the exercise of any rights or remedies under the Loan Documents; (h) to any actual or proposed party to a Bank Product or to any Transferee, as long as such Person agrees to be bound by the provisions of this Section; (i) to the National Association of Insurance Commissioners or any similar organization, or to any nationally recognized rating agency that requires access to information about a Lender’s portfolio in connection with ratings issued with respect to such Lender; (j) to any investor or potential investor in an Approved Fund that is a Lender or Transferee, but solely for use by such investor to evaluate an investment in such Approved Fund, or to any manager, servicer or other Person in connection with its administration of any such Approved Fund; or (k) with the consent of Borrower Representative. Notwithstanding the foregoing, Agent and Lenders may issue and disseminate to the public general information describing this credit facility, including the names and addresses of Borrowers and a general description of Borrowers’ businesses, and may use Borrowers’ names in advertising and other promotional materials.

14.12. GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

14.13. Consent to Forum.

14.13.1. Forum. EACH OBLIGOR HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES OF AMERICA LOCATED IN COOK COUNTY, ILLINOIS, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH OBLIGOR IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

14.14. Waivers by Obligors. To the fullest extent permitted by Applicable Law, Obligors waives (a) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding, claim or counterclaim of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which Obligors may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Obligor acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Agreement and that Agent and Lenders are relying upon the foregoing in their dealings with Obligor. Each Obligor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.15. Patriot Act Notice. Agent and Lenders hereby notify Obligor that pursuant to the requirements of the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Obligor, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Obligor’s management and owners, such as legal name, address, social security number and date of birth.

14.16. Subordination. Each Obligor covenants and agrees that the payment of all indebtedness, principal, interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy, or for the reorganization of any Obligor), fees, charges, expenses, reasonable attorneys’ fees and any other sum, obligation or liability owing by any other Obligor to such Obligor, including any intercompany trade payables or royalty or licensing fees (collectively, the “Intercompany Obligations”), is subordinated, to the extent and in the manner provided in this Section 14.16, to the prior payment in full of all Obligations (herein, the “Senior Obligations”) and that the subordination is for the benefit of Agent and Lenders, and Agent may enforce such provisions directly (it being understood that nothing in this Section 14.16 shall prohibit any payment on any Intercompany Obligations so long as no Default or Event of Default has occurred and is continuing).

(a) Each Obligor hereby (i) authorizes Agent to demand specific performance of the terms of this Section 14.16 whether or not any other Obligor shall have complied with any of the provisions hereof applicable to it, at any time when such Obligor shall have failed to comply with any provisions of this Section 14.16 which are applicable to it and (ii) irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

(b) Upon any distribution of assets of any Obligor in any dissolution, winding-up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) and subject to the provisions of Section 14.16:

(i) Agent and Lenders shall first be entitled to receive payment in full in cash of the Senior Obligations before any Obligor is entitled to receive any payment on account of the Intercompany Obligations.

(ii) Any payment or distribution of assets of any Obligor of any kind or character, whether in cash, property or securities, to which any other Obligor would be entitled except for the provisions of Section 14.16, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to Agent, to the extent necessary to make payment in full of all Senior Obligations remaining unpaid after giving effect to any concurrent payment or distribution or provisions therefor to Agent and Lenders.

(iii) In the event that notwithstanding the foregoing provisions of Section 14.16, any payment or distribution of assets of any Obligor of any kind or character, whether in cash, property or securities, shall be received by any other Obligor on account of the Intercompany Obligations before all Senior Obligations are paid in full, such payment or distribution shall be received and held in trust for and shall be paid over to Agent for application to the payment of the Senior Obligations until all of the Senior Obligations shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to Agent and Lenders.

(c) No right of Agent and Lenders or any other present or future holders of any Senior Obligations to enforce the subordination provisions herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Obligor with the terms hereof, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

14.17. Advertisement. Each Obligor hereby authorizes Agent to publish the names of Borrowers and the amount of the credit facility provided hereunder in any “tombstone” or comparable advertisement which Agent elects to publish.

[Remainder of page intentionally left blank;

signatures begin on following page]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS:

KELLWOOD COMPANY
KELLWOOD FINANCIAL RESOURCES, INC.
(formerly known as Newkell, Inc.)
KWD HOLDINGS, INC.
PHAT FASHIONS LLC
PHAT LICENSING LLC
ZOBHA, LLC
MEOW INC.
BETH’S BOUTIQUE, LLC
AMERICAN RECREATION PRODUCTS, INC.
SIERRA DESIGNS ACQUISITION CORPORATION
ROYAL ROBBINS, INC.

By:	/s/ Adrian Kowalewski

Name:	Adrian Kowalewski
Title:	Treasurer

Signature Page to Credit Agreement

AGENT AND LENDERS:

WELLS FARGO, NATIONAL ASSOCIATION, as Agent and a Lender

By:	/s/ Samantha Alexander

Name:	Samantha Alexander
Title:	Director

Address:	1100 Abernathy Road, Suite 1600
Atlanta, GA 30328
	Attn:	Portfolio Manager
	Fax:	(770) 804-0785

With a copy to:

Goldberg Kohn Ltd.

Address:	55 East Monroe Street, Suite 3300
Chicago, IL 60603
	Attn:	Gary Zussman
	Fax:	(312) 332-2196

Signature Page to Credit Agreement

UBS LOAN FINANCE LLC, as Documentation Agent and a Lender

By:	/s/ Mary E. Evans

Name:	Mary E. Evans
Title:	Associate Director

By:	/s/ Irja R. Otsa

Name:	Irja R. Otsa
Title:	Associate Director

Address:	677 Washington Blvd.
Stamford, CT 06901
Attn: Jitesh Hotwani
Fax: 203-719-3888

Signature Page to Credit Agreement

PNC BANK, N.A., as Lender

By:	/s/ Mark Herdman

Name:	Mark Herdman
Title:	Vice President

Address:	600 Galleria Parkway, Suite 890
Atlanta, GA 30339
Attn: Mark Herdman
Fax: (770) 953-6046

With a copy to:

Address:	1600 Market Street
Philadelphia, PA 19103
Attn: Ellen Goodman

Signature Page to Credit Agreement

SCHEDULE 1.1

to

Credit Agreement

COMMITMENTS OF LENDERS

Lender	Revolver Commitment

Wells Fargo Bank, National Association	$80,000,000

UBS Loan Finance LLC	$50,000,000

PNC Bank, N.A.	$30,000,000

Total:	$160,000,000.00

SCHEDULE 8.5

Deposit Accounts

[On file with the Company]

SCHEDULE 8.6.1

Business Locations

[On file with the Company]

SCHEDULE 9.1.4

Names and Capital Structure

1.	The corporate names, jurisdictions of incorporation, and authorized and issued Equity Interests of each Obligor are as follows:

Name	Jurisdiction of Organization	Number and Class of Authorized Shares	Number and Class of Issued Shares

Kellwood Company	Delaware	3,000,000 shares: 2,900,000 $.001/share Common 100,000 $.001/share Preferred	1,000,000 Common shares to Kellwood Holding Corp. 81,000 Common shares subject to options granted to management

KWD Holdings, Inc.	Delaware	10,000 $.01/share Common	1,000 shares to Kellwood Company

Kellwood Financial Resources, Inc. (f/k/a Newkell, Inc.)	Delaware	1,000 $.01/share Common	1,000 shares to Kellwood Company

American Recreation Products, Inc.	Delaware	800,000 $.01/share Common 20,000 $1,000/share Preferred	99,000 Common shares to Kellwood Company

Sierra Designs Acquisition Corporation	Delaware	1,000 $.01/share Common	100 shares to American Recreation Products, Inc.

Royal Robbins, Inc.	California	1,068,760 $1.00/share Common	900,000 to Kellwood Company

Meow Inc.	New York	200 No Par Common	100 shares to Kellwood Company

Beth’s Boutique, LLC	New York	100% of membership interests to Kellwood Company

Name	Jurisdiction of Organization	Number and Class of Authorized Shares	Number and Class of Issued Shares

Phat Fashions LLC	New York	100% of membership interests to Kellwood Company

Phat Licensing LLC	New York	100% of membership interests issued to Phat Fashions LLC

Zobha, LLC	Delaware	100% of membership interests to Kellwood Company

2.	The record holders of Equity Interests of each Domestic Subsidiary are as follows:

Except for the authorized and issued shares of Kellwood Company, reference is hereby made to the table in Section 1 above.

3.	All agreements binding on holders of Equity Interests of Obligors and Domestic Subsidiaries with respect to such interests are as follows:

Securityholders’ Agreement dated June 30, 2010 by and among Kellwood Holding Corp., Minority Stockholders and Kellwood Company.

12

SCHEDULE 9.1.5

Corporate Names; Locations

Other Names

Each Obligor’s correct corporate name, as registered with the Secretary of State of its state of incorporation, is shown on Schedule 8.1.4.

In the five years preceding the Closing Date, no Obligor has been the surviving corporation of a merger or combination, except:

1.	On February 20, 2008, Cardinal Group Integrated, Inc., a Delaware corporation merged into Kellwood Company with Kellwood Company being the surviving corporation, resulting in Kellwood Company being a wholly-owned subsidiary of Kellwood Holding Corp. (f.k.a. Cardinal Integrated, LLC), a Delaware corporation, an affiliate of Sun Capital Partners, Inc.

2.	On December 5, 2006 a subsidiary of Kellwood Company, Newkell III, Inc., a Delaware corporation merged with Hollywould, Inc. and changed its name to Hollywould, Inc. On February 2, 2008 Hollywould, Inc. was dissolved and the business was consolidated into Kellwood Company.

3.	On July 7, 2006 a subsidiary of Kellwood Company, Newkell IV, Inc., acquired assets of CRL Group, LLC. Newkell IV, Inc., a Delaware corporation changed its name to Vince, Inc. and on February 2, 2008 Vince, Inc. was dissolved and the business was consolidated into Kellwood Company.

4.	On February 2, 2008 Briggs New York, Inc., a Delaware corporation was dissolved and all of its assets were transferred to Kellwood Company.

5.	On February 4, 2008 Koret of California, Inc. was dissolved and all of its assets were transferred to Kellwood Company.

6.	On January 29, 2011, RT Licensing, Inc., a New York corporation merged into Kellwood Company with Kellwood Company being the sole survivor company.

Entity	Fictitious, Trade or Other Name

Kellwood Company	See Schedule 9.1.12 - Trademarks

American Recreation Products, Inc.	See Schedule 9.1.12 - Trademarks

Royal Robbins, Inc.	See Schedule 9.1.12 - Trademarks

Sierra Designs Acquisition Corporation	See Schedule 9.1.12 - Trademarks

Phat Fashions LLC	See Schedule 9.1.12 - Trademarks

In the five years preceding the Closing Date, no Obligor has acquired any substantial part of the assets of any Person, except:

1.	See transactions listed above in this Schedule 8.1.5.

2.	On July 3, 2007 Kellwood Company purchased stock of Royal Robbins, Inc.

3.	On July 13, 2007, Kellwood Company purchased all of the stock of Hanna Andersson Corporation through a merger of Hanna Andersson Corporation with a wholly-owned subsidiary of Kellwood Company, whereby Hanna Andersson Corporation was the surviving entity.

4.	On January 8, 2010, Kellwood Company acquired ISIS through American Recreation Products, Inc., a wholly-owned subsidiary of Kellwood Company.

5.	On August 25, 2010, Kellwood Company acquired substantially all of the assets of ADAMPLUSEVE, INC. through an Asset Purchase Agreement.

6.	On January 4, 2011, Kellwood Company acquired all the outstanding stock of Meow Inc., RT Licensing, Inc and Beth’s Boutique, LLC through an Equity Purchase Agreement. On January 29, 2011 Kellwood Company transferred its shares of Meow HK to Beth’s Boutique, LLC.

7.	On July 26, 2011, Kellwood Company acquired all the issued and outstanding limited liability company equity interests of Zobha, LLC and Zobha Limited. On August 19, 2011 Kellwood Company transferred ownership interest of Zobha Limited to Zobha, LLC.

14

SCHEDULE 9.1.9

Surety Obligations

None.

Schedule 9.1.12

Patents, Trademarks, Copyrights and Licenses

Obligors’ Domestic Patents:

Patent Title	Owner	Status in Patent Office	Serial Number/ Patent Number	Filing Date/ Issue Date
Adjustable Length Sleeping Bag	American Recreation Products, Inc.	Issued	6,073,282	06/13/2000
Aisle Banner	American Recreation Products, Inc.	Issued	D600,755	9/22/2009
Beverage Bottle	American Recreation Products, Inc.	Issued	D 512,874	12/20/2005
Beverage Bottle	American Recreation Products, Inc.	Issued	D 529,338	09/13/2006
Carry Bag	American Recreation Products, Inc.	Issued	D 387,555	12/16/1997
Child Carrier	American Recreation Products, Inc.	Issued	5,609,279	03/l 1/1997
Child Carrier with Kickstand	American Recreation Products, Inc.	Issued	5,626,271	05/06/1997
Collapsible Stroller	American Recreation Products, Inc.	Issued	6,533,310	03/18/2003
Container for Semi- Fluid Materials	American Recreation Products, Inc.	Issued	D414,113	9/21/1999
Convertible Camping Stool and Table	American Recreation Products, Inc.	Issued	D 398,785	09/29/1998
Heated Sleeping Bag	American Recreation Products, Inc.	Published	[s/n 12/511,221]	[filed 7/29/2009]
Pack	American Recreation Products, Inc.	Issued	5,465,886	11/14/1995
Pentagon Tent	American Recreation Products, Inc.	Issued	D 465,004	10/29/2002
Pentagon Tent	American Recreation Products, Inc.	Issued	D 470,559	02/18/2003
Single Person Shelter	American Recreation Products, Inc.	Issued	D 396,086	07/14/1998

Patent Title	Owner	Status in Patent Office	Serial Number/ Patent Number	Filing Date/ Issue Date
Sleeping Bag with Adjustable Foot Space	American Recreation Products, Inc.	Issued	6,175,976	01/23/2001
Sleeping Bag with Stretchable Panels	American Recreation Products, Inc.	Issued	6,931,680	08/23/2005
Sleeping Bag with Vented Footbox	American Recreation Products, Inc.	Issued	7,849,534	12/14/2010
Tent	American Recreation Products, Inc.	Issued	D 478,645	08/19/2003
Tent Assembly Having Multiple Configurations	American Recreation Products, Inc.	Issued	5,421,355	06/06/1995
Tent Having Truncated Corners	American Recreation Products, Inc.	Issued	D 403,041	12/22/1998
Tent Including Folding Directions	American Recreation Products, Inc.	Pending	[s/n 61/172,327]	[filed 4/24/2009]
Tent with Convertible Fly	American Recreation Products, Inc.	Pending	[s/n 12/957,815]	[filed 12/1/2010]
Tent with Fly Wing Locker	American Recreation Products, Inc.	Pending	[s/n 61/321,545]	[filed 4/7/2010]
Tent with Integral Folding and Packaging Features	American Recreation Products, Inc.	Pending	[s/n 61/332,304]	[filed 5/7/2010]
Tent with Ridge Pole	American Recreation Products, Inc.	Issued	D 534,614	12/13/2006
Tent with Self- Erecting Frames	American Recreation Products, Inc.	Issued	5,915,400	06/29/1999
Tent with Storage Receptacle	American Recreation Products, Inc.	Issued	6,450,186	09/17/2002
Tent with Storage Receptacle	American Recreation Products, Inc.	Issued	6,772,779	08/10/2004
Tent with Truss System	American Recreation Products, Inc.	Issued	6,866,055	03/15/2005
Tent with Two Ridge Poles	American Recreation Products, Inc.	Issued	D 562,930	02/6/2008

Sleeping Bag Device	Sierra Designs, Inc.	Issued	6,292,961	09/25/2001
Versatile Tent Door	Sierra Designs, Inc.	Issued	6,296,003	10/02/2001

17

Obligors’ Domestic Trademarks:

Trademark	Owner	Status in Trademark Office	Federal Registration Number	Registration Date	ITU Application and no Statement of Use filed
4 ON THE FLOOR	American Recreation Products, Inc.	Registered	3,515,286	10/14/2008	N/A
A ACADEMY BROADWAY (and Design)	American Recreation Products, Inc.	Renewed	1,768,454	5/4/1993	N/A
ACADEMY BROADWAY	American Recreation Products, Inc.	Renewed	1,778,706	6/29/1993	N/A
AGILE	American Recreation Products, Inc.	Pending	[85/311,005]	[filed 5/3/2011]	YES
ARP SAFETY PRODUCTS	American Recreation Products, Inc.	Renewed	1,882,992	3/7/1995	N/A
BLACK SHEEP	American Recreation Products, Inc.	Renewed	785,434	2/23/1965	N/A
BLACK SHEEP	American Recreation Products, Inc.	Renewed	1,302,411	10/30/1984	N/A
BLACK SHEEP	American Recreation Products, Inc.	Pending	[s/n 85/179,317]	[filed 11/17/2010]	YES
BLACK SHEEP	American Recreation Products, Inc.	Pending	[s/n 85/179,327]	[filed 11/17/2010]	YES
BLACK SHEEP (and Design)	American Recreation Products, Inc.	Renewed	1,661,770	10/22/1991	N/A
[Black Sheep Design]	American Recreation Products, Inc.	Registered	783,045	1/12/1965	N/A
COMFORTEC	American Recreation Products, Inc.	Registered	3,614,735	5/5/2009	N/A
DRYTHERM	American Recreation Products, Inc.	Registered	1,941,343	12/12/1995	N/A
EVEREST ELITE	American Recreation Products, Inc.	Renewed	1,289,067	8/7/1984	N/A
FREEPORT	American Recreation Products, Inc.	Registered	2,082,116	7/22/1997	N/A
FREYR	American Recreation Products, Inc.	Pending	[s/n 77/926,147]	[filed 2/2/2010]	YES

18

Trademark	Owner	Status in Trademark Office	Federal Registration Number	Registration Date	ITU Application and no Statement of Use filed
HILLARY	American Recreation Products, Inc.	Renewed	1,900,641	6/20/1995	N/A
H2DOWN	American Recreation Products, Inc.	Pending	[85/310,811]	[filed 5/3/2011]	YES
INSTA-BED	American Recreation Products, Inc.	Registered	3,259,010	73/2007	N/A
INSUL-THERM	American Recreation Products, Inc.	Pending	[s/n 85/241,347]	[filed 2/14/2011]	NO
ISIS	American Recreation Products, Inc.	Registered	3,692,629	10/6/2009	N/A
ISIS	American Recreation Products, Inc.	Registered	3,850,428	9/21/2010	N/A
ISIS (and Design)	American Recreation Products, Inc.	Registered	3,075,774	4/4/2006	N/A
JUBILEE	American Recreation Products, Inc.	Registered	3,945,746	4/12/2011	N/A
KELTY	American Recreation Products, Inc.	Renewed	1,059,258	2/15/1977	N/A
KELTY	American Recreation Products, Inc.	Renewed	1,063,542	4/12/1977	N/A
KELTY	American Recreation Products, Inc.	Renewed	1,294,302	9/11/1984	N/A
KELTY	American Recreation Products, Inc.	Registered	3,894,030	12/21/2010	N/A
KELTY	American Recreation Products, Inc.	Registered	3,904,440	1/11/2011	N/A
KELTY	American Recreation Products, Inc.	Registered	4,034,313	10/4/2011	N/A
KELTY (and Design)	American Recreation Products, Inc.	Registered	3,886,466	12/7/2010	N/A
KELTY (and Design)	American Recreation Products, Inc.	Registered	3,886,467	12/7/2010	N/A

19

Trademark	Owner	Status in Trademark Office	Federal Registration Number	Registration Date	ITU Application and no Statement of Use filed
KELTY (and Design)	American Recreation Products, Inc.	Registered	3,886,468	12/7/2010	N/A
KELTY (and Design)	American Recreation Products, Inc.	Registered	3,995,061	7/12/2011	N/A
KELTY (and Design)	American Recreation Products, Inc.	Registered	4,022,650	9/6/2011	N/A
KELTY K.I.D.S.	American Recreation Products, Inc.	Registered	2,045,780	3/18/1997	N/A
KELTY KIDS (and Design)	American Recreation Products, Inc.	Registered	3,890,335	12/14/2010	N/A
KELTY – THE ACTIVE FAMILY EXPERTS	American Recreation Products, Inc.	Pending	[s/n 77/966,218]	[filed 3/23/2010]	YES
KELTY – THE ACTIVE FAMILY EXPERTS	American Recreation Products, Inc.	Pending	[s/n 77/966,280]	[filed 3/23/2010]	YES
KELTY – THE ACTIVE FAMILY EXPERTS	American Recreation Products, Inc.	Pending	[s/n 77/966,401]	[filed 3/23/2010]	YES
MIJO	American Recreation Products, Inc.	Registered	3,945,763	4/12/2011	N/A
MINISTRY	American Recreation Products, Inc.	Registered	3,945,744	4/12/2011	N/A
MOUNTAIN TRAILS	American Recreation Products, Inc.	Renewed	1,612,072	9/4/1990	N/A
MOUNTAIN TRAILS	American Recreation Products, Inc.	Registered	3,957,647	5/10/2011	N/A
NASSAU	American Recreation Products, Inc.	Registered	2,082,115	7l22/1997	N/A
NO FLY ZONE	American Recreation Products, Inc.	Registered	3,444,912	6/10/2008	N/A
OMEGA II	American Recreation Products, Inc.	Pending	[s/n 85/241,374]	[filed 2/14/2011]	NO
PENTADOME	American Recreation Products, Inc.	Registered	3,002,197	9/27/2005	N/A

20

Trademark	Owner	Status in Trademark Office	Federal Registration Number	Registration Date	ITU Application and no Statement of Use filed
PROPHECY	American Recreation Products, Inc.	Pending	[s/n 77/926,213]	[filed 2/2/2010]	YES
QUIET COMFORT	American Recreation Products, Inc.	Pending	[s/n 85/318,305]	[filed 5/11/2011]	YES
READYREST	American Recreation Products, Inc.	Registered	3,211,341	2/20/2007	N/A
REVIVAL	American Recreation Products, Inc.	Pending	[s/n 77/926,282]	[filed 2/2/2010]	YES
RIDGEWAY	American Recreation Products, Inc.	Renewed	1,612,077	9/4/1990	N/A
RIDGEWAY	American Recreation Products, Inc.	Renewed	1,613,893	9/18/1990	N/A
RIDGEWAY	American Recreation Products, Inc.	Renewed	1,621,279	11/6/1990	N/A
RIDGEWAY BY KELLY	American Recreation Products, Inc.	Registered	1,990,915	8/6/1996	N/A
ROKK	American Recreation Products, Inc.	Registered	2,350,410	5/16/2000	N/A
ROKK	American Recreation Products, Inc.	Registered	4,022,710	9/6/2011	N/A
ROKK	American Recreation Products, Inc.	Registered	4,022,709	9/6/2011	N/A
SLUMBERJACK	American Recreation Products, Inc.	Renewed	1,291,069	8/21/1984	N/A
SLUMBERJACK	American Recreation Products, Inc.	Renewed	1,898,130	6/6/1995	N/A
SLUMBERJACK	American Recreation Products, Inc.	Pending	[s/n 85/241,670]	[filed 2/14/2011]	NO
SLUMBERLOFT	American Recreation Products, Inc.	Registered	4,026,079	9/13/2011	N/A
SLUMBERWICK	American Recreation Products, Inc.	Registered	4,026,073	9/13/2011	N/A

21

Trademark	Owner	Status in Trademark Office	Federal Registration Number	Registration Date	ITU Application and no Statement of Use filed
SMARTSHADE	American Recreation Products, Inc.	Registered	3,611,201	4/28/2009	N/A
SOLARON	American Recreation Products, Inc.	Registered	2,936,581	3/29/2005	N/A
SORCERY	American Recreation Products, Inc.	Pending	[s/n 77/926,262]	[filed 2/2/2010]	YES
SPORT SHOT	American Recreation Products, Inc.	Registered	3,758,644	3/9/2010	N/A
STOW-N-GO	American Recreation Products, Inc.	Registered	3,886,406	12/7/2010	N/A
STOW-N-GO	American Recreation Products, Inc.	Registered	3,994,932	7/12/2011	N/A
SUN STOPPER	American Recreation Products, Inc.	Registered	1,559,870	10/10/1989	N/A
[Swirl Start Design]	American Recreation Products, Inc.	Registered	3,527,386	1/8/2002	N/A
TAIL R MADE	American Recreation Products, Inc.	Registered	3,099,461	5/30/2006	N/A
THE CAMPING COMPANY	American Recreation Products, Inc.	Renewed	1,581,569	2/6/1990	N/A
TRAVAFIL	American Recreation Products, Inc.	Registered	1,963,244	3/19/1996	N/A
TRAVASAK	American Recreation Products, Inc.	Registered	1,373,848	12/3/1985	N/A
TRAVASAK SLEEP SYSTEM (and Design)	American Recreation Products, Inc.	Renewed	1,627,202	12/11/1990	N/A
U (and Design)	American Recreation Products, Inc.	Registered	3,837,464	8/24/2010	N/A
U (and Design)	American Recreation Products, Inc.	Registered	3,837,450	8/24/2010	N/A
U (and Design)	American Recreation Products, Inc.	Registered	3,837,452	8/24/2010	N/A

22

Trademark	Owner	Status in Trademark Office	Federal Registration Number	Registration Date	ITU Application and no Statement of Use filed
U (and Design)	American Recreation Products, Inc.	Registered	3,837,497	8/24/2010	N/A
ULLR	American Recreation Products, Inc.	Pending	[s/n 77/926,186]	[filed 2/2/2010]	YES
ULTIMATE DIRECTION	American Recreation Products, Inc.	Registered	3,837,442	8/24/2010	N/A
ULTIMATE DIRECTION	American Recreation Products, Inc.	Registered	3,837,440	8/24/2010	N/A
ULTIMATE DIRECTION	American Recreation Products, Inc.	Registered	3,859,595	10/12/2010	N/A
ULTIMATE DIRECTION (and Design)	American Recreation Products, Inc.	Registered	1,559,824	10/10/1989	N/A
UV ARMOR	American Recreation Products, Inc.	Registered	2,446,740	4/24/2001	N/A
VERSAFLY	American Recreation Products, Inc.	Pending	[s/n 85/145,346]	[filed 10/5/2010]	YES
WEATHER ARMOR	American Recreation Products, Inc.	Pending	[s/n 85/414,101]	[filed 9/2/2011]	NO
WE FIT WHO YOU ARE	American Recreation Products, Inc.	Registered	3,852,303	9/28/2010	N/A
WENZEL	American Recreation Products, Inc.	Renewed	1,010,087	5/6/1975	N/A
WENZEL	American Recreation Products, Inc.	Renewed	1,935,918	11/14/1995	N/A
YMIR	American Recreation Products, Inc.	Pending	[s/n 77/926,172]	[filed 2/2/2010]	YES

BILLY GOAT	Royal Robbins, Inc.	Renewed	1,931,700	10/31/1995	N/A
BLUEWATER SHORT	Royal Robbins, Inc.	Renewed	2,145,573	3/24/1998	N/A
GO EVERYWHERE	Royal Robbins, Inc.	Registered	2,350,360	5/16/2000	N/A
ROYAL ROBBINS	Royal Robbins, Inc.	Registered	2,428,613	2/13/2001	N/A
[Strider Design]	Royal Robbins, Inc.	Renewed	1,303,905	11/6/1984	N/A
[Walking Man Design]	Royal Robbins, Inc.	Registered	3,314,387	10/16/2007	N/A

60/40 PARKA	Sierra Designs Acquisition Corporation	Renewed	1,034,882	3/2/1976	N/A

23

Trademark	Owner	Status in Trademark Office	Federal Registration Number	Registration Date	ITU Application and no Statement of Use filed
CCT	Sierra Designs Acquisition Corporation	Pending	[s/n 85/413,896]	[filed 9/2/2011]	NO
CORE COMFORT TECHNOLOGY	Sierra Designs Acquisition Corporation	Pending	[s/n 85/365,866]	[filed 7/7/2011]	NO
DRIDOWN	Sierra Designs Acquisition Corporation	Pending	[s/n 85/433,221]	[filed 9/27/2011]	YES
SIERRA DESIGNS	Sierra Designs Acquisition Corporation	Renewed	1,086,407	2/28/1978	N/A
SINCE 1986 THE ORIGINAL 60/40 PARKA SIERRA DESIGNS (and Design)	Sierra Designs Acquisition Corporation	Renewed	1,083,585	1/24/1978	N/A

A+ (Stylized)	Kellwood Company	Registered	3,274,220	8/7/2007	N/A
A+DAM	Kellwood Company	Registered	3,117,128	7/18/2006	N/A
A+EVE	Kellwood Company	Registered	3,080,813	4/11/2006	N/A
ADAM (Stylized)	Kellwood Company	Registered	3,974,085	6/7/2011	N/A
ADAM (Stylized)	Kellwood Company	Registered	3,977,235	6/14/2011	N/A
ADAM (Stylized)	Kellwood Company	Registered	3,974,103	6/7/2011	N/A
ADAM (Stylized)	Kellwood Company	Registered	3,974,104	6/7/2011	N/A
ADAM ADAM LIPPES	Kellwood Company	Registered	3,894,166	12/21/2010	N/A
ADAM ADAM LIPPES	Kellwood Company	Pending	[s/n 77/740,172]	[filed 5/19/2009]	YES
ADAM ADAM LIPPES (Stylized)	Kellwood Company	Registered	3,990,923	7/5/2011	N/A
ADAM ADAM LIPPES (Stylized)	Kellwood Company	Pending	[s/n 77/557,808]	[filed 8/28/2008]	YES
BEAUTIFUL REBELLION	Kellwood Company	Pending	[85/267,376]	[filed 3/15/2011]	YES
BEAUTIFUL REBELLION	Kellwood Company	Pending	[85/267,385]	[filed 3/15/2011]	YES
BELIZA PETITES	Kellwood Company	Registered	3,013,979	11/8/2005	N/A
BELIZA WOMAN	Kellwood Company	Registered	2,916,374	1/4/2005	N/A
BICE	Kellwood Company	Renewed	1,807,628	11/30/1993	N/A
BLK DNM	Kellwood Company	Pending	[s/n 85/376,441]	[filed 7/20/2011]	NO
BLK DNM	Kellwood Company	Pending	[s/n 85/376,481]	[filed 7/20/2011]	YES
BLK DNM (Stylized)	Kellwood Company	Pending	[s/n 85/298,020]	[filed 4/18/2011]	NO
BLK DNM (Stylized)	Kellwood Company	Pending	[s/n 85/298.613]	[filed 4/19/2011]	YES
BLK DNM (Stylized)	Kellwood Company	Pending	[s/n 85/298.750]	[filed 4/19/2011]	YES

24

Trademark	Owner	Status in Trademark Office	Federal Registration Number	Registration Date	ITU Application and no Statement of Use filed
BLOCK ISLAND (and Design)	Kellwood Company	Registered	1,457,502	9/15/1987	N/A
BRIGGS NEW YORK	Kellwood Company	Registered	2,315,201	2/8/2000	N/A
BRIGGS NEW YORK PERFECT FIT WAISTBAND	Kellwood Company	Pending	[s/n 85/043,048]	[filed 5/19/2010]	YES
CABANA BY HOLLYWOULD	Kellwood Company	Pending	[s/n 78/801,438]	[filed 1/27/2006]	NO
CARI DAVIS	Kellwood Company	Pending	[s/n 85/329,775]	[filed 5/25/2011]	YES
CENE	Kellwood Company	Pending	[s/n 77/781,024]	[filed 7/14/2009]	YES
CHAYA	Kellwood Company	Pending	[s/n 85/024,515]	[filed 4/27/2010]	YES
CHIME	Kellwood Company	Registered	3,702,523	10/27/2009	N/A
CHIME	Kellwood Company	Pending	[s/n 85/343,172]	[filed 6/10/2011]	YES
CHIME	Kellwood Company	Pending	[s/n 85/343,183]	[filed 6/10/2011]	YES
CHORD	Kellwood Company	Pending	[s/n 85/286,975]	[filed 4/5/2011]	YES
CHORD	Kellwood Company	Pending	[s/n 85/287,016]	[filed 4/5/2011]	YES
CITY BLUES	Kellwood Company	Registered	1,124,533	8/28/1979	N/A
CITYWEAR	Kellwood Company	Renewed	1,871,395	1/3/1995	N/A
COMPONENTS	Kellwood Company	Renewed	1,674,295	2/4/1992	N/A
COMPONIX	Kellwood Company	Registered	4,016,078	8/23/2011	N/A
CRICKET LANE	Kellwood Company	Registered	1,441,281	6/2/1987	N/A
CROWNTUFT	Kellwood Company	Renewed	1,839,480	6/14/1994	N/A
DAVID DART.	Kellwood Company	Registered	1,433,987	3/24/1987	N/A
DAVID DART COLLECTIONS	Kellwood Company	Registered	1,991,895	8/6/1996	N/A
DAVID DART SPORT	Kellwood Company	Registered	1,991,896	8/6/1996	N/A
DEMOCRACY	Kellwood Company	Pending	[s/n 77/808,873]	[filed 8/20/2009]	NO
DEMOCRACY DECLARATION OF JEAN DEPENDENCE	Kellwood Company	Registered	3,946,062	4/12/2011	N/A
DEMOCRACY THE FREEDOM JEANERATION	Kellwood Company	Registered	3,946,063	4/12/2011	N/A
EASE SPORT	Kellwood Company	Renewed	1,675,206	2/11/1992	N/A
EASE SPORT	Kellwood Company	Renewed	1,696,978	6/23/1992	N/A
EC4U	Kellwood Company	Renewed	1,812,228	12/21/1993	N/A
ENCHANTE SPORT	Kellwood Company	Renewed	1,676,871	2/25/1992	N/A
FITS YOU. FITS YOUR LIFESTYLE.	Kellwood Company	Registered	3,788,790	5/11/2010	N/A
FLATTER FIT	Kellwood Company	Registered	1,679,478	3/17/1992	N/A
FLATTER STRETCH	Kellwood Company	Registered	1,758,446	3/16/1993	N/A
FRANCISCA	Kellwood Company	Registered	1,499,692	8/9/1988	N/A
FREEDOM TO CHANGE	Kellwood Company	Pending	[s/n 85/256,622]	[filed 3/3/2011]	YES
FRITZI CALIFORNIA (and Design)	Kellwood Company	Renewed	1,775,315	6/8/1993	N/A
HERBCRAFT (Stylized)	Kellwood Company	Renewed	1,646,911	6/4/1991	N/A
HIP SOLUTION	Kellwood Company	Pending	[s/n 85/223,200]	[filed 1/21/2011]	YES

25

Trademark	Owner	Status in Trademark Office	Federal Registration Number	Registration Date	ITU Application and no Statement of Use filed
HOLLYWOULD	Kellwood Company	Registered	2,502,297	10/30/2001	N/A
HOLLYWOULD	Kellwood Company	Pending	[s/n 77/948,515]	[filed 3/2/2010]	YES
HOLLYWOULD (Stylized)	Kellwood Company	Registered	3,078,229	4/11/2006	N/A
HOLLYWOULD CABANA	Kellwood Company	Pending	[s/n 78/801,440]	[filed 1/27/2006]	YES
INDEX	Kellwood Company	Registered	3,108,223	6/20/2006	N/A
IT’S HARD TO LOOK SEXY WHEN YOUR FEET HURT	Kellwood Company	Registered	3,274,268	8/7/2007	N/A
IVY WEAR	Kellwood Company	Renewed	1,775,319	6/8/1993	N/A
JAX	Kellwood Company	Registered	1,813,819	12/28/1993	N/A
JOLT	Kellwood Company	Registered	3,229,037	4/17/2007	N/A
JOLT	Kellwood Company	Pending	[s/n 85/030,617]	[filed 5/5/2010]	YES
JOLT	Kellwood Company	Pending	[s/n 85/050,418]	[filed 5/28/2010]	YES
JOLT	Kellwood Company	Pending	[s/n 85/050,526]	[filed 5/28/2010]	YES
JOLT	Kellwood Company	Pending	[s/n 85/050,646]	[filed 5/28/2010]	YES
JOLT	Kellwood Company	Pending	[s/n 85/050,660]	[filed 5/28/2010]	YES
JOLT	Kellwood Company	Pending	[s/n 85/222,977]	[filed 1/21/2011]	YES
JUST MY FIT	Kellwood Company	Pending	[s/n 85/257,144]	[filed 3/3/2011]	YES
K (and Design)	Kellwood Company	Registered	3,363,664	1/1/2008	N/A
KISSABLE	Kellwood Company	Pending	[s/n 77/866,127]	[filed 11/5/2009]	YES
KISS TO KISS	Kellwood Company	Pending	[s/n 77/863,377]	[filed 11/2/2009]	YES
KISS TO KISS XX	Kellwood Company	Pending	[s/n 77/863,381]	[filed 11/2/2009]	YES
K KORET (and Design)	Kellwood Company	Registered	3,321,642	10/23/2007	N/A
K KORET (and Design)	Kellwood Company	Registered	3,332,623	11/6/2007	N/A
KORAPEL	Kellwood Company	Registered	1,968,641	4/16/1996	N/A
KORATRON	Kellwood Company	Registered	3,271,307	7/31/2007	N/A
K WEAR BY KORET	Kellwood Company	Registered	2,366,995	7/11/2000	N/A
KORET	Kellwood Company	Registered	2,570,640	5/21/2002	N/A
KORET (Stylized)	Kellwood Company	Renewed	1,127,554	12/11/1979	N/A
KORET CITY BLUES	Kellwood Company	Renewed	1,079,447	12/13/1977	N/A
[Koret Pants Trade Design]	Kellwood Company	Registered	1,956,615	2/13/1996	N/A
KORET SOLOS	Kellwood Company	Registered	2,825,465	2/8/2005	N/A
KORET SPORT	Kellwood Company	Registered	3,357,043	12/18/2007	N/A
KORETCOMPANY.COM	Kellwood Company	Registered	3,705,898	11/3/2009	N/A
KURT THOMAS	Kellwood Company	Registered	3,995,293	7/12/2011	N/A
KURT THOMAS	Kellwood Company	Pending	[s/n 85/332,272]	[filed 5/27/2011]	YES
LAMB & FLAG	Kellwood Company	Pending	[s/n 85/214,193]	[filed 1/10/2011]	YES
LAMB & FLAG	Kellwood Company	Pending	[s/n 85/214,355]	[filed 1/10/2011]	YES
LAMB & FLAG	Kellwood Company	Pending	[s/n 85/214,368]	[filed 1/10/2011]	YES
LAMB & FLAG	Kellwood Company	Pending	[s/n 85/214,379]	[filed 1/10/2011]	YES
LAMB & FLAG	Kellwood Company	Pending	[s/n 85/214,419]	[filed 1/10/2011]	YES
LAMB & FLAG	Kellwood Company	Pending	[s/n 85/214,430]	[filed 1/10/2011]	YES
LAMB CHOP	Kellwood Company	Pending	[s/n 85/374,940]	[filed 7/19/2011]	YES

26

Trademark	Owner	Status in Trademark Office	Federal Registration Number	Registration Date	ITU Application and no Statement of Use filed
LEGEND BLUE	Kellwood Company	Pending	[s/n 77/006,921]	[filed 9/25/2006]	YES
LEGEND DENIM	Kellwood Company	Pending	[s/n 77/006,928]	[filed 9/25/2006]	YES
LOVE ADAM	Kellwood Company	Pending	[s/n 85/150,827]	[filed 10/12/2010]	YES
LOVE ADAM	Kellwood Company	Pending	[s/n 85/150,897]	[filed 10/12/2010]	YES
LOVE ADAM	Kellwood Company	Pending	[s/n 85/150,940]	[filed 10/12/2010]	YES
LOVE ADAM	Kellwood Company	Pending	[s/n 85/150,961]	[filed 10/12/2010]	YES
LOVE ADAM	Kellwood Company	Pending	[s/n 85/152,460]	[filed 10/14/2010]	YES
LOVE ADAM (Stylized)	Kellwood Company	Pending	[s/n 85/151,346]	[filed 10/13/2010]	YES
LOVE ADAM (Stylized)	Kellwood Company	Pending	[s/n 85/151,400]	[filed 10/13/2010]	YES
LOVE ADAM (Stylized)	Kellwood Company	Pending	[s/n 85/151,595]	[filed 10/13/2010]	YES
LOVE ADAM (Stylized)	Kellwood Company	Pending	[s/n 85/151,618]	[filed 10/13/2010]	YES
LOVE ADAM (Stylized)	Kellwood Company	Pending	[s/n 85/152,471]	[filed 10/14/2010]	YES
LXF (Stylized)	Kellwood Company	Pending	[s/n 85/256,993]	[filed 3/3/2011]	YES
LXF (Stylized)	Kellwood Company	Pending	[s/n 85/257,016]	[filed 3/3/2011]	YES
[LXF X Back Pocket Design]	Kellwood Company	Pending	[s/n 85/350,322]	[filed 6/20/2011]	YES
MAGIC PANT	Kellwood Company	Registered	3,793,434	5/25/2010	N/A
MAXIMO	Kellwood Company	Published	[s/n 78/321,681]	[filed 10/31/2003]	YES
MELISSA HARPER	Kellwood Company	Pending	[s/n 85/334,383]	[filed 5/31/2011]	YES
MELROSE	Kellwood Company	Pending	[s/n 85/188,646]	[filed 12/1/2010]	YES
MELROSE	Kellwood Company	Registered	1,626,053	12/4/1990	N/A
MEMOIR	Kellwood Company	Pending	[s/n 77/422,730]	[filed 3/14/2008]	YES
MINIMIZE IT	Kellwood Company	Pending	[s/n 85/188,120]	[filed 12/1/2010]	YES
MY MICHELLE	Kellwood Company	Pending	[85/294,452]	[filed 4/13/2011]	NO
MY MICHELLE	Kellwood Company	Pending	[85/343,124]	[filed 6/10/2011]	YES
MY MICHELLE	Kellwood Company	Pending	[85/343,130]	[filed 6/10/2011]	YES
MY MICHELLE (Stylized)	Kellwood Company	Registered	1,442,190	6/9/1987	N/A
NAPA VALLEY	Kellwood Company	Registered	1,769,366	5/4/I993	N/A
NAPA VALLEY BLUES	Kellwood Company	Registered	3,173,885	11/21/2006	N/A
ONIX	Kellwood Company	Pending	[s/n 85/261,489]	[filed 3/8/2011]	YES
PANTOLOGY	Kellwood Company	Registered	2,853,619	6/15/2004	N/A
PERFECT FIT WAISTBAND	Kellwood Company	Pending	[85/289,836]	[filed 4/8/2011]	YES
PINK POODLE (and Design)	Kellwood Company	Registered	3,005,746	10/11/2005	N/A
REBECCA TAYLOR	Kellwood Company	Registered	2,759,230	9/2/2003	N/A
REBECCA TAYLOR	Kellwood Company	Registered	2,601,789	7/30/2002	N/A
REBECCA TAYLOR	Kellwood Company	Registered	2,847,668	6/1/2004	N/A
REBECCA TAYLOR	Kellwood Company	Registered	2,132,863	1/27/1998	N/A
REBECCA TAYLOR	Kellwood Company	Registered	2,646,292	11/5/2002	N/A
REBECCA TAYLOR	Kellwood Company	Registered	2,919,208	1/18/2005	N/A
REBECCA TAYLOR	Kellwood Company	Pending	85/419,074	9/9/2011	NO

27

Trademark	Owner	Status in Trademark Office	Federal Registration Number	Registration Date	ITU Application and no Statement of Use filed
REBECCA TAYLOR (and 2 Cats & Crown Design)	Kellwood Company	Registered	2,596,950	7/23/2002	N/A
REWIND	Kellwood Company	Registered	3,078,041	4/11/2006	N/A
REWIND	Kellwood Company	Registered	3,694,153	10/6/2009	N/A
REWIND	Kellwood Company	Pending	[s/n 85/051,396]	[filed 6/1/2010]	YES
REWIND	Kellwood Company	Pending	[s/n 85/051,409]	[filed 6/1/2010]	YES
REWIND	Kellwood Company	Pending	[s/n 85/051,726]	[filed 6/1/2010]	YES
REWIND	Kellwood Company	Pending	[s/n 85/111,983]	[filed 6/1/2010]	YES
R. L. RICHARD	Kellwood Company	Pending	[s/n 85/329,787]	[filed 5/25/2011]	YES
ROBERT SCOTT LTD.	Kellwood Company	Renewed	1,260,999	12/13/1983	N/A
SAG HARBOR	Kellwood Company	Renewed	1,224,369	1/18/1983	N/A
SAG HARBOR	Kellwood Company	Registered	3,974,464	6/7/2011	N/A
SAG HARBOR	Kellwood Company	Registered	3,974,467	6/7/2011	N/A
SAG HARBOR	Kellwood Company	Registered	3,974,502	6/7/2011	N/A
SAG HARBOR (and Design)	Kellwood Company	Registered	1,943,661	12/26/1995	N/A
SAG HARBOR PERFECT FIT WAISTBAND	Kellwood Company	Pending	[s/n 85/043,063]	[filed 5/19/2010]	YES
SAILMATES (and Design)	Kellwood Company	Renewed	1,684,501	4/281992	N/A
SANGRIA	Kellwood Company	Registered	3,813,125	7/6/2010	N/A
SEPARATE IMPRESSIONS	Kellwood Company	Renewed	1,149,006	3/24/1981	N/A
SEPARATE IMPRESSIONS BY KORET	Kellwood Company	Registered	2,134,688	2/3/1998	N/A
SEQUIN HEARTS	Kellwood Company	Registered	3,635,709	6/9/2009	N/A
SEQUIN HEARTS	Kellwood Company	Pending	[s/n 85/343,146]	[filed 6/10/2011]	YES
SEQUIN HEARTS	Kellwood Company	Pending	[s/n 85/343,156]	[filed 6/10/2011]	YES
SHOPKORET.COM	Kellwood Company	Registered	3,705,897	11/3/2009	N/A
SIX-2-SIX	Kellwood Company	Pending	[s/n 85/930,548]	[filed 8/5/2011]	YES
SKIRTOLOGY	Kellwood Company	Pending	[s/n 77/716,293]	[filed 4/17/2009]	YES
SOLOS KORET	Kellwood Company	Registered	2,042,095	3/4/1997	N/A
STRUCK	Kellwood Company	Pending	[s/n 77/863,359]	[filed 11/2/2009]	YES
STRUCK BY JOLT	Kellwood Company	Pending	[s/n 77/863,373]	[filed 11/2/2009]	YES
STRUCK BY STYLE	Kellwood Company	Registered	3,914,439	2/1/2011	N/A
STUDIO EASE	Kellwood Company	Renewed	1,755,484	3/2/1993	N/A
SUTTER PLACE	Kellwood Company	Registered	1,706,880	8/11/1992	N/A
SUTTER PLACE and Design)	Kellwood Company	Registered	1,694,517	6/16/1992	N/A
TAKARA	Kellwood Company	Registered	3,765,444	3/23/2010	N/A
TAKARA	Kellwood Company	Pending	[s/n 85/343,191]	[filed 6/10/2011]	YES
TAKARA	Kellwood Company	Pending	[s/n 85/343,201]	[filed 6/10/2011]	YES
TARA JONES	Kellwood Company	Pending	[s/n 85/329,800]	[filed 5/25/2011]	YES
THE CLOTHES I WEAR	Kellwood Company	Registered	3,974,503	6/7/2011	N/A

28

Trademark	Owner	Status in Trademark Office	Federal Registration Number	Registration Date	ITU Application and no Statement of Use filed
THE EASY-FIT WAISTBAND	Kellwood Company	Pending	[s/n 85/223,256]	[filed 1/21/2011]	YES
THE FITTING GUARANTEE	Kellwood Company	Registered	3,795,016	5/25/2010	N/A
THE FLEXI-FIT WAISTBAND	Kellwood Company	Registered	3,860,681	10/12/2010	N/A
THE KORET PERFECT FIT	Kellwood Company	Registered	2,176,499	7/28/1998	N/A
THE SLIMMING SOLUTION	Kellwood Company	Registered	3,613,889	4/28/2009	N/A
THIN ICE	Kellwood Company	Renewed	1,804,570	11/16/1993	N/A
VINCE	Kellwood Company	Registered	2,929,250	3/1/2005	N/A
VINCE	Kellwood Company	Pending	[s/n 77/309,712]	[filed 10/22/2007]	YES
VINCE	Kellwood Company	Registered	3,680,680	9/8/2009	N/A
VINCE	Kellwood Company	Pending	[s/n 77/506,226]	[filed 6/24/2008]	YES
VINCE	Kellwood Company	Pending	[s/n 85/164,464]	[filed 10/29/2010]	YES
VINCE	Kellwood Company	Pending	[s/n 85/164,483]	[filed 10/29/2010]	YES
VINCE	Kellwood Company	Registered	3,861,098	10/12/2010	N/A
VINCE. (Stylized)	Kellwood Company	Pending	[s/n 85/129,535]	[filed 9/14/2010]	YES
VINCE. (Stylized)	Kellwood Company	Pending	[s/n 85/129,527]	[filed 9/14/2010]	YES
VINCE. (Stylized)	Kellwood Company	Registered	3,954,984	5/3/2011	N/A
VINCE. (Stylized)	Kellwood Company	Registered	3,954,985	5/3/2011	N/A
VIOLETS & ROSES	Kellwood Company	Renewed	1,849,398	8/9/1994	N/A
WAIST SOLUTION	Kellwood Company	Registered	3,999,806	7/19/2011	N/A
WINGATE (Stylized)	Kellwood Company	Renewed	1,245,406	7/12/1983	N/A
WIT AND WISDOM	Kellwood Company	Pending	[s/n 85/178,142]	3/22/2011	YES
YOU BABES (and Design)	Kellwood Company	Renewed	1,790,493	8/31/1993	N/A

[Bull Design]	Phat Fashions LLC	Registered	2,272,180	8/24/1999	N/A
[Cat Design]	Phat Fashions LLC	Registered	3,735,330	1/5/2010	N/A
[Cat Design]	Phat Fashions LLC	Registered	3,759,361	3/9/2010	N/A
[Cat Design]	Phat Fashions LLC	Registered	3,624,700	5/19/2009	N/A
[Cat Design]	Phat Fashions LLC	Registered	3,233,844	4/24/2007	N/A
[Cat Design]	Phat Fashions LLC	Registered	3,240,184	5/8/2007	N/A
[Cat Design]	Phat Fashions LLC	Registered	3,087,925	5/2/2006	N/A
[Cat Design]	Phat Fashions LLC	Registered	2,440,358	4/3/2001	N/A
[Cat Design]	Phat Fashions LLC	Registered	2,538,563	2/12/2002	N/A
[Cat Design]	Phat Fashions LLC	Registered	3,037,296	1/3/2006	N/A
BABY PHAT	Phat Fashions LLC	Registered (Virginia)	2649	10/28/2002	N/A
BABY PHAT	Phat Fashions LLC	Registered	3,613,885	4/28/2009	N/A
BABY PHAT	Phat Fashions LLC	Registered	3,701,862	10/27/2009	N/A
BABY PHAT	Phat Fashions LLC	Pending (Allowed)	[s/n 76/477,035]	[filed 12/20/2002]	YES
BABY PHAT	Phat Fashions LLC	Pending (Allowed)	[s/n 77/646,849]	[filed 1/9/2009]	YES
BABY PHAT	Phat Fashions LLC	Registered	3,591,599	3/17/2009	N/A
BABY PHAT	Phat Fashions LLC	Registered	3,181,285	2/21/2006	N/A

29

Trademark	Owner	Status in Trademark Office	Federal Registration Number	Registration Date	ITU Application and no Statement of Use filed
BABY PHAT	Phat Fashions LLC	Registered	3,220,372	3/20/2007	N/A
BABY PHAT	Phat Fashions LLC	Registered	3,386,191	1/24/2006	N/A
BABY PHAT	Phat Fashions LLC	Registered	2,240,881	4/20/1999	N/A
BABY PHAT	Phat Fashions LLC	Registered	2,538,494	2/12/2002	N/A
BABY PHAT	Phat Fashions LLC	Registered	2,736,998	7/15/2003	N/A
BABY PHAT	Phat Fashions LLC	Registered	2,811,059	2/3/2004	N/A
BABY PHAT	Phat Fashions LLC	Registered	3,004,138	10/4/2005	N/A
BABY PHAT	Phat Fashions LLC	Registered	3,051,588	1/24/2006	N/A
BABY PHAT	Phat Fashions LLC	Registered	3,060,441	2/21/2006	N/A
BABY PHAT (Stylized)	Phat Fashions LLC	Registered	3,000,181	9/27/2005	N/A
BABY PHAT (Stylized)	Phat Fashions LLC	Registered	3,743,384	10/26/2009	N/A
BABY PHAT (Stylized)	Phat Fashions LLC	Registered	3,723,824	12/8/2009	N/A
BABY PHAT (Stylized)	Phat Fashions LLC	Registered	3,600,115	3/31/2009	N/A
BABY PHAT (Stylized)	Phat Fashions LLC	Registered	2,303,780	12/28/1999	N/A
BABY PHAT (Stylized)	Phat Fashions LLC	Registered	3,004,685	10/4/2005	N/A
BABY PHAT (and Cat Design)	Phat Fashions LLC	Registered (South Carolina)	SCO12501	6/28/2001	N/A
BABY PHAT (and Cat Design)	Phat Fashions LLC	Registered (Virginia)	2650	l0/2812002	N/A
BABY PHAT (and Cat Design)	Phat Fashions LLC	Registered	3,759,401	3/9/2010	N/A
BABY PHAT (and Cat Design)	Phat Fashions LLC	Registered	3,735,329	1/5/2010	N/A
BABY PHAT (and Cat Design)	Phat Fashions LLC	Registered	3,723,825	12/8/2009	N/A
BABY PHAT (and Cat Design)	Phat Fashions LLC	Registered	3,551,930	12/23/2008	N/A
BABY PHAT (and Design)	Phat Fashions LLC	Registered	3,109,678	6/27/2006	N/A
BABY PHAT (and Design)	Phat Fashions LLC	Registered	2,429,559	2/20/2001	N/A
BABY PHAT (and Design)	Phat Fashions LLC	Registered	2,541,251	2/19/2002	N/A
BABY PHAT (and Design)	Phat Fashions LLC	Registered	2,881,224	9l7/2004	N/A
BABY PHAT (and Design)	Phat Fashions LLC	Registered	3,000,182	9/27/2005	N/A
BABY PHAT (and Design)	Phat Fashions LLC	Registered	3,006,170	10/11/2005	N/A
BABY PHAT GIRLZ	Phat Fashions LLC	Registered	3,149,054	9/26/2006	N/A
BABY PHAT GIRLZ	Phat Fashions LLC	Registered	2,557,269	4/2/2002	N/A
BABY PHAT GIRLZ	Phat Fashions LLC	Registered	2,867,090	7/27/2004	N/A

30

Trademark	Owner	Status in Trademark Office	Federal Registration Number	Registration Date	ITU Application and no Statement of Use filed
BABY PHAT GODDESS	Phat Fashions LLC	Registered	3,512,917	10/7/2008	N/A
BABY PHAT GODDESS (and Design)	Phat Fashions LLC	Registered	3,512,918	10/7/2008	N/A
BABY PHAT GOLDEN GODDESS	Phat Fashions LLC	Registered	3,366,942	1/8/2008	N/A
BABY PHAT GOLDEN GODDESS (and Design)	Phat Fashions LLC	Registered	3,374,112	1/22/2008	N/A
BABY PHAT SEDUCTIVE GODDESS	Phat Fashions LLC	Registered	3860529	10/12/2010	N/A
FROM THE RUNWAY TO THE PAVEMENT	Phat Fashions LLC	Pending	[s/n 85/377,034]	[filed 7/21/2011]	YES
FROM THE RUNWAY TO THE PAVEMENT	Phat Fashions LLC	Pending	[s/n 85/377,055]	[filed 7/21/2011]	YES
FROM THE RUNWAY TO THE PAVEMENT	Phat Fashions LLC	Pending	[s/n 85/377,068]	[filed 7/21/2011]	YES
P (and Flag Design)	Phat Fashions LLC	Registered (Virginia)	2658	11/6/2002	N/A
P (and Flag Design)	Phat Fashions LLC	Registered	3,759,363	3/9/2010	N/A
P (and Flag Design)	Phat Fashions LLC	Registered	2,487,976	9/11/2001	N/A
P (and Laurel Leaf Shield Design)	Phat Fashions LLC	Registered	3,690,698	9/29/2009	N/A
P (and Laurel Leaf Shield Design)	Phat Fashions LLC	Registered	3,438,436	5/27/2008	N/A
P (and Laurel Leaf Shield Design)	Phat Fashions LLC	Registered	3,451,492	6/17/2008	N/A
P (and Leaf Design)	Phat Fashions LLC	Registered	2,528,508	1/8/2002	N/A
P (and Leaf Design)	Phat Fashions LLC	Registered	2,610,656	8/20/2002	N/A
P (and Leaf Design)	Phat Fashions LLC	Registered	2,802,598	1/6/2004	N/A
P (and Leaf Design)	Phat Fashions LLC	Registered	3,018,211	11/22/2005	N/A
P (and Leaf Design - Outline)	Phat Fashions LLC	Registered (Virginia)	2656	10/28/2002	N/A
P (and Leaf Design - Outline)	Phat Fashions LLC	Registered	3,823,257	7/20/2010	N/A
P (and Leaf Design - Outline)	Phat Fashions LLC	Registered	3,759,362	3/9/2010	N/A
P (Leaf and Shield Design)	Phat Fashions LLC	Registered	3,812,223	6/29/2010	N/A
P (Leaf and Shield Design - Black)	Phat Fashions LLC	Registered	3,085,753	4/25/2006	N/A
P (Leaf and Shield Design – Black)	Phat Fashions LLC	Registered	3,018,212	11/22/2005	N/A
P (Leaf and Shield Design – Black)	Phat Fashions LLC	Registered	3,021,315	11/29/2005	N/A

31

Trademark	Owner	Status in Trademark Office	Federal Registration Number	Registration Date	ITU Application and no Statement of Use filed
P (Leaf and Shield Design – Black)	Phat Fashions LLC	Registered	2,600,979	7/30/2002	N/A
PHAT	Phat Fashions LLC	Registered	3,117,467	7/18/2006	N/A
PHAT	Phat Fashions LLC	Registered	2,372,748	8/l/2000	N/A
PHAT CLASSIC	Phat Fashions LLC	Registered	3,640,322	6/15/2009	N/A
PHAT FARM	Phat Fashions LLC	Registered (Virginia)	2651	10/28/2002	N/A
PHAT FARM	Phat Fashions LLC	Registered	3,730,098	12/22/2009	N/A
PHAT FARM	Phat Fashions LLC	Pending (Allowed)	[s/n 76/477,034]	[filed 12/20/2002]	YES
PHAT FARM	Phat Fashions LLC	Registered	3,861,131	10/12/2010	N/A
PHAT FARM	Phat Fashions LLC	Registered	3,256,767	6/26/2007	N/A
PHAT FARM	Phat Fashions LLC	Registered	3,181,284	12/5/2006	N/A
PHAT FARM	Phat Fashions LLC	Registered	3,220,371	3/20/2007	N/A
PHAT FARM	Phat Fashions LLC	Registered	1,809,325	12/7/1993	N/A
PHAT FARM	Phat Fashions LLC	Registered	2,415,455	12/26/2000	N/A
PHAT FARM	Phat Fashions LLC	Registered	2,847,288	6/1/2004	N/A
PHAT FARM	Phat Fashions LLC	Registered	2,867,117	7/27/2004	N/A
PHAT FARM	Phat Fashions LLC	Registered	3,013,536	11/8/2005	N/A
PHAT FARM (Stylized)	Phat Fashions LLC	Registered	2,492,511	9/25/2001	N/A
PHAT FARM (Stylized)	Phat Fashions LLC	Registered	2,552,152	3/26/2002	N/A
PHAT FARM (and Crest Design)	Phat Fashions LLC	Registered	2,487,474	9/11/2001	N/A
PHAT FARM (and Crest Design)	Phat Fashions LLC	Registered	2,551,715	3/26/2002	N/A
PHAT P FARM (and P Leaf Design)	Phat Fashions LLC	Registered (Virginia)	2652	10/28/2002	N/A
PHAT FARM (and Design)	Phat Fashions LLC	Registered	2,485,552	9/4/2001	N/A
PHAT FARM (and P Leaf Design)	Phat Fashions LLC	Registered	3,116,645	7/18/2006	N/A
PHAT FARM (and P Leaf Design)	Phat Fashions LLC	Registered	3,184,177	12/12/2006	N/A
PHAT PREMIUM (and Design)	Phat Fashions LLC	Registered	4,006,503	8/2/2011	N/A
PHAT PREMIUM (and Design)	Phat Fashions LLC	Pending	[s/n 77/479,992]	[filed 5/21/2008	YES
PHAT PREMIUM (and Design)	Phat Fashions LLC	Pending	[s/n 77/479,984]	[filed 5/21/2008]	YES
[Phat Premium Design]	Phat Fashions LLC	Registered	3,716,230	11/24/2009	N/A
[Phat Premium Design]	Phat Fashions LLC	Registered	3,693,597	10/6/2009	N/A
PHAT THREADS	Phat Fashions LLC	Registered	1,819,997	2/8/1994	N/A

32

Obligors’ Domestic Copyrights:

Title	Owner	Status in Copyright Office	Federal Registration Number	Registration Date
2 Cats and Crown Design	Kellwood Company	Registered	VA 1-062-382	9/5/2000
2 Cats Single Outline	Kellwood Company	Registered	VA 1-700-810	1/27/2010
2 Cats Double Outline	Kellwood Company	Registered	VA 1-700-808	1/27/2010
“Kaleidoscope” stripe (print on fabric)	Kellwood Company	Registered	VA-803-526	12/13/1996
45182 (art reproduction -design for fabric)	Kellwood Company	Registered	VA-851-238	12/15/1997
Abstract ethnic line work (art reproduction - design for fabric)	Kellwood Company	Registered	VA-85I-248	12/15/1997
Allover conversational (art reproduction - design for fabric)	Kellwood Company	Registered	VA-851-247	12/15/1997
Anchors away sweater (art reproduction)	Kellwood Company	Registered	VA-764-452	1/23/1996
Ansaldi (print on fabric)	Kellwood Company	Registered	VA-803-659	12/13/1996
Ansaldi engineered print (print on fabric)	Kellwood Company	Registered	VA-803-528	12/13/1996
Batik garden large allow: no. 1CB (print on fabric)	Kellwood Company	Registered	VAu-355-641	3/15/1996
Batik garden small allow: no. 1CC (print on fabric)	Kellwood Company	Registered	VAu-355-642	3/15/1996
Batik garden stripe: no. 1CD (print on fabric)	Kellwood Company	Registered	VAu-355-643	3/15/1996
Bikini print: no. 1HB (print on fabric)	Kellwood Company	Registered	VAu-355-625	3/15/1996
Black & white fruit design (print on fabric)	Kellwood Company	Registered	VA-803-662	12/13/1996
C’est noir (print on fabric)	Kellwood Company	Registered	VA-803-529	12/13/1996
CHO1O1 (art reproduction -design for fabric)	Kellwood Company	Registered	VA-851-240	12/15/1997
CHO103 (art reproduction -design for fabric)	Kellwood Company	Registered	VA-851-239	12/15/1997
Citrus collection, circle design (print on fabric)	Kellwood Company	Registered	VA-803-667	12/13/1996
Citrus collection, stripe design (print on fabric)	Kellwood Company	Registered	VA-803-666	12/13/1996
Coffee bean	Kellwood Company	Registered	VAu-697-036	1/18/2006
Cuban stripe (art reproduction -design for fabric)	Kellwood Company	Registered	VA-851-246	12/15/1997
Daily secretarial responsibilities	Kellwood Company	Registered	TX-336-181	9/27/1979

33

Title	Owner	Status in Copyright Office	Federal Registration Number	Registration Date
Daisy vermicelli	Kellwood Company	Registered	VA-543-993	2/16/1993
Diamond carpet (art reproduction -design for fabric)	Kellwood Company	Registered	VA-851-244	12/15/1997
Farmer’s market sweater (art reproduction)	Kellwood Company	Registered	VA-764-450	1/23/1996
Fashion mirrors (print on fabric)	Kellwood Company	Registered	VA-925-359	12/15/1997
Five print (art reproduction-design for fabric)	Kellwood Company	Registered	VA-851-242	12/15/1997
Floral flag: no. 1HD (print on fabric	Kellwood Company	Registered	VAu-355-624	3/15/1996
Flowerpot: no. T1A (print on fabric)	Kellwood Company	Registered	VAu-355-639	3/15/1996
Fruit & geometric shapes design (print on fabric	Kellwood Company	Registered	VA-803-665	12/13/1996
Geometric floral: no. 1HC (print on fabric)	Kellwood Company	Registered	VAu-355-638	3/15/1996
House print (art reproduction - design for fabric)	Kellwood Company	Registered	VA-851-237	12/15/1997
House print (print on fabric)	Kellwood Company	Registered	VA-803-527	12/13/1996
Ivory garden (print on fabric)	Kellwood Company	Registered	VA-1394481	3/6/2007
Kaleidoscope, box design (print on fabric)	Kellwood Company	Registered	VA-803-663	12/13/1996
Kaleidoscope, circular design (print on fabric)	Kellwood Company	Registered	VA-803-661	12/13/1996
Kaleidoscope, diagonal line design (print on fabric)	Kellwood Company	Registered	VA-803-664	12/13/1996
Keying instructions for daily secretarial responsibilities	Kellwood Company	Registered	TX-336-182	9/27/1979
Keying instructions for typing log	Kellwood Company	Registered	TX-336-179	9/27/1979
Lace design	Kellwood Company	Registered	VAu-232-902	5/18/1992
Large vegetable: no. I FC (print on fabric)	Kellwood Company	Registered	VAu-355-636	3/15/1996
Laudbag print: no. 1HA (print on fabric)	Kellwood Company	Registered	VAu-355-644	3/15/1996
Leaf border [no. B7B] (art reproduction - design for fabric)	Kellwood Company	Registered	VA-851-245	12/15/1997
Madrid collection - large print (print on fabric)	Kellwood Company	Registered	VAu-359-091	4/22/1996

34

Title	Owner	Status in Copyright Office	Federal Registration Number	Registration Date
Madrid collection - small print (print on fabric)	Kellwood Company	Registered	VAu-359-090	4/22/1996
Medium vegetable: no. 1FB (print on fabric)	Kellwood Company	Registered	VAu-355-635	3/15/1996
Modern earth collection - circle design (print on fabric)	Kellwood Company	Registered	VAu-359-093	4/22/1996
Modern earth collection - square design (print on fabric)	Kellwood Company	Registered	VAu-359-094	4/22/1996
Modern earth collection - stripe design (print on fabric)	Kellwood Company	Registered	VAu-359-092	4/22/1996
Monotone floral: no. 11G (print on fabric)	Kellwood Company	Registered	VAu-355-640	3/15/1996
Moroccan city (art reproduction -design for fabric)	Kellwood Company	Registered	VA-851-243	12/15/1997
New Orleans allover (art reproduction - design for fabric)	Kellwood Company	Registered	VA-851-251	12/15/1997
New Orleans border (art reproduction - design for fabric)	Kellwood Company	Registered	VA-851-253	12/15/1997
New Orleans helicopter view (art reproduction - design for fabric)	Kellwood Company	Registered	VA-851-252	12/15/1997
New Orleans stripe (art reproduction- design for fabric)	Kellwood Company	Registered	VA-851-250	12/15/1997
Paisley pattern	Kellwood Company	Registered	VAu-228-535	5/28/1992
Pale floral, large flower design (print on fabric)	Kellwood Company	Registered	VA-803-660	12/13/1996
Pale flower collection - small flower design (print on fabric)	Kellwood Company	Registered	VA-803-530	12/13/1996
People allover (art reproduction -design for fabric)	Kellwood Company	Registered	VA-851-255	12/15/1997
People border (art reproduction - design for fabric)	Kellwood Company	Registered	VA-851-235	12/15/1997
People border: no. 1AA (print on fabric)	Kellwood Company	Registered	VAu-355-632	3/15/1996
People large allow: no. lAG (print on fabric)	Kellwood Company	Registered	VAu-355-631	3/15/1996
People small allow: no. 1AH (print on fabric)	Kellwood Company	Registered	VAu-355-630	3/15/1996
People stripe: no. lAD (print on fabric)	Kellwood Company	Registered	VAu-355-629	3/15/1996

35

Title	Owner	Status in Copyright Office	Federal Registration Number	Registration Date
Petit floral: no. 71B (print on fabric)	Kellwood Company	Registered	VAu-355-637	3/15/1996
Polka dot flower (art reproduction -design for fabric)	Kellwood Company	Registered	VA-851-236	12/15/1997
Pots & pans: no. I DE (print on fabric)	Kellwood Company	Registered	VAu-355-633	3/15/1996
Pots and pans - large pots: no. IDC (print on fabric)	Kellwood Company	Registered	VAu-355-627	3/15/1996
Pots and pans - pots spaced: no. IDA (print on fabric)	Kellwood Company	Registered	VAu-355-628	3/15/1996
Pots and pans all over: no. 1 DB (print on fabric)	Kellwood Company	Registered	VAu-355-626	3/15/1996
Salon faces (art reproduction -design for fabric)	Kellwood Company	Registered	VA-851-256	12/15/1997
Scribble print no. CH0104 (art reproduction -design for fabric)	Kellwood Company	Registered	VA-851-241	12/15/1997
Small vegetable: no. 1FA (print on fabric)	Kellwood Company	Registered	VAu-355-634	3/15/1996
Stripe jewel tone (art reproduction - design for fabric)	Kellwood Company	Registered	VA-851-249	12/15/1997
Teresa (fabric design)	Kellwood Company	Registered	VA-491-939	2/13/1992
The Markamatic system of computerized pattern grading and marking	Kellwood Company	Registered	TX-338-900	9/24/1979
The Markamatic system of computerized pattern grading and marking	Kellwood Company	Registered	TXu-29-477	5/21/1979
Typing log	Kellwood Company	Registered	TX-336-180	9/27/1979
Urban safari (art reproduction -design for fabric)	Kellwood Company	Registered	VA-851-254	12/15/1997
Victorian Shawl Collar	Kellwood Company	Registered	VA-557-133	4/23/1993
Victorian tea sweater (art reproduction)	Kellwood Company	Registered	VA-764-451	1/16/1996
[Jamaica allover: no. DD201] (print on fabric)	Kellwood Company	Registered	VA-898-685	5/15/1998
[Water skin: no. DD166] (print on fabric)	Kellwood Company	Registered	VA-898-686	5/15/1998
Allover print weekend: no. DD 177 (FBM) (print on fabric)	Kellwood Company	Registered	VA-965-969	5/15/1998

36

Title	Owner	Status in Copyright Office	Federal Registration Number	Registration Date
Aloha stamp: no. DD165 (FGQ) (print on fabric)	Kellwood Company	Registered	VA-965-962	5/15/1998
Beach chair: no. DD173 (FGU) (print on fabric)	Kellwood Company	Registered	VA-965-957	5/15/1998
Citrus village: no. DD203 (FDC) (print on fabric)	Kellwood Company	Registered	VA-965-966	5/15/1998
Cocktail print: no. DD 184 (EHP) (print on fabric)	Kellwood Company	Registered	VA-965-959	5/15/1998
Coffee society allover: no. DD 172 (FAC) (print on fabric)	Kellwood Company	Registered	VA-965-953	5/15/1998
Coffee stripe: no. DD193 (PAM) (print on fabric)	Kellwood Company	Registered	VA-965-974	5/15/1998
Excess baggage: no. DD192 (FIC) (print on fabric)	Kellwood Company	Registered	VA-965-967	5/15/1998
Floral border: no. DD221 (ZFA) (print on fabric)	Kellwood Company	Registered	VA-965-954	5/15/1998
Fossil leaf: no. DD191 (FIB) (print on fabric)	Kellwood Company	Registered	VA-965-958	5/15/1998
Friendly weekend: no. DD178 (ZCD) (print on fabric)	Kellwood Company	Registered	VA-965-971	5/15/1998
Girlfriend print: no. DD182 (GFK) (print on fabric)	Kellwood Company	Registered	VA-965-973	5/15/1998
Jamaica stripe: no. DD202 (FCD) (print on fabric)	Kellwood Company	Registered	VA-965-970	5/15/1998
Large skin print: no. 502t (GHR) (print on fabric)	Kellwood Company	Registered	VA-965-972	5/15/1998
Mesh floral (HGA): no. DD223 (print on fabric)	Kellwood Company	Registered	VA-965-977	5/15/1998
Paisley brown: no. 21188 (GHG) (print on fabric)	Kellwood Company	Registered	VA-965-960	5/15/1998
Paisley scroll breeze: no. 2124 (HOG) (print on fabric)	Kellwood Company	Registered	VA-965-975	5/15/1998
Seaside conversational: no. DD141 (EGP) (print on fabric	Kellwood Company	Registered	VA-965-964	5/15/1998
Small baggage: no. DD207 (FIU) (print on fabric)	Kellwood Company	Registered	VA-965-968	5/15/1998

37

Title	Owner	Status in Copyright Office	Federal Registration Number	Registration Date
Small floral: no. DD146 (ECH) (print on fabric)	Kellwood Company	Registered	VA-965-956	5/15/1998
Sponge print: no. DD224 (HOE) (print on fabric)	Kellwood Company	Registered	VA-965-976	5/15/1998
Stipple print: no. DD225 (HGF) (print on fabric)	Kellwood Company	Registered	VA-965-961	5/15/1998
Vertical stripe: no. DD176 (FLK) (print on fabric)	Kellwood Company	Registered	VA-965-963	5/15/1998
Water lily: no. 10043 (HGB) (print on fabric)	Kellwood Company	Registered	VA-965-955	5/15/1998
Watercolor skin print (print on fabric)	Kellwood Company	Registered	VA-965-965	5/15/1998
Banded paisley: no. DD230 (HHE) (print on fabric)	Kellwood Company	Registered	VA-942-818	5/15/1998
FHA/Large accessory: DOT DD161 (print on fabric)	Kellwood Company	Registered	VA-898-672	5/15/1998
FSE/Commonflake: DD171 (print on fabric)	Kellwood Company	Registered	VA-898-671	5/15/1998

“Baby Phat” and Cat Design	Phat Fashions, LLC	Registered	VA-852-101	11/25/1998
Baby Phat Crown Badge	Phat Fashions, LLC	Registered	VA-0001622877	10/29/2007
Baby Phat Crown Burst	Phat Fashions, LLC	Registered	VA-0001622872	10/29/2007
“Money Moo” Art Reproduction	Phat Fashions, LLC	Registered	VA-0000984552	8/27/1999
“Money Moo Fall, 1998” Design on Shirt	Phat Fashions, LLC	Registered	VA-0000983346	8/27/1999
“Money Moo Fall, 1998” Design on Clothing	Phat Fashions, LLC	Registered	VAu-000480547	8/27/1999
“Money Moo Spring, 1998” Design on Shirt	Phat Fashions, LLC	Registered	VA-0000983345	8/27/1999
“Money Moo Spring, 1999” Design on Shirt	Phat Fashions, LLC	Registered	VA-0000983349	8/27/1999
“Money Moo Spring, 2000” Art Reproduction	Phat Fashions, LLC	Registered	VAu-000468061	9/13/1999
“Money Moo Spring, 2000” Design on Clothing	Phat Fashions, LLC	Registered	VAu-000480546	8/27/1999
“Money Moo Winter, 1993” Design on Shirt	Phat Fashions, LLC	Registered	VA-0000983344	8/27/1999
P Laurel Leaf and Shield Design	Phat Fashions, LLC	Registered	VA-0001628674	3/19/2008

38

Title	Owner	Status in Copyright Office	Federal Registration Number	Registration Date

Falling man (computer graphic)	American Recreation Products, Inc.	Registered	VA-0001365455	7/14/2006
Now I Lay Me Down To Sleep [Children characters on sleeping bags (girls)]	American Recreation Products, Inc.	Registered	VAu-14-198	9/24/1979
Now I Lay Me Down To Sleep [Children characters on sleeping bags (boys)]	American Recreation Products, Inc.	Registered	VAu-16-817	9/24/1979

Obligors’ License Agreements:

(a)	Trademark License Agreement by and between Global Brand Holdings, LLC and Kellwood Company dated May 7, 2003, as amended. (XOXO for Clothing)

(b)	Amended and Restated License Agreement, effective as of February 1, 2003, and Agreement to Amend Employment Agreement and License Agreement, effective as of February 1, 2007, by and between David Meister and Kellwood Company. (DAVID MEISTER for Dresses and Gowns)

(c)	Intellectual Property License Agreement by and between Zobha Licensing, LLC and Zobha, LLC dated July 26, 2011. (ZOBHA for Clothing)

(d)	Intellectual Property License Agreement by and between Michael Boris Clothing Ltd. and Kellwood Company dated September 1, 2011. (MICHAEL BORIS for Clothing and Related Accessories)

(e)	License Agreements by and between Rick Ridgeway Products, Inc. and American Recreation Products, Inc. dated June 19, 1984, May 1, 1989 as amended and extended from time to time including pursuant to that certain License Extension and Amendment, dated September 20, 2010. (RICK RIDGEWAY for Camping Goods)

(f)	Agreement by and between Precise Imports Corporation d/b/a Wenger N.A. and American Recreation Products, Inc. dated October 9, 2002. (WENGER N.A. for Camping Goods)

(g)	Trademark License Agreement by and between Serta, Inc. and American Recreation Products, Inc. (Wenzel) dated October 15, 2006 (SERTA for Camping Goods)

(h)	Amended and Restated License Agreement by and between 5.11, Inc. and Royal Robbins, Inc. dated June 1, 2003. (Strap Pocket Trade Dress) (Royalty-Free)

(i)	Howe Sierra Designs License Agreement by and between Robert Howe and American Recreation Products, Inc. (Sierra Designs) dated January 1, 1996. (CLIP-LOC Tent Pole Locking Fastener)

(j)	Trademark License Agreement by and among Michael Johnson, Barbara Johnson and American Recreation Products, Inc., dated November 1, 1991 as amended November 1, 1991, August 16, 1993, November 1, 1994, July 1, 1998 and November 16, 1999. (Handy Cone Pop-Up Warning Marker)

39

(k)	Patent License Agreement by and between Inkling Inc. and American Recreation Products, Inc. dated January 1, 2009. (Tent Poles)

(l)	Royalty Agreement by and between Paul Fair a/k/a Hexhead and American Recreation Products, Inc. dated December 1, 2008. (Suspension System, Back Panel, or Bag)

(m)	License Agreement, effective as of January 1, 2009, by and between Wenger Licensing LLC and American Recreation Products, Inc., as amended.

Obligors’ Foreign Patents

Patent Title	Owner	Country	Status in Patent Office	Serial Number/ Patent Number	Filing Date / Issue Date
Child Carrier with Kickstand	American Recreation Products, Inc.	Australia	Issued	699411	3/18/1999
Child Carrier with Kickstand	American Recreation Products, Inc.	Canada	Issued	2175771	7/27/1999
Heated Sleeping Bag	American Recreation Products, Inc.	Canada	Pending	[s/n 2,638,376]	[filed 7/29/2008]

Obligors’ Foreign Trademarks

Trademark	Owner	Country	Status in Trademark Office	Federal Registration Number	Registration Date
BABY PHAT	Phat Fashions LLC	Argentina	Pending	[s/n 3,045,665]	[filed 11/11/2010]
PHAT FARM	Phat Fashions LLC	Argentina	Pending	[s/n 3,042,402]	[filed 10/29/2010]
BABY PHAT	Phat Fashions LLC	Australia	Registered	774453	9/30/1998
BABY PHAT & Design (Cat Logo)	Phat Fashions LLC	Australia	Registered	1,066,407	7/11/2005
CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Australia	Registered	866004	2/14/2001
PHAT FARM	Phat Fashions LLC	Australia	Registered	1,066,409	7/11/2005
PHAT FARM (and Crest Design)	Phat Fashions LLC	Australia	Registered	1,064,767	7/13/2005
BABY PHAT	Phat Fashions LLC	Bahrain	Registered	44076	4/10/2005
BABY PHAT	Phat Fashions LLC	Bahrain	Registered	44077	4/10/2005
PHAT FARM	Phat Fashions LLC	Bahrain	Registered	44078	4/10/2005
PHAT FARM	Phat Fashions LLC	Bahrain	Registered	44079	4/10/2005
PHAT	Phat Fashions LLC	Benelux	Renewed	552164	4/27/1994
PHAT FARM	Phat Fashions LLC	Benelux	Renewed	619587	11/3/1997
BABY PHAT	Phat Fashions LLC	Bolivia	Registered	87321-C	7/16/2002
CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Bolivia	Pending	[s/n 14480]	[filed 11/9/1999]
PHAT FARM	Phat Fashions LLC	Bolivia	Registered	87438-C	7/18/2002
BABY PHAT	Phat Fashions LLC	Brazil	Pending (Suspended)	[s/n 821,880,675]	[filed 8/2/1999]
BULL’S HEAD	Phat Fashions LLC	Brazil	Pending (Suspended)	[s/n 821,346,326]	[filed 1/11/1999]
CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Brazil	Registered	822,460,181	12/13/2005
[Cat Design]	Phat Fashions LLC	Brazil	Pending	[s/n 830.448.829]	[filed 11/27/2009]

40

Trademark	Owner	Country	Status in Trademark Office	Federal Registration Number	Registration Date
[Cat Design]	Phat Fashions LLC	Brazil	Pending	[s/n 830.448.810]	[filed 11/27/2009]
PHAT FARM	Phat Fashions LLC	Brazil	Pending (Suspended)	[s/n 821,346,300]	1/11/1999
[Shaded Bull Design]	Phat Fashions LLC	Brazil	Registered	821,346,318	5/14/2002
BABY PHAT	Phat Fashions LLC	Bulgaria	Registered	64975	5/12/2008
BABY PHAT (Stylized)	Phat Fashions LLC	Bulgaria	Registered	64976	5/12/2008
BABY PHAT (and Cat Design)	Phat Fashions LLC	Bulgaria	Registered	64977	5/12/2008
[Cat Design]	Phat Fashions LLC	Bulgaria	Registered	62247	12/3/2007
P (and Laurel Leaf Shield Design – White)	Phat Fashions LLC	Bulgaria	Registered	62248	12/3/2007
PHAT FARM	Phat Fashions LLC	Bulgaria	Registered	76817	5/17/2011
PHAT FARM (Stylized)	Phat Fashions LLC	Bulgaria	Registered	76818	5/17/2011
PHAT FARM P (and Triangle Design)	Phat Fashions LLC	Bulgaria	Registered	000447756	5/10/2003
BABY PHAT	Phat Fashions LLC	Canada	Registered	760154	2/24/2010
BABY PHAT	Phat Fashions LLC	Canada	Registered	557141	1/30/2002
BABY PHAT (Stylized)	Phat Fashions LLC	Canada	Registered	760461	2/26/2010
BABY PHAT (Stylized)	Phat Fashions LLC	Canada	Registered	761902	3/17/2010
BABY PHAT (and Cat Design)	Phat Fashions LLC	Canada	Registered	762606	3/24/2010
BABY PHAT GODDESS	Phat Fashions LLC	Canada	Registered	722944	9/4/2008
BABY PHAT GODDESS (and Cat Design)	Phat Fashions LLC	Canada	Registered	772952	9/4/2008
[Cat Design]	Phat Fashions LLC	Canada	Registered	761903	3/17/2010
CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Canada	Registered	586083	7/29/2003
P (and Flag Design)	Phat Fashions LLC	Canada	Registered	585254	7/15/2003
P (and Flag Design)	Phat Fashions LLC	Canada	Registered	703855	12/27/2007
P (and Laurel Leaf Shield Design)	Phat Fashions LLC	Canada	Registered	761110	3/9/2010
P (and Leaf Design)	Phat Fashions LLC	Canada	Registered	635879	3/22/2005
PHAT CLASSICS	Phat Fashions LLC	Canada	Pending	[s/n 1,379,625]	[filed 1/17/2008]
PHAT FARM	Phat Fashions LLC	Canada	Registered	703853	12/27/2007
PHAT FARM	Phat Fashions LLC	Canada	Registered	536709	11/6/2000
PHAT FARM (Stylized)	Phat Fashions LLC	Canada	Registered	578514	3/28/2003
PHAT FARM (Stylized)	Phat Fashions LLC	Canada	Registered	571500	11/29/2002
PHAT FARM (and Crest Design)	Phat Fashions LLC	Canada	Registered	578443	3/27/2003
PHAT FARM (and P Leaf Design)	Phat Fashions LLC	Canada	Registered	578524	3/28/2003
BABY PHAT	Phat Fashions LLC	Chile	Registered	558,809	1/18/2000
PHAT FARM	Phat Fashions LLC	Chile	Registered	558,818	1/18/2000
BABY PHAT	Phat Fashions LLC	China (Peoples’ Republic)	Registered	4,924,866	3/28/2009
BABY PHAT	Phat Fashions LLC	China (Peoples’ Republic)	Registered	4,924,867	2/14/2009

41

Trademark	Owner	Country	Status in Trademark Office	Federal Registration Number	Registration Date
BABY PHAT	Phat Fashions LLC	China (Peoples’ Republic)	Registered	1,358,532	1/28/2000
BABY PHAT	Phat Fashions LLC	China (Peoples’ Republic)	Registered	6,553,521	6/21/2010
BABY PHAT (Stylized)	Phat Fashions LLC	China (Peoples’ Republic)	Registered	6,553,522	6/21/2010
BABY PHAT (and Cat Design)	Phat Fashions LLC	China (Peoples’ Republic)	Registered	4,518,596	12/14/2008
BABY PHAT (and Cat Design)	Phat Fashions LLC	China (Peoples’ Republic)	Registered	4,518,595	2/7/2009
BABY PHAT (and Cat Design)	Phat Fashions LLC	China (Peoples’ Republic)	Registered	4,518,708	5/28/2008
BABY PHAT (and Cat Design)	Phat Fashions LLC	China (Peoples’ Republic)	Pending	[s/n 6,848,582]	[filed 7/18/2008]
BABY PHAT (and Cat Design)	Phat Fashions LLC	China (Peoples’ Republic)	Registered	4,518,597	5/28/2008
BABY PHAT (and Cat Design)	Phat Fashions LLC	China (Peoples’ Republic)	Pending (Suspended)	[s/n 4,518,709]	[filed 3/1/2005]
[Cat Design]	Phat Fashions LLC	China (Peoples’ Republic)	Pending	[s/n 6,848,581]	[filed 7/18/2008]
[Cat Design]	Phat Fashions LLC	China (Peoples’ Republic)	Pending (Suspended)	[s/n 4,518,593]	[filed 3/1/2005]
[Cat Design]	Phat Fashions LLC	China (Peoples’ Republic)	Registered	4,518,590	2/7/2009
[Cat Design]	Phat Fashions LLC	China (Peoples’ Republic)	Registered	4,518,594	5/28/2008
[Cat Design]	Phat Fashions LLC	China (Peoples’ Republic)	Registered	4,518,592	5/28/2008
[Cat Design]	Phat Fashions LLC	China (Peoples’ Republic)	Registered	4,518,591	12/14/2008
P (and Flag Design)	Phat Fashions LLC	China (Peoples’ Republic)	Registered	4,924,863	5/21/2009
P (and Laurel Leaf Shield Design – White)	Phat Fashions LLC	China (Peoples’ Republic)	Registered	6,943,682	8/28/2010

42

Trademark	Owner	Country	Status in Trademark Office	Federal Registration Number	Registration Date
P (and Laurel Leaf Shield Design – White)	Phat Fashions LLC	China (Peoples’ Republic)	Registered	6,943,683	8/28/2011
P (and Laurel Leaf Shield Design)	Phat Fashions LLC	China (Peoples’ Republic)	Pending	[s/n 6,943,684]	[filed 9/8/2008]
P (and Laurel Leaf Shield Design)	Phat Fashions LLC	China (Peoples’ Republic)	Registered	6,943,685	8/28/2011
P (and Leaf Design – Outline)	Phat Fashions LLC	China (Peoples’ Republic)	Pending	[s/n 4,924,856]	[filed 9/30/2005]
P (Leaf and Shield Design)	Phat Fashions LLC	China (Peoples’ Republic)	Registered	4,924,864	5/21/2009
PF (Stylized)	Phat Fashions LLC	China (Peoples’ Republic)	Registered	4,924,865	5/14/2009
PHAT CLASSICS	Phat Fashions LLC	China (Peoples’ Republic)	Registered	6,515,514	1/17/2008
PHAT FARM	Phat Fashions LLC	China (Peoples’ Republic)	Registered	4,681,384	1/28/2009
PHAT FARM	Phat Fashions LLC	China (Peoples’ Republic)	Registered	1,310,594	9/7/1999
PHAT FARM	Phat Fashions LLC	China (Peoples’ Republic)	Registered	1,305,776	8/21/1999
PHAT FARM (Stylized)	Phat Fashions LLC	China (Peoples’ Republic)	Registered	1,684,551	12/21/2001
PHAT FARM (Stylized)	Phat Fashions LLC	China (Peoples’ Republic)	Registered	1,660,889	11/7/2001
PHAT FARM (and Crest Design)	Phat Fashions LLC	China (Peoples’ Republic)	Registered	1,668,145	11/21/2001
BABY PHAT	Phat Fashions LLC	Colombia	Registered	235387	4/27/2001
CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Colombia	Registered	259761	11/15/2002
PHAT FARM	Phat Fashions LLC	Colombia	Registered	225901	4/13/2000
BABY PHAT	Phat Fashions LLC	Cyprus, Republic of	Pending	[s/n 71302]	[filed 4/14/2005]
BABY PHAT	Phat Fashions LLC	Cyprus, Republic of	Pending	[s/n 71301]	[filed 4/14/2005]
PHAT FARM	Phat Fashions LLC	Cyprus, Republic	Pending	[s/n 71303]	[filed 4/14/2005]
PHAT FARM	Phat Fashions LLC	Cyprus, Republic of	Pending	[s/n 71304]	[filed 4/14/2005]

43

Trademark	Owner	Country	Status in Trademark Office	Federal Registration Number	Registration Date
PHAT	Phat Fashions LLC	Denmark	Renewed	4608/94	7/8/1994
PHAT FARM	Phat Fashions LLC	Denmark	Registered	3388/99	9/15/1999
BABY PHAT	Phat Fashions LLC	Dominican Republic	Registered	107843	10/30/1999
BABY PHAT	Phat Fashions LLC	Dominican Republic	Registered	107837	10/30/1999
PHAT FARM	Phat Fashions LLC	Dominican Republic	Registered	107842	10/30/1999
PHAT FARM	Phat Fashions LLC	Dominican Republic	Registered	107838	10/30/1999
BABY PHAT	Phat Fashions LLC	Ecuador	Registered	3430-00	6/26/2000
CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Ecuador	Registered	4070-00	6/29/2000
PHAT FARM	Phat Fashions LLC	Ecuador	Registered	3432-00	6/26/2000
BABY PHAT	Phat Fashions LLC	Egypt	Registered	201585	9/8/2009
BABY PHAT	Phat Fashions LLC	Egypt	Pending (Published)	[s/n 201586]	[filed 5/23/2007]
PHAT FARM	Phat Fashions LLC	Egypt	Pending	[s/n 201587]	[filed 5/23/2007]
PHAT FARM	Phat Fashions LLC	Egypt	Registered	201588	10/13/2009
BABY PHAT	Phat Fashions LLC	El Salvador	Registered	144 Book 136	8/10/2001
CLASSIC AMERICAN FLAVA	Phat Fashions LLC	El Salvador	Registered	89 Book 137	8/21/2001
PHAT FARM	Phat Fashions LLC	El Salvador	Registered	50 Book 130	5/14/2001
BABY PHAT	Phat Fashions LLC	European Community	Registered	000881524	10/13/1999
BABY PHAT	Phat Fashions LLC	European Community	Registered	004923553	3/29/2007
BABY PHAT (and Cat Design)	Phat Fashions LLC	European Community	Pending (Opposed)	[s/n 004643342]	[filed 9/20/2005]
BABY PHAT (and Cat Design)	Phat Fashions LLC	European Community	Registered	004923777	3/30/2007
BABY PHAT GODDESS (and Cat Design)	Phat Fashions LLC	European Community	Registered	004923777	3/30/2007
[Cat Design]	Phat Fashions LLC	European Community	Registered	004643375	8/2/2007
CLASSIC AMERICAN FLAVA	Phat Fashions LLC	European Community	Registered	1,396,365	6/29/2001
P (and Flag Design)	Phat Fashions LLC	European Community	Registered	004643417	8/2/2007
P (and Laurel Leaf Shield Design)	Phat Fashions LLC	European Community	Registered	005264569	8/2/2007
P (and Leaf Design – Outline)	Phat Fashions LLC	European Community	Registered	004643433	3/2/2007
P (Leaf and Shield Design)	Phat Fashions LLC	European Community	Registered	004643326	3/2/2007
PF (Stylized)	Phat Fashions LLC	European Community	Registered	004643292	4/17/2009
PHAT CLASSICS	Phat Fashions LLC	European Community	Registered	006584049	1/20/2009

44

Trademark	Owner	Country	Status in Trademark Office	Federal Registration Number	Registration Date
PHAT FARM	Phat Fashions LLC	European Community	Registered	004479523	9/25/2006
PHAT FARM	Phat Fashions LLC	European Community	Registered	881482	10/19/1999
PHAT	Phat Fashions LLC	France	Registered	93/481938	8/31/1993
PHAT FARM	Phat Fashions LLC	France	Registered	97/702680	11/4/1997
PHAT FARM	Phat Fashions LLC	Germany	Registered	396.55.627	4/30/1997
PHAT FARM (and Crest Design)	Phat Fashions LLC	Germany	Registered	300.73.335	7/11/2001
BABY PHAT	Phat Fashions LLC	Guatemala	Registered	104571	5/23/2000
PHAT FARM	Phat Fashions LLC	Guatemala	Registered	104677	6/5/2000
BABY PHAT	Phat Fashions LLC	Honduras	Registered	99956	2/21/2007
CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Honduras	Registered	79271	10/12/2000
PHAT FARM	Phat Fashions LLC	Honduras	Registered	77400	6/14/2000
BABY PHAT	Phat Fashions LLC	Hong Kong	Registered	300498736	9/21/2005
BABY PHAT	Phat Fashions LLC	Hong Kong	Registered	301048590	2/11/2008
BABY PHAT	Phat Fashions LLC	Hong Kong	Registered	200215781	8/26/1998
BABY PHAT (Stylized)	Phat Fashions LLC	Hong Kong	Registered	301048608	2/11/2008
BABY PHAT (and Cat Design)	Phat Fashions LLC	Hong Kong	Registered	300498727	9/21/2005
BABY PHAT (and Cat Design)	Phat Fashions LLC	Hong Kong	Registered	3004497944	9/20/2005
BABY PHAT (and Cat Design)	Phat Fashions LLC	Hong Kong	Registered	301048617	2/11/2008
[Cat Design]	Phat Fashions LLC	Hong Kong	Registered	300498718	9/21/2005
[Cat Design]	Phat Fashions LLC	Hong Kong	Registered	301048626	2/11/2008
[Cat Design]	Phat Fashions LLC	Hong Kong	Registered	300497935	9/20/2005
P (and Flag Design)	Phat Fashions LLC	Hong Kong	Registered	300497917	9/20/2005
P (and Leaf Design – Outline)	Phat Fashions LLC	Hong Kong	Registered	300497908	9/20/2005
P (Leaf and Shield Design)	Phat Fashions LLC	Hong Kong	Registered	300497926	9/20/2005
PF (Stylized)	Phat Fashions LLC	Hong Kong	Registered	300497890	9/20/2005
PHAT	Phat Fashions LLC	Hong Kong	Renewed	3613/95	4/26/1993
PHAT FARM (Stylized)	Phat Fashions LLC	Hong Kong	Registered	3780/2002	9/22/2000
PHAT FARM (Stylized)	Phat Fashions LLC	Hong Kong	Registered	4218/2001	9/22/2000
PHAT FARM (and Crest Design)	Phat Fashions LLC	Hong Kong	Registered	6286/2002	9/22/2000
BABY PHAT	Phat Fashions LLC	India	Registered	1,275,909	1/17/2006
PHAT FARM	Phat Fashions LLC	India	Registered	1,275,910	3/29/2008
BABY PHAT (and Cat Design)	Phat Fashions LLC	Indonesia	Pending	[s/n D00.2009.000675]	[filed 1/9/2009]
BABY PHAT (and Cat Design)	Phat Fashions LLC	Indonesia	Pending	[s/n D00.2009.000676]	[filed 1/9/2009]
BABY PHAT (and Cat Design)	Phat Fashions LLC	International Registration (Madrid Protocol)	Registered	IR 905391	3/3/2006

45

Trademark	Owner	Country	Status in Trademark Office	Federal Registration Number	Registration Date
BABY PHAT GODDESS (and Cat Design)	Phat Fashions LLC	International Registration (Madrid Protocol)	Registered	IR 882532	2/22/2006
BABY PHAT	Phat Fashions LLC	Italy	Pending	[s/n RM2010C006923]	[filed 11/16/2010]
PHAT	Phat Fashions LLC	Italy	Renewed	00695475	5/3/1994
BABY PHAT	Phat Fashions LLC	Japan	Registered	4692771	7/18/2003
BABY PHAT	Phat Fashions LLC	Japan	Registered	4293397	7/9/1999
BABY PHAT	Phat Fashions LLC	Japan	Registered	5101609	12/28/2007
BABY PHAT (Stylized)	Phat Fashions LLC	Japan	Registered	5170939	10/3/2008
BABY PHAT (and Cat Design)	Phat Fashions LLC	Japan	Registered	4896783	9/22/2005
[Cat Design]	Phat Fashions LLC	Japan	Registered	4896782	9/22/2005
P (and Flag Design)	Phat Fashions LLC	Japan	Registered	4980466	8/18/2006
P (and Leaf Design – Outline)	Phat Fashions LLC	Japan	Registered	4980465	8/18/2006
P (Leaf and Shield Design)	Phat Fashions LLC	Japan	Registered	4980467	8/18/2006
PF (Stylized)	Phat Fashions LLC	Japan	Registered	4980464	8/18/2006
PHAT	Phat Fashions LLC	Japan	Renewed	3370202	9/11/1998
PHAT CLASSICS	Phat Fashions LLC	Japan	Registered	5199837	1/23/2009
PHAT FARM	Phat Fashions LLC	Japan	Registered	4660257	4/4/2003
PHAT FARM	Phat Fashions LLC	Japan	Renewed	3234428	12/25/1996
PHAT FARM (Stylized)	Phat Fashions LLC	Japan	Registered	4510370	9/28/2001
PHAT FARM (and Crest Design)	Phat Fashions LLC	Japan	Registered	4510371	9/28/2001
BABY PHAT	Phat Fashions LLC	Jordan	Registered	91564	4/10/2007
BABY PHAT	Phat Fashions LLC	Jordan	Registered	91563	4/10/2007
PHAT FARM	Phat Fashions LLC	Jordan	Registered	91566	4/10/2007
PHAT FARM	Phat Fashions LLC	Jordan	Registered	91565	4/10/2007
BABY PHAT	Phat Fashions LLC	Korea, Republic of	Registered	0458243	11/9/1999
BABY PHAT	Phat Fashions LLC	Korea, Republic of	Registered	40-0678282	9/14/2006
BABY PHAT (and Cat Design)	Phat Fashions LLC	Korea, Republic of	Registered	40-0664997	6/5/2006
[Cat Design]	Phat Fashions LLC	Korea, Republic of	Registered	40-0664996	6/5/2006
P (and Laurel Leaf Shield Design – White)	Phat Fashions LLC	Korea, Republic of	Registered	40-0729668	11/30/2007
PF (Stylized)	Phat Fashions LLC	Korea, Republic of	Registered	40-714764	6/26/2007
PHAT	Phat Fashions LLC	Korea, Republic of	Renewed	315203	6/10/1995
PHAT CLASSICS	Phat Fashions LLC	Korea, Republic of	Registered	790305	5/28/2009
PHAT FARM	Phat Fashions LLC	Korea, Republic of	Registered	0458180	11/8/1999
PHAT FARM (Stylized)	Phat Fashions LLC	Korea, Republic of	Registered	503491	10/11/2001

46

Trademark	Owner	Country	Status in Trademark Office	Federal Registration Number	Registration Date
PHAT FARM (Stylized)	Phat Fashions LLC	Korea, Republic of	Registered	522951	6/14/2002
PHAT FARM (and Crest Design)	Phat Fashions LLC	Korea, Republic of	Registered	522952	6/14/2002
BABY PHAT	Phat Fashions LLC	Kuwait	Registered	59255	5/28/2005
BABY PHAT	Phat Fashions LLC	Kuwait	Registered	58934	5/28/2005
PHAT FARM	Phat Fashions LLC	Kuwait	Registered	59465	7/16/2005
PHAT FARM	Phat Fashions LLC	Kuwait	Registered	59256	5/28/2005
PHAT FARM	Phat Fashions LLC	Kuwait	Registered	58935	5/28/2005
BABY PHAT	Phat Fashions LLC	Lebanon	Registered	110636	4/17/2007
PHAT FARM	Phat Fashions LLC	Lebanon	Registered	110637	4/17/2007
BABY PHAT	Phat Fashions LLC	Macao	Registered	19197	2/9/2006
BABY PHAT (and Cat Design)	Phat Fashions LLC	Macao	Registered	19203	2/9/2006
[Cat Design]	Phat Fashions LLC	Macao	Registered	19202	2/9/2006
P (and Flag Design)	Phat Fashions LLC	Macao	Registered	19200	2/9/2006
P (and Leaf Design – Outline)	Phat Fashions LLC	Macao	Registered	19201	2/9/2006
P (Leaf and Shield Design)	Phat Fashions LLC	Macao	Registered	19199	2/9/2006
PF (Stylized)	Phat Fashions LLC	Macao	Registered	19198	2/9/2006
PHAT FARM	Phat Fashions LLC	Macao	Registered	19196	2/9/2006
BABY PHAT	Phat Fashions LLC	Mexico	Registered	910763	11/28/2005
BABY PHAT	Phat Fashions LLC	Mexico	Registered	878711	4/27/2005
BABY PHAT	Phat Fashions LLC	Mexico	Renewed	589794	8/20/1998
BABY PHAT	Phat Fashions LLC	Mexico	Registered	1196685	1/14/2011
BABY PHAT (Stylized)	Phat Fashions LLC	Mexico	Registered	912979	12/8/2005
BABY PHAT (Stylized)	Phat Fashions LLC	Mexico	Registered	878135	4/26/2005
CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Mexico	Registered	649991	11/16/1999
[Cat Design]	Phat Fashions LLC	Mexico	Registered	1083925	2/12/2009
[Cat Design]	Phat Fashions LLC	Mexico	Registered	1131983	11/26/2009
[Cat Design	Phat Fashions LLC	Mexico	Pending	[s/n 911173]	[filed 2/2/2008]
[Cat Design]	Phat Fashions LLC	Mexico	Registered	912980	12/8/2005
P (and Flag Design)	Phat Fashions LLC	Mexico	Registered	714315	4/4/2001
P (and Leaf Design)	Phat Fashions LLC	Mexico	Registered	869872	2/25/2005
PHAT FARM	Phat Fashions LLC	Mexico	Renewed	618088	7/9/1998
PHAT FARM	Phat Fashions LLC	Mexico	Registered	712288	3/19/2001
PHAT FARM (Stylized)	Phat Fashions LLC	Mexico	Registered	689044	9/22/2000
PHAT FARM (and Crest Design)	Phat Fashions LLC	Mexico	Registered	702461	9/22/2000
BABY PHAT	Phat Fashions LLC	New Zealand	Renewed	297097	8/24/1998
BABY PHAT (and Cat Design)	Phat Fashions LLC	New Zealand	Registered	732424	7/11/2005
CLASSIC AMERICAN FLAVA	Phat Fashions LLC	New Zealand	Renewed	602615	8/13/1999
PHAT FARM	Phat Fashions LLC	New Zealand	Registered	297099	8/24/1998
PHAT FARM (Stylized)	Phat Fashions LLC	New Zealand	Registered	623829	9/22/2000
PHAT FARM (Stylized)	Phat Fashions LLC	New Zealand	Registered	623830	9/22/2000

47

Trademark	Owner	Country	Status in Trademark Office	Federal Registration Number	Registration Date
PHAT FARM (and Crest Design)	Phat Fashions LLC	New Zealand	Registered	623831	9/22/2000
BABY PHAT	Phat Fashions LLC	Nicaragua	Registered	46047 C.C.	1/5/2001
CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Nicaragua	Registered	46855 C.C.	2/1/2001
PHAT FARM	Phat Fashions LLC	Nicaragua	Registered	46048 C.C.	1/5/2001
BABY PHAT	Phat Fashions LLC	Norway	Registered	202429	4/17/2000
BABY PHAT (Stylized)	Phat Fashions LLC	Norway	Registered	237042	1/2/2007
BABY PHAT (and Cat Design)	Phat Fashions LLC	Norway	Registered	237043	1/2/2007
[Cat Design]	Phat Fashions LLC	Norway	Registered	237045	1/2/2007
P (Leaf and Shield Design)	Phat Fashions LLC	Norway	Registered	237046	1/2/2007
PHAT FARM	Phat Fashions LLC	Norway	Registered	202430	1/2/2007
PHAT FARM (Stylized)	Phat Fashions LLC	Norway	Registered	237044	1/2/2007
BABY PHAT	Phat Fashions LLC	Oman	Registered	43811	1/30/2008
BABY PHAT	Phat Fashions LLC	Oman	Registered	43810	11/11/2007
PHAT FARM	Phat Fashions LLC	Oman	Registered	43812	11/11/2007
PHAT FARM	Phat Fashions LLC	Oman	Registered	43813	1/30/2008
BABY PHAT	Phat Fashions LLC	Panama	Registered	102243	8/13/1999
PHAT FARM	Phat Fashions LLC	Panama	Registered	120122	3/20/2002
PHAT FARM (Stylized)	Phat Fashions LLC	Panama	Registered	112698	1/31/2001
PHAT FARM (Stylized)	Phat Fashions LLC	Panama	Registered	112699	1/31/2001
PHAT FARM (and Crest Design)	Phat Fashions LLC	Panama	Registered	112700	1/31/2001
BABY PHAT	Phat Fashions LLC	Paraguay	Registered	222339	2/7/2000
CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Paraguay	Registered	228175	8/31/2000
PHAT FARM	Phat Fashions LLC	Paraguay	Registered	222338	2/7/2000
BABY PHAT	Phat Fashions LLC	Peru	Registered	058267	10/15/1999
BABY PHAT (and Cat Design)	Phat Fashions LLC	Peru	Registered	176049	5/23/2011
[Cat Design]	Phat Fashions LLC	Peru	Registered	175423	3/31/2011
CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Peru	Registered	66163	7/31/2000
PHAT FARM	Phat Fashions LLC	Peru	Registered	058266	10/15/1999
BABY PHAT	Phat Fashions LLC	Philippines	Registered	42003005948	11/20/2006
BABY PHAT (and Cat Design)	Phat Fashions LLC	Philippines	Registered	42003005947	11/20/2006
PHAT FARM (Stylized and Leaf Design – Outline)	Phat Fashions LLC	Philippines	Registered	42003009309	11/22/2007
BABY PHAT	Phat Fashions LLC	Qatar	Pending (Published)	[s/n 44405]	[filed 4/25/2007]
BABY PHAT	Phat Fashions LLC	Qatar	Pending (Published)	[s/n 44404]	[filed 4/25/2007]
PHAT FARM	Phat Fashions LLC	Qatar	Pending (Published)	[s/n 44407]	[filed 4/25/2007]
PHAT FARM	Phat Fashions LLC	Qatar	Pending (Published)	[s/n 44406]	[filed 4/25/2007]

48

Trademark	Owner	Country	Status in Trademark Office	Federal Registration Number	Registration Date
BABY PHAT	Phat Fashions LLC	Romania	Registered	074184	1/11/2006
BABY PHAT (Stylized)	Phat Fashions LLC	Romania	Registered	074185	1/11/2006
BABY PHAT (and Cat Design)	Phat Fashions LLC	Romania	Registered	074176	1/11/2006
[Cat Design]	Phat Fashions LLC	Romania	Registered	074186	1/11/2006
P (Leaf and Shield Design)	Phat Fashions LLC	Romania	Registered	074175	1/11/2006
PHAT FARM	Phat Fashions LLC	Romania	Registered	074173	1/11/2006
PHAT FARM (Stylized)	Phat Fashions LLC	Romania	Registered	074174	1/11/2006
BABY PHAT	Phat Fashions LLC	Russian Federation	Registered	276912	10/21/2004
BABY PHAT (Stylized)	Phat Fashions LLC	Russian Federation	Registered	321362	2/19/2007
BABY PHAT (and Cat Design)	Phat Fashions LLC	Russian Federation	Registered	269478	5/31/2004
[Cat Design]	Phat Fashions LLC	Russian Federation	Registered	322147	3/12/2007
P (Leaf and Shield Design)	Phat Fashions LLC	Russian Federation	Registered	322296	3/12/2007
PHAT FARM	Phat Fashions LLC	Russian Federation	Registered	321364	2/19/2007
PHAT FARM (Stylized)	Phat Fashions LLC	Russian Federation	Registered	321363	3/7/2007
BABY PHAT	Phat Fashions LLC	Saudi Arabia	Registered	996/75	6/19/2008
BABY PHAT	Phat Fashions LLC	Saudi Arabia	Registered	955/10	11/10/2007
PHAT FARM	Phat Fashions LLC	Saudi Arabia	Registered	996/76	6/19/2008
PHAT FARM	Phat Fashions LLC	Saudi Arabia	Pending	[s/n 109454]	[filed 9/18/2006]
BABY PHAT	Phat Fashions LLC	South Africa	Pending	[s/n 2004/01908]	[filed 2/11/2004]
BABY PHAT	Phat Fashions LLC	South Africa	Pending	[s/n 2004/01910]	[filed 2/11/2004]
BABY PHAT	Phat Fashions LLC	South Africa	Pending	[s/n 2004/01909]	[filed 2/11/2004]
BABY PHAT	Phat Fashions LLC	South Africa	Pending	[s/n 2004/01906]	[filed 2/11/2004]
BABY PHAT	Phat Fashions LLC	South Africa	Pending	[s/n 2004/01907]	[filed 2/11/2004]
[Bull Design]	Phat Fashions LLC	South Africa	Registered	2004/01934	8/19/2008
[Bull Design]	Phat Fashions LLC	South Africa	Registered	2004/01931	8/25/2008
[Bull Design]	Phat Fashions LLC	South Africa	Registered	2004/01932	8/25/2008
[Bull Design]	Phat Fashions LLC	South Africa	Registered	2004/01935	8/25/2008
[Bull Design]	Phat Fashions LLC	South Africa	Registered	2004/01933	8/25/2008
[Cat Design]	Phat Fashions LLC	South Africa	Registered	2004/01942	8/13/2008
[Cat Design]	Phat Fashions LLC	South Africa	Registered	2004/01944	8/13/2008
[Cat Design]	Phat Fashions LLC	South Africa	Registered	2004/01941	8/13/2008
[Cat Design]	Phat Fashions LLC	South Africa	Registered	2004/01945	8/13/2008
[Cat Design]	Phat Fashions LLC	South Africa	Registered	2004/01943	8/13/2008
CLASSIC AMERICAN FLAVA	Phat Fashions LLC	South Africa	Registered	2004/01914	8/4/2008
CLASSIC AMERICAN FLAVA	Phat Fashions LLC	South Africa	Registered	2004/01911	8/4/2008
CLASSIC AMERICAN FLAVA	Phat Fashions LLC	South Africa	Registered	2004/01912	8/4/2008
CLASSIC AMERICAN FLAVA	Phat Fashions LLC	South Africa	Registered	2004/01915	8/4/2008

49

Trademark	Owner	Country	Status in Trademark Office	Federal Registration Number	Registration Date
CLASSIC AMERICAN FLAVA	Phat Fashions LLC	South Africa	Registered	2004/01913	8/4/2008
P (and Flag Design)	Phat Fashions LLC	South Africa	Registered	2004/01920	8/13/2008
P (and Flag Design)	Phat Fashions LLC	South Africa	Registered	2004/01919	8/19/2008
P (and Flag Design)	Phat Fashions LLC	South Africa	Registered	2004/01918	8/13/2008
P (and Flag Design)	Phat Fashions LLC	South Africa	Registered	2004/01916	8/4/2008
P (and Flag Design)	Phat Fashions LLC	South Africa	Registered	2004/01917	8/26/2008
P (and Laurel Leaf Shield Design)	Phat Fashions LLC	South Africa	Pending (Published)	[s/n 2006/20283]	[filed 8/25/2006]
P (and Leaf Design)	Phat Fashions LLC	South Africa	Registered	2004/01922	8/13/2008
P (and Leaf Design)	Phat Fashions LLC	South Africa	Registered	2004/01925	8/25/2008
P (and Leaf Design)	Phat Fashions LLC	South Africa	Registered	2004/01921	8/19/2008
P (and Leaf Design)	Phat Fashions LLC	South Africa	Registered	2004/01924	8/19/2008
P (and Leaf Design)	Phat Fashions LLC	South Africa	Registered	2004/01923	8/19/2008
P (Leaf and Shield Design – Black)	Phat Fashions LLC	South Africa	Registered	2004/01927	8/19/2008
P (Leaf and Shield Design – Black)	Phat Fashions LLC	South Africa	Registered	2004/01926	8/19/2008
P (Leaf and Shield Design)	Phat Fashions LLC	South Africa	Registered	2004/01929	8/19/2008
P (Leaf and Shield Design)	Phat Fashions LLC	South Africa	Registered	2004/01928	8/19/2008
P (Leaf and Shield Design)	Phat Fashions LLC	South Africa	Registered	2004/01930	8/25/2008
PHAT	Phat Fashions LLC	South Africa	Pending	[s/n 2004/01896]	[filed 2/11/2004]
PHAT	Phat Fashions LLC	South Africa	Pending	[s/n 2004/01899]	[filed 2/11/2004]
PHAT	Phat Fashions LLC	South Africa	Pending	[s/n 2004/01898]	[filed 2/11/2004]
PHAT	Phat Fashions LLC	South Africa	Pending	[s/n 2004/01897]	[filed 2/11/2004]
PHAT	Phat Fashions LLC	South Africa	Pending	[s/n 2004/01900]	[filed 2/11/2004]
PHAT FARM	Phat Fashions LLC	South Africa	Pending	[s/n 2004/01901]	[filed 2/11/2004]
PHAT FARM	Phat Fashions LLC	South Africa	Pending	[s/n 2004/01904]	[filed 2/11/2004]
PHAT FARM	Phat Fashions LLC	South Africa	Pending	[s/n 2004/01903]	[filed 2/11/2004]
PHAT FARM	Phat Fashions LLC	South Africa	Pending	[s/n 2004/01902]	[filed 2/11/2004]
PHAT FARM	Phat Fashions LLC	South Africa	Pending	[s/n 2004/01905]	[filed 2/11/2004]
PHAT FARM (and Crest Design)	Phat Fashions LLC	South Africa	Registered	2004/01937	12/2/2008
PHAT FARM (and Crest Design)	Phat Fashions LLC	South Africa	Registered	2004/01936	12/18/2008
PHAT FARM (and Crest Design)	Phat Fashions LLC	South Africa	Registered	2004/01939	12/18/2008
PHAT FARM (and Crest Design)	Phat Fashions LLC	South Africa	Registered	2004/01938	12/2/2008
PHAT FARM (and Crest Design)	Phat Fashions LLC	South Africa	Registered	2004/01940	2/11/2004
BABY PHAT	Phat Fashions LLC	Sweden	Registered	337019	5/5/2000
PHAT FARM	Phat Fashions LLC	Sweden	Registered	331746	6/28/1999
BABY PHAT	Phat Fashions LLC	Switzerland	Registered	470.895	10/19/1999
BABY PHAT (Stylized)	Phat Fashions LLC	Switzerland	Registered	543.074	2/23/2006
BABY PHAT (and Cat Design)	Phat Fashions LLC	Switzerland	Registered	543.075	2/23/2006

50

Trademark	Owner	Country	Status in Trademark Office	Federal Registration Number	Registration Date
[Cat Design]	Phat Fashions LLC	Switzerland	Registered	543.076	2/23/2006
CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Switzerland	Registered	473.602	11/26/1999
P (Leaf and Shield Design)	Phat Fashions LLC	Switzerland	Registered	543.073	2/23/2006
PHAT FARM	Phat Fashions LLC	Switzerland	Renewed	452.818	1/7/1998
BABY PHAT	Phat Fashions LLC	Taiwan	Registered	1213413	6/16/2006
BABY PHAT	Phat Fashions LLC	Taiwan	Registered	1211505	6/1/2006
BABY PHAT	Phat Fashions LLC	Taiwan	Registered	1252965	3/1/2007
BABY PHAT (and Cat Design)	Phat Fashions LLC	Taiwan	Registered	1213415	6/16/2006
BABY PHAT (and Cat Design)	Phat Fashions LLC	Taiwan	Registered	1211507	6/1/2006
BABY PHAT (and Cat Design)	Phat Fashions LLC	Taiwan	Registered	1346472	1/16/2009
BABY PHAT (and Cat Design)	Phat Fashions LLC	Taiwan	Registered	1252970	3/1/2007
[Cat Design]	Phat Fashions LLC	Taiwan	Registered	1213414	6/16/2006
[Cat Design]	Phat Fashions LLC	Taiwan	Registered	1211506	6/1/2006
[Cat Design]	Phat Fashions LLC	Taiwan	Registered	1252969	3/1/2007
P (and Flag Design)	Phat Fashions LLC	Taiwan	Registered	1252967	3/1/2007
P (Leaf and Shield Design – Outline)	Phat Fashions LLC	Taiwan	Registered	1252966	3/1/2007
P (Leaf and Shield Design)	Phat Fashions LLC	Taiwan	Registered	1252968	3/1/2007
PHAT	Phat Fashions LLC	Taiwan	Renewed	626361	1/1/1994
PHAT CLASSICS	Phat Fashions LLC	Taiwan	Registered	1335278	11/1/2008
PHAT FARM	Phat Fashions LLC	Taiwan	Registered	1207765	5/1/2006
PHAT FARM (Stylized)	Phat Fashions LLC	Taiwan	Registered	976977	12/16/2001
PHAT FARM (Stylized)	Phat Fashions LLC	Taiwan	Registered	961537	9/16/2001
PHAT FARM (and Crest Design)	Phat Fashions LLC	Taiwan	Registered	974471	9/15/2001
BABY PHAT (Stylized)	Phat Fashions LLC	Thailand	Registered	215635	3/23/2005
BABY PHAT (Stylized)	Phat Fashions LLC	Thailand	Registered	240010	2/24/2004
PHAT FARM	Phat Fashions LLC	Thailand	Registered	179319	4/22/2002
BABY PHAT	Phat Fashions LLC	Turkey	Registered	2005/08321	3/11/2005
BABY PHAT	Phat Fashions LLC	Turkey	Registered	2002/14586	6/13/2002
BABY PHAT (Stylized)	Phat Fashions LLC	Turkey	Registered	2006/01384	1/18/2006
BABY PHAT (and Cat Design)	Phat Fashions LLC	Turkey	Registered	2006/01500	1/19/2006
[Cat Design]	Phat Fashions LLC	Turkey	Registered	2006/01498	1/19/2006
P (Leaf and Shield Design)	Phat Fashions LLC	Turkey	Registered	2006/10383	1/18/2006
PHAT	Phat Fashions LLC	Turkey	Registered	2002/14585	6/13/2002
PHAT FARM	Phat Fashions LLC	Turkey	Registered	2005/08322	3/11/2005
PHAT FARM	Phat Fashions LLC	Turkey	Registered	2002/14794	6/17/2002
PHAT FARM (Stylized)	Phat Fashions LLC	Turkey	Registered	2006/01499	1/19/2006
BABY PHAT	Phat Fashions LLC	United Arab Emirates	Registered	58642	3/14/2006
BABY PHAT	Phat Fashions LLC	United Arab Emirates	Registered	58641	3/14/2006

51

Trademark	Owner	Country	Status in Trademark Office	Federal Registration Number	Registration Date
BABY PHAT (and Cat Design)	Phat Fashions LLC	United Arab Emirates	Registered	85293	11/26/2007
P (and Laurel Leaf Shield Design)	Phat Fashions LLC	United Arab Emirates	Registered	84617	10/3/2007
PHAT CLASSICS	Phat Fashions LLC	United Arab Emirates	Pending	[s/n 105511]	[filed 1/17/2008]
PHAT FARM	Phat Fashions LLC	United Arab Emirates	Registered	81909	5/24/2007
PHAT FARM	Phat Fashions LLC	United Arab Emirates	Registered	58640	3/14/2006
PHAT FARM	Phat Fashions LLC	United Arab Emirates	Pending (Opposed)	[s/n 68628]	[filed 4/10/2005]
BABY PHAT (and Cat Design)	Phat Fashions LLC	United Kingdom (Madrid Protocol)	Registered	IR 905391	3/3/2006
PHAT	Phat Fashions LLC	United Kingdom	Renewed	1545530	8/19/1993
PHAT FARM	Phat Fashions LLC	United Kingdom	Renewed	2150235	10/31/1997
PHAT FARM (Stylized)	Phat Fashions LLC	United Kingdom	Registered	2246831	3/16/2001
PHAT FARM & CREST DESIGN	Phat Fashions LLC	United Kingdom	Registered	2246832	3/16/2001
BABY PHAT	Phat Fashions LLC	Uruguay	Registered	314.451	2/16/2000
CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Uruguay	Registered	318.577	6/27/2000
PHAT FARM	Phat Fashions LLC	Uruguay	Registered	314.449	2/16/2000
BABY PHAT	Phat Fashions LLC	Venezuela	Registered	P-219.712	4/7/2000
CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Venezuela	Registered	P-224.647	9/5/2000
PHAT FARM	Phat Fashions LLC	Venezuela	Registered	P-218.439	2/25/2000
PHAT FARM (and P Leaf Design)	Phat Fashions LLC	Venezuela	Pending (Opposed)	[s/n 18151/02]	[filed 11/20/2002]

ACADEMY BROADWAY	American Recreation Products, Inc.	Argentina	Pending	[s/n 3048478]	[filed 11/24/2010]
ACADEMY BROADWAY	American Recreation Products, Inc.	Argentina	Pending	[s/n 3048479]	[filed 11/24/2010]
ACADEMY BROADWAY	American Recreation Products, Inc.	Argentina	Pending	[s/n 3048480]	[filed 11/24/2010]
TIMBERWOLF	American Recreation Products, Inc.	Argentina	Pending	[s/n 314484]	[filed 9/9/2011]
TIMBERWOLF	American Recreation Products, Inc.	Argentina	Pending	[s/n 314488]	[filed 9/9/2011]
WENZEL	American Recreation Products, Inc.	Argentina	Pending	[s/n 3048483]	[filed 11/24/2010]
WENZEL	American Recreation Products, Inc.	Argentina	Pending	[s/n 3048484]	[filed 11/24/2010]
WENZEL	American Recreation Products, Inc.	Argentina	Pending	[S/n 3048486]	[filed 11/24/2010]

52

Trademark	Owner	Country	Status in Trademark Office	Federal Registration Number	Registration Date
KELTY	American Recreation Products, Inc.	Australia	Registered	705849	9/16/1998
SLUMBERJACK	American Recreation Products, Inc.	Australia	Registered	705848	9/3/1997
WENZEL	American Recreation Products, Inc.	Australia	Registered	705847	10/9/1997
ACADEMY BROADWAY	American Recreation Products, Inc.	Brazil	Pending	[s/n 830.857.362]	[filed 11/29/2010]
ACADEMY BROADWAY	American Recreation Products, Inc.	Brazil	Pending	[s/n 830.857.370]	[filed 11/29/2010]
ACADEMY BROADWAY	American Recreation Products, Inc.	Brazil	Pending	[s/n 830.857.389]	[filed 11/29/2010]
WENZEL	American Recreation Products, Inc.	Brazil	Pending	[s/n 830.857.397]	[filed 11/29/2010]
WENZEL	American Recreation Products, Inc.	Brazil	Pending	[s/n 830.857.400]	[filed 11/29/2010]
WENZEL	American Recreation Products, Inc.	Brazil	Pending	[s/n 830.857.419]	[filed 11/29/2010]
EVEREST ELITE	American Recreation Products, Inc.	Canada	Registered	307521	10/18/1985
KELTY	American Recreation Products, Inc.	Canada	Registered	256720	3/13/1981
RIDGEWAY	American Recreation Products, Inc.	Canada	Registered	313881	5/2/1986
SLUMBERJACK	American Recreation Products, Inc.	Canada	Registered	302183	4/26/1985
SOLAR SILK	American Recreation Products, Inc.	Canada	Registered	324008	2/27/1987
TRAVASAK	American Recreation Products, Inc.	Canada	Registered	342713	7/15/1988
ULTIMATE DIRECTION	American Recreation Products, Inc.	Canada	Registered	TMA804,571	8/16/2011
ULTIMATE DIRECTION	American Recreation Products, Inc.	Canada	Registered	TMA804,572	8/16/2011
ULTIMATE DIRECTION	American Recreation Products, Inc.	Canada	Registered	TMA804,570	8/16/2011
U (and Design)	American Recreation Products, Inc.	Canada	Registered	TMA804,569	8/16/2011
U (and Design)	American Recreation Products, Inc.	Canada	Registered	TMA804,568	8/16/2011
U (and Design)	American Recreation Products, Inc.	Canada	Registered	TMA804,567	8/16/2011
U (and Design)	American Recreation Products, Inc.	Canada	Registered	TMA804,573	8/16/2011
ACADEMY BROADWAY	American Recreation Products, Inc.	Chile	Pending	[s/n 931283]	[filed 11/29/2010]
ACADEMY BROADWAY	American Recreation Products, Inc.	Chile	Pending	[s/n 931284]	[filed 11/29/2010]
ACADEMY BROADWAY	American Recreation Products, Inc.	Chile	Pending	[s/n 931285]	[filed 11/29/2010]

53

Trademark	Owner	Country	Status in Trademark Office	Federal Registration Number	Registration Date
WENZEL	American Recreation Products, Inc.	Chile	Pending	[s/n 931286]	[filed 11/29/2010]
WENZEL	American Recreation Products, Inc.	Chile	Pending	[s/n 931287]	[filed 11/29/2010]
WENZEL	American Recreation Products, Inc.	Chile	Registered	827696	3/12/2008
60/40 (and Design)	American Recreation Products, Inc.	China (Peoples’ Republic)	Pending	[s/n 6799523]	[filed 6/23/2008]
60/40 (and Design)	American Recreation Products, Inc.	China (Peoples’ Republic)	Pending	[s/n 6799524]	[filed 6/23/2008]
60/40 (and Design)	American Recreation Products, Inc.	China (Peoples’ Republic)	Pending	[s/n 9701491]	[filed 7/11/2011]
HILLARY (Stylized)	American Recreation Products, Inc.	China (Peoples’ Republic)	Registered	853597	7/7/1996
HILLARY (Stylized)	American Recreation Products, Inc.	China (Peoples’ Republic)	Registered	857508	7/21/1996
KELTY	American Recreation Products, Inc.	China (Peoples’ Republic)	Pending	[s/n 5712002]	[filed 11/9/2007]
KELTY	American Recreation Products, Inc.	China (Peoples’ Republic)	Registered	5712319	10/7/2009
KELTY	American Recreation Products, Inc.	China (Peoples’ Republic)	Pending	[s/n 5712318]	[filed 11/9/2006]
SLUMBERJACK (Stylized)	American Recreation Products, Inc.	China (Peoples’ Republic)	Pending	[s/n 8861757]	[filed 11/19/2010]
ULTIMATE DIRECTION	American Recreation Products, Inc.	China (Peoples’ Republic)	Registered	8388023	7/14/2011
ULTIMATE DIRECTION	American Recreation Products, Inc.	China (Peoples’ Republic)	Registered	8388022	7/14/2011
ULTIMATE DIRECTION	American Recreation Products, Inc.	China (Peoples’ Republic)	Registered	8388021	7/14/2011
U (and Design)	American Recreation Products, Inc.	China (Peoples’ Republic)	Pending	[s/n 8388020]	[filed 6/12/2010]
U (and Design)	American Recreation Products, Inc.	China (Peoples’ Republic)	Registered	8388019	7/14/2011
U (and Design)	American Recreation Products, Inc.	China (Peoples’ Republic)	Registered	8388018	7/14/2011

54

Trademark	Owner	Country	Status in Trademark Office	Federal Registration Number	Registration Date
U (and Design)	American Recreation Products, Inc.	China (Peoples’ Republic)	Registered	8388017	7/14/2011
KELTY (and Design)	American Recreation Products, Inc.	European Union	Registered	000525592	1/7/1999
KELTY K.I.D.S. (and Design)	American Recreation Products, Inc.	European Union	Registered	000277202	11/14/1998
SLUMBERJACK	American Recreation Products, Inc.	European Union	Pending	[s/n 9776832]	[filed 3/1/2011]
ULTIMATE DIRECTION	American Recreation Products, Inc.	European Union	Pending	[s/n 009992711]	[filed 5/24/2011]
U (and Design)	American Recreation Products, Inc.	European Union	Pending	[s/n 009992744]	[filed 5/24/2011]
ULTIMATE DIRECTION	American Recreation Products, Inc.	France	Registered	10 3 745 414	10/29/2010
U (and Design)	American Recreation Products, Inc.	France	Registered	10 3 745 418	10/29/2010
AMERICAN RECREATION PRODUCTS, INC. (and Design)	American Recreation Products, Inc.	Japan	Registered	3193227	8/30/1996
AMERICAN RECREATION PRODUCTS, INC. (and Design)	American Recreation Products, Inc.	Japan	Registered	3129837	3/29/1996
BLACK SHEEP	American Recreation Products, Inc.	Japan	Registered	3271927	3/12/1997
BLACK SHEEP	American Recreation Products, Inc.	Japan	Registered	4034652	7/25/1997
BLACK SHEEP	American Recreation Products, Inc.	Japan	Registered	3275456	4/4/1997
HILLARY	American Recreation Products, Inc.	Japan	Registered	4009645	6/6/1997
INSTA-BED	American Recreation Products, Inc.	Japan	Registered	4492840	7/19/2001
KELTY	American Recreation Products, Inc.	Japan	Registered	1695599	6/21/1994
KELTY	American Recreation Products, Inc.	Japan	Registered	1298058	9/5/1977
KELTY (and Design)	American Recreation Products, Inc.	Japan	Registered	4064217	10/3/1997
KELTY K.I.D.S. (and Design)	American Recreation Products, Inc.	Japan	Registered	4187525	9/11/1998
RIDGEWAY BY KELTY	American Recreation Products, Inc.	Japan	Registered	3271929	3/12/1997
RIDGEWAY BY KELTY	American Recreation Products, Inc.	Japan	Registered	329837	4/25/1997
RIDGEWAY BY KELTY	American Recreation Products, Inc.	Japan	Registered	4034653	7/25/1997
SLUMBERJACK	American Recreation Products, Inc.	Japan	Registered	4462205	3/23/2001

55

Trademark	Owner	Country	Status in Trademark Office	Federal Registration Number	Registration Date
SLUMBERJACK	American Recreation Products, Inc.	Japan	Registered	4426332	10/20/2000
SLUMBERJACK (Stylized)	American Recreation Products, Inc.	Japan	Registered	2031865	3/30/1988
THE AMERICAN CAMPING COMPANY	American Recreation Products, Inc.	Japan	Registered	3232001	12/25/1996
THE AMERICAN CAMPING COMPANY	American Recreation Products, Inc.	Japan	Registered	3295608	4/25/1997
THE AMERICAN CAMPING COMPANY	American Recreation Products, Inc.	Japan	Registered	3335339	7/25/1997
TIMBER WOLF	American Recreation Products, Inc.	Japan	Registered	4137602	4/17/1998
TIMBER WOLF	American Recreation Products, Inc.	Japan	Registered	3329730	7/4/1997
WENZEL	American Recreation Products, Inc.	Japan	Registered	4153760	6/5/1998
WENZEL	American Recreation Products, Inc.	Japan	Registered	4019795	6/27/1997
WENZEL	American Recreation Products, Inc.	Japan	Registered	2667850	5/31/1994
WENZEL	American Recreation Products, Inc.	Japan	Registered	2698954	11/30/1994
ULTIMATE DIRECTION	American Recreation Products, Inc.	Korea, Republic of	Pending	[s/n 40-2010- 32319]	[filed 6/18/2010]
ULTIMATE DIRECTION	American Recreation Products, Inc.	Korea, Republic of	Pending	[s/n 40-2010- 32320]	[filed 6/18/2010]
ULTIMATE DIRECTION	American Recreation Products, Inc.	Korea, Republic of	Pending	[s/n 40-2010- 32321]	[filed 6/18/2010]
U (and Design)	American Recreation Products, Inc.	Korea, Republic of	Pending	[s/n 40-2010- 32322]	[filed 6/18/2010]
U (and Design)	American Recreation Products, Inc.	Korea, Republic of	Pending	[s/n 40-2010- 32323]	[filed 6/18/2010]
U (and Design)	American Recreation Products, Inc.	Korea, Republic of	Pending	[s/n 40-2010- 32324]	[filed 6/18/2010]
U (and Design)	American Recreation Products, Inc.	Korea, Republic of	Pending	[s/n 40-2010- 32325]	[filed 6/18/2010]
INSTA-BED	American Recreation Products, Inc.	Mexico	Registered	754062	6/28/2002
KELTY	American Recreation Products, Inc.	Mexico	Registered	513572	1/4/1996
SLUMBERJACK	American Recreation Products, Inc.	Mexico	Registered	505475	9/27/1995
WENZEL	American Recreation Products, Inc.	Mexico	Registered	461095	5/19/1994
WENZEL	American Recreation Products, Inc.	Mexico	Registered	513571	1/4/1996
WENZEL	American Recreation Products, Inc.	Mexico	Registered	474983	9/27/1994
ACADEMY BROADWAY	American Recreation Products, Inc.	Paraguay	Registered	230193	11/21/2000
WENZEL (and Design)	American Recreation Products, Inc.	Peru	Registered	031020	11/20/1996

56

Trademark	Owner	Country	Status in Trademark Office	Federal Registration Number	Registration Date
WENZEL (and Design)	American Recreation Products, Inc.	Peru	Registered	031021	11/20/1996
WENZEL (and Design)	American Recreation Products, Inc.	Peru	Registered	030706	11/7/1996
ULTIMATE DIRECTION	American Recreation Products, Inc.	Switzerland	Pending	[s/n 56094/2010]	[filed 6/14/2010]
U (and Design)	American Recreation Products, Inc.	Switzerland	Registered	606.617	10/18/2010
ULTIMATE DIRECTION	American Recreation Products, Inc.	Taiwan	Pending	[s/n 099028697]	[filed 6/10/2010]
U (and Design)	American Recreation Products, Inc.	Taiwan	Pending	[s/n 099028698]	[filed 6/14/2010]
HILLARY	American Recreation Products, Inc.	United Kingdom	Registered	B1571531	6/23/1995
KELTY	American Recreation Products, Inc.	United Kingdom	Registered	1208640	9/25/1985
ACADEMY BROADWAY	American Recreation Products, Inc.	Uruguay	Registered	279,025	9/7/1999
ACADEMY BROADWAY (and Design)	American Recreation Products, Inc.	Uruguay	Registered	279024	9/7/1999
ACADEMY BROADWAY	American Recreation Products, Inc.	Venezuela	Registered	7578-1995	12/7/2001

ROYAL ROBBINS (and Design)	Royal Robbins, Inc.	Argentina	Pending	[s/n 2669608]	[filed 5/10/2006]
ROYAL ROBBINS (and Design)	Royal Robbins, Inc.	Australia	Registered	B391379	3/6/1987
ROYAL ROBBINS (and Label Design)	Royal Robbins, Inc.	Brazil	Registered	828268576	7/8/2008
ROYAL ROBBINS (and Design)	Royal Robbins, Inc.	Canada	Registered	293108	7/20/1984
GO EVERYWHERE	Royal Robbins, Inc.	Canada	Registered	548764	7/26/2001
[Strider Design]	Royal Robbins, Inc.	Canada	Registered	683660	3/14/2007
ROYAL ROBBINS	Royal Robbins, Inc.	Chile	Registered	767698	9/25/2006
ROYAL ROBBINS (and Design)	Royal Robbins, Inc.	Chile	Registered	774250	12/12/2006
ROYAL ROBBINS	Royal Robbins, Inc.	China, Peoples’ Republic of	Registered	1232575	12/21/1998
[Strider Design]	Royal Robbins, Inc.	China, Peoples’ Republic of (Madrid Protocol)	Registered	IR 888802	4/18/2006
ROYAL ROBBINS (and Design)	Royal Robbins, Inc.	European Union	Registered	81208	2/3/1998
[Strider Design]	Royal Robbins, Inc.	European Union	Registered	3975331	8/9/2004
ROYAL ROBBINS (and Label Design)	Royal Robbins, Inc.	Guatemala	Registered	146695	1/23/2007

57

Trademark	Owner	Country	Status in Trademark Office	Federal Registration Number	Registration Date
ROYAL ROBBINS (and Design)	Royal Robbins, Inc.	Hong Kong	Registered	B447/1990	2/28/1990
[Strider Design]	Royal Robbins, Inc.	Hong Kong	Registered	300569593	1/23/2006
[Strider Design]	Royal Robbins, Inc.	International Registration (Madrid Protocol)	Registered	IR 888802	4/18/2006
ROYAL ROBBINS	Royal Robbins, Inc.	Israel	Registered	189974	5/7/2006
ROYAL ROBBINS (and Design)	Royal Robbins, Inc.	Japan	Registered	2518250	3/31/1993
[Strider Design]	Royal Robbins, Inc.	Japan (Madrid Protocol)	Registered	IR 888802	4/18/2006
ROYAL ROBBINS (and Standing Man Design)	Royal Robbins, Inc.	Korea, Republic of	Registered	378085	10/13/1997
[Walking Man Design]	Royal Robbins, Inc.	Korea, Republic of	Registered	438603	1/20/1999
ROYAL ROBBINS (and Design)	Royal Robbins, Inc.	Mexico	Registered	928778	2/3/2006
ROYAL ROBBINS (and Design)	Royal Robbins, Inc.	New Zealand	Registered	147183	5/16/1983
ROYAL ROBBINS (and Design)	Royal Robbins, Inc.	Norway	Registered	149757	3/26/1992
ROYAL ROBBINS	Royal Robbins, Inc.	Russian Federation	Registered	348298	1/26/2007
ROYAL ROBBINS	Royal Robbins, Inc.	Singapore	Registered	B4969/94	6/15/1994
[Strider Design]	Royal Robbins, Inc.	Singapore (Madrid Protocol)	Registered	IR 888802	4/18/2006
ROYAL ROBBINS (and Design)	Royal Robbins, Inc.	Switzerland	Registered	369979	2/13/1989
ROYAL ROBBINS	Royal Robbins, Inc.	Taiwan	Registered	390215	2/1/1988
[Strider Design]	Royal Robbins, Inc.	Taiwan	Registered	1236844	11/16/2006
ROYAL ROBBINS	Royal Robbins, Inc.	Thailand	Registered	207665	4/23/2003

SIERRA DESIGNS	Sierra Designs Acquisition Corporation	Australia	Registered	706238	11/10/1998
SIERRA DESIGNS	Sierra Designs Acquisition Corporation	Austria	Registered	140704	2/28/1992
SIERRA DESIGNS	Sierra Designs Acquisition Corporation	Benelux	Registered	516313	2/8/1993
60/40 (and Design)	Sierra Designs Acquisition Corporation	Canada	Registered	290234	4/27/1984
60/40 PARKA	Sierra Designs Acquisition Corporation	Canada	Registered	289248	3/30/1994
SIERRA DESIGNS	Sierra Designs Acquisition Corporation	Canada	Registered	350009	1/13/1989

58

Trademark	Owner	Country	Status in Trademark Office	Federal Registration Number	Registration Date
SIERRA DESIGNS	Sierra Designs Acquisition Corporation	China (Peoples’ Republic)	Registered	725224	1/14/1995
SIERRA DESIGNS	Sierra Designs Acquisition Corporation	China (Peoples’ Republic)	Registered	739147	4/7/1995
SIERRA DESIGNS	Sierra Designs Acquisition Corporation	China (Peoples’ Republic)	Registered	728981	2/7/1995
SIERRA DESIGNS	Sierra Designs Acquisition Corporation	France	Registered	1737870	10/11/1991
SIERRA DESIGNS	Sierra Designs Acquisition Corporation	Germany	Registered	968545	3/9/1978
SIERRA DESIGNS	Sierra Designs Acquisition Corporation	Hong Kong	Registered	B08211	9/22/1993
SIERRA DESIGNS	Sierra Designs Acquisition Corporation	Hong Kong	Registered	B06287	9/22/1993
SIERRA DESIGNS	Sierra Designs Acquisition Corporation	Hong Kong	Registered	B06288	9/22/1993
SIERRA DESIGNS	Sierra Designs Acquisition Corporation	Italy	Registered	626900	6/21/1994
60/40 (and Design)	Sierra Designs Acquisition Corporation	Japan	Registered	5240505	6/19/2009
SIERRA DESIGNS	Sierra Designs Acquisition Corporation	Japan	Registered	2239322	6/28/1990
SIERRA DESIGNS	Sierra Designs Acquisition Corporation	Japan	Registered	2104325	1/23/1989
SIERRA DESIGNS	Sierra Designs Acquisition Corporation	Japan	Registered	2079147	9/30/1988
SIERRA DESIGNS	Sierra Designs Acquisition Corporation	Japan	Registered	4668978	5/2/2003
SIERRA DESIGNS	Sierra Designs Acquisition Corporation	Japan	Pending	[s/n 2011-000523]	[filed 1/6/2011]
SIERRA DESIGNS (and SD Mountain Design)	Sierra Designs Acquisition Corporation	Japan	Registered	4400435	7/14/2000
SIERRA DESIGNS (and SD Mountain Design)	Sierra Designs Acquisition Corporation	Japan	Registered	4571561	5/24/2002

59

Trademark	Owner	Country	Status in Trademark Office	Federal Registration Number	Registration Date
THE ORIGINAL 60/40 WORKS	Sierra Designs Acquisition Corporation	Japan	Registered	5101523	12/28/2007
SIERRA DESIGNS	Sierra Designs Acquisition Corporation	Norway	Registered	158580	8/19/1993
SIERRA DESIGNS	Sierra Designs Acquisition Corporation	Korea, Republic of	Registered	40-428802	11/9/1998
SIERRA DESIGNS	Sierra Designs Acquisition Corporation	Korea, Republic of	Registered	450679	7/9/1999
SIERRA DESIGNS	Sierra Designs Acquisition Corporation	Korea, Republic of	Registered	456248	10/8/1999
SIERRA DESIGNS	Sierra Designs Acquisition Corporation	Switzerland	Registered	402002	7/26/1993
SIERRA DESIGNS (and Design)	Sierra Designs Acquisition Corporation	Sweden	Registered	307371	12/29/1995
SIERRA DESIGNS (and Design)	Sierra Designs Acquisition Corporation	Taiwan	Registered	787614	12/1/1997
SIERRA DESIGNS (and Design)	Sierra Designs Acquisition Corporation	Taiwan	Registered	798901	3/16/1998
SIERRA DESIGNS (and Design)	Sierra Designs Acquisition Corporation	Taiwan	Registered	781058	11/16/1997
SIERRA DESIGNS (and Design)	Sierra Designs Acquisition Corporation	Taiwan	Registered	783459	12/1/1997
SIERRA DESIGNS	Sierra Designs Acquisition Corporation	United Kingdom	Registered	1407370	11/5/1989

A+DAM	Kellwood Company	Australia	Registered	1091542	8/2/2007
A+EVE	Kellwood Company	Australia	Registered	1091541	9/18/2006
ADAM (Stylized)	Kellwood Company	Australia	Pending	[s/n 1413623]	[filed 3/10/2011]
ADAM ADAM LIPPES	Kellwood Company	Australia	Pending	[s/n 1413625]	[filed 3/10/2011]
ADAM ADAM LIPPES (Stylized)	Kellwood Company	Australia (Madrid Protocol)	Registered	IR 1091541	9/18/2006
KORET OF CALIFORNIA	Kellwood Company	Australia	Registered	B227511	1/24/1972
LAMB & FLAG	Kellwood Company	Australia	Pending	[s/n 1412552]	[filed 3/4/2011]
LAMB & FLAG	Kellwood Company	Australia	Pending	[s/n 1412554]	[filed 3/4/2011]
LXF STYLIZED	Kellwood Company	Australia	Pending	[s/n 1412559]	[filed 3/4/2011]

60

Trademark	Owner	Country	Status in Trademark Office	Federal Registration Number	Registration Date
LXF STYLIZED	Kellwood Company	Australia	Pending	[s/n 1412562]	[filed 3/4/2011]
REBECCA TAYLOR (and 2 Cats & Crown Design)	Kellwood Company	Australia	Registered	871138	3/30/2001
SAG HARBOR	Kellwood Company	Australia	Registered	883369	5/9/2002
VINCE	Kellwood Company	Australia (Madrid Protocol)	Registered	IR 960474	4/9/2008
KELLWOOD	Kellwood Company	Benelux	Registered	302436	8/26/1971
[Kellwood Design]	Kellwood Company	Benelux	Registered	302440	8/26/1971
VINCE	Kellwood Company	Brazil	Pending	[s/n 829702130]	[filed 4/28/2008]
VINCE	Kellwood Company	Brazil	Pending	[s/n 829702130]	[filed 4/28/2008]
VINCE	Kellwood Company	Brazil	Pending	[s/n 829702148]	[filed 4/28/2008]
62 EAST (and Design)	Kellwood Company	Canada	Registered	341472	6/10/1988
A+DAM (Stylized)	Kellwood Company	Canada	Registered	682135	2/22/2007
A+EVE (Stylized)	Kellwood Company	Canada	Registered	682136	2/22/2007
ADAM (Stylized)	Kellwood Company	Canada	Pending	[s/n 1416261]	[filed 2/22/2011]
ADAM ADAM LIPPES	Kellwood Company	Canada	Pending	[s/n 1416660]	[filed 2/24/2011]
COMPONIX	Kellwood Company	Canada	Registered	357281	6/16/1989
COMPONIX (and Design)	Kellwood Company	Canada	Registered	357282	6/16/1989
DEMOCRACY	Kellwood Company	Canada	Registered	498407	8/6/1998
FLATTER-FIT	Kellwood Company	Canada	Registered	265799	1/15/1982
FRANCISCA	Kellwood Company	Canada	Registered	352755	3/3/1989
IVY	Kellwood Company	Canada	Registered	410249	4/2/1993
IVY COLLECTIBLES	Kellwood Company	Canada	Registered	496334	6/17/1998
JAX	Kellwood Company	Canada	Registered	404350	10/30/1992
JAX COUNTRY	Kellwood Company	Canada	Registered	560222	4/15/2002
JAX SEPARATES	Kellwood Company	Canada	Registered	486099	11/24/1999
JAXSPORT	Kellwood Company	Canada	Registered	287384	1/27/1984
JOLT	Kellwood Company	Canada	Registered	772114	7/16/2010
K (and Design)	Kellwood Company	Canada	Registered	692492	7/20/2007
[Kellwood Design]	Kellwood Company	Canada	Registered	282036	8/5/1983
KORET	Kellwood Company	Canada	Registered	308890	11/29/1985
KORET CITY BLUES	Kellwood Company	Canada	Registered	233999	6/29/1979
KORET OF CALIFORNIA	Kellwood Company	Canada	Registered	364805	2/2/1990
L.A. INTIMATES	Kellwood Company	Canada	Registered	481279	8/22/1997
LAMB & FLAG	Kellwood Company	Canada	Pending	[s/n 1518457]	[filed 3/9/2011]
LXF (Stylized)	Kellwood Company	Canada	Pending	[s/n 1518462]	[filed 3/9/2011]
NAPA GOLF BY NAPA VALLEY	Kellwood Company	Canada	Registered	559562	3/21/2002
NORTHERN ISLES	Kellwood Company	Canada	Registered	323433	2/6/1997
NOTABLES	Kellwood Company	Canada	Registered	335068	12/11/1997
PILAR (and Design)	Kellwood Company	Canada	Registered	306990	9/13/1985
PROPHECY (and Design)	Kellwood Company	Canada	Registered	274161	11/26/1982
REBECCA TAYLOR	Kellwood Company	Canada	Pending	[s/n 1539601]	[filed 8/26/2011]
REBECCA TAYLOR	Kellwood Company	Canada	Pending	[s/n 1539602]	[filed 8/26/2011]
SAG HARBOR	Kellwood Company	Canada	Registered	432321	8/26/1994

61

Trademark	Owner	Country	Status in Trademark Office	Federal Registration Number	Registration Date
SEQUIN HEARTS	Kellwood Company	Canada	Pending	[s/n 1529519]	[filed 5/27/2011]
STUDIO JAX	Kellwood Company	Canada	Registered	560318	4/17/2002
SUGAR PLUM	Kellwood Company	Canada	Registered	439102	2/10/1995
THE SLIMMING SOLUTION	Kellwood Company	Canada	Pending	[s/n 1432326]	[3/25/2009]
VINCE	Kellwood Company	Canada	Registered	658558	2/9/2006
[2 Cats Outline Design]	Kellwood Company	China (Peoples’ Republic)	Pending	[s/n 5880282]	[filed 1/31/2007]
A+EVE (Stylized)	Kellwood Company	China (Peoples’ Republic)	Pending	[s/n 4763031]	[filed 7/6/2005]
ADAM ADAM LIPPES	Kellwood Company	China (Peoples’ Republic)	Pending	[s/n 9222801]	[filed 3/17/2011]
ADAM (Stylized)	Kellwood Company	China (Peoples’ Republic)	Pending	[s/n 9222802]	[filed 3/17/2011]
ADAM ADAM LIPPES (Stylized)	Kellwood Company	China (Peoples’ Republic) (Madrid Protocol)	Registered	IR 980424	8/28/2008
IVY	Kellwood Company	China (Peoples’ Republic)	Registered	520723	5/20/1990
LAMB & FLAG	Kellwood Company	China (Peoples’ Republic)	Pending	[s/n 9199565]	[filed 3/11/2011]
LAMB & FLAG	Kellwood Company	China (Peoples’ Republic)	Pending	[s/n 9222799]	[filed 3/17/2011]
LXF (Stylized)	Kellwood Company	China (Peoples’ Republic)	Pending	[s/n 9199566]	[filed 3/11/2011]
LXF (Stylized)	Kellwood Company	China (Peoples’ Republic)	Pending	[s/n 9222800]	[filed 3/17/2011]
REBECCA TAYLOR (Stylized)	Kellwood Company	China (Peoples’ Republic)	Registered	1501114	1/7/2001
REBECCA TAYLOR (and 2 Cats & Crown Design)	Kellwood Company	China (Peoples’ Republic)	Pending	[s/n 5880280]	[filed 1/31/2007]
REBECCA TAYLOR (and 2 Cats & Crown Design)	Kellwood Company	China (Peoples’ Republic)	Pending	[s/n 5880281]	[filed 1/31/2007]
VINCE	Kellwood Company	China (Peoples’ Republic)	Registered	3448663	3/6/2005
VINCE	Kellwood Company	China (Peoples’ Republic)	Pending	[s/n 8249979]	[filed 4/28/2010]

62

Trademark	Owner	Country	Status in Trademark Office	Federal Registration Number	Registration Date
KORET	Kellwood Company	Denmark	Registered	VR-199208126	8/28/1992
[2 Cats Outline Design]	Kellwood Company	European Union	Registered	8968398	10/27/2010
ADAM ADAM LIPPES	Kellwood Company	European Union	Pending	[s/n 009763566]	[filed 2/24/2011]
ADAM ADAM LIPPES (Stylized)	Kellwood Company	European Union	Pending	[s/n 6709281]	[filed 2/28/2008]
ADAM (Stylized)	Kellwood Company	European Union	Pending	[s/n 009763665]	[filed 2/24/2011]
BLK DNM	Kellwood Company	European Union	Pending	[s/n 010166957]	[filed 8/1/2011]
LAMB & FLAG	Kellwood Company	European Union	Pending	[s/n 009805474]	[filed 3/11/2011]
LXF (Stylized)	Kellwood Company	European Union	Pending	[s/n 009787623]	[filed 3/11/2011]
REBECCA TAYLOR	Kellwood Company	European Union	Registered	8968042	10/27/2010
VINCE	Kellwood Company	European Union	Registered	2996700	10/6/2004
KELLWOOD	Kellwood Company	France	Registered	1485999	8/31/1988
KORET	Kellwood Company	France	Registered	92413996	9/25/1992
REBECCA TAYLOR	Kellwood Company	France	Registered	013089168	3/16/2001
REBECCA TAYLOR	Kellwood Company	Honduras	Registered	115.689	4/4/2011
REBECCA TAYLOR (and 2 Cats & Crown Design)	Kellwood Company	Honduras	Registered	115.512	3/22/3011
[2 Cats Outline Design]	Kellwood Company	Hong Kong	Pending	[s/n 301712240]	[filed 9/10/2010]
ADAM (Stylized)	Kellwood Company	Hong Kong	Pending	[s/n 301856683]	[filed 3/11/2011]
ADAM ADAM LIPPES	Kellwood Company	Hong Kong	Pending	[s/n 301856692]	[filed 3/11/2011]
ADAM ADAM LIPPES (Stylized)	Kellwood Company	Hong Kong	Registered	301189936	8/27/2008
KORET	Kellwood Company	Hong Kong	Registered	06261971	5/11/1971
REBECCA TAYLOR	Kellwood Company	Hong Kong	Pending	[s/n 301712259]	[filed 9/10/2010]
REBECCA TAYLOR (Stylized)	Kellwood Company	Hong Kong	Registered	200016533	12/18/2000
VINCE	Kellwood Company	Hong Kong	Registered	10246	8/18/2003
[2 Cats Outline Design]	Kellwood Company	India	Pending	[s/n 2000143]	[filed 7/28/2010]
REBECCA TAYLOR	Kellwood Company	India	Pending	[s/n 1955003]	[filed 4/23/2010]
ADAM (Stylized)	Kellwood Company	Indonesia	Pending	[s/n D002011010018]	[filed 3/16/2011]
ADAM ADAM LIPPES	Kellwood Company	Indonesia	Pending	[s/n D002011010017]	[filed 3/16/2011]
REBECCA TAYLOR (and 2 Cats & Crown Design)	Kellwood Company	Indonesia	Pending	[s/n D002007012132]	[filed 4/19/2007]
REBECCA TAYLOR (and 2 Cats & Crown Design)	Kellwood Company	Indonesia	Registered	IDM000183663	4/19/2007

63

Trademark	Owner	Country	Status in Trademark Office	Federal Registration Number	Registration Date
ADAM ADAM LIPPES (Stylized)	Kellwood Company	International Registration (Madrid Protocol)	Registered	IR 980424	8/28/2008
VINCE	Kellwood Company	International Registration (Madrid Protocol)	Registered	IR 960474	4/9/2008
KELLWOOD	Kellwood Company	Italy	Registered	993782	2/17/1986
KELLWOOD (and Design)	Kellwood Company	Italy	Registered	1001904	10/7/1986
[Kellwood Design]	Kellwood Company	Italy	Registered	993783	2/17/1986
A+DAM (Stylized)	Kellwood Company	Japan	Registered	1933160	3/3/2006
A+EVE (Stylized)	Kellwood Company	Japan	Registered	4978034	8/11/2006
ADAM (Stylized)	Kellwood Company	Japan	Pending	[s/n 2011-017834]	[filed 3/11/2011]
ADAM ADAM LIPPES	Kellwood Company	Japan	Pending	[s/n 2011-017835]	[filed 3/11/2011]
ADAM ADAM LIPPES (Stylized)	Kellwood Company	Japan (Madrid Protocol)	Registered	IR 980424	8/28/2008
CITY BLUES	Kellwood Company	Japan	Registered	2676694	6/29/1994
DAVID DART	Kellwood Company	Japan	Registered	4040959	8/8/1997
DAVID DART COLLECTION	Kellwood Company	Japan	Registered	4000907	5/16/1997
DAVID DART DRESS	Kellwood Company	Japan	Registered	4056565	9/12/1997
DAVID DART KNITWEAR	Kellwood Company	Japan	Registered	4054220	9/5/1997
DAVID DART SPORT	Kellwood Company	Japan	Registered	4000908	5/16/1997
DD (Stylized)	Kellwood Company	Japan	Registered	4048075	8/22/1997
KELLWOOD	Kellwood Company	Japan	Registered	3369850	7/17/1988
LAMB & FLAG	Kellwood Company	Japan	Pending	[s/n 2011-017429]	[filed 3/10/2011]
LAMB & FLAG	Kellwood Company	Japan	Pending	[s/n 2011-017430]	[filed 3/10/2011]
LXF (Stylized)	Kellwood Company	Japan	Pending	[s/n 2011-017433]	[filed 3/10/2011]
LXF (Stylized)	Kellwood Company	Japan	Pending	[s/n 2011-017434]	[filed 3/10/2011]
REBECCA TAYLOR	Kellwood Company	Japan	Registered	4384845	5/19/2000
REBECCA TAYLOR	Kellwood Company	Japan	Registered	4365303	3/3/2000
REBECCA TAYLOR (Stylized)	Kellwood Company	Japan	Registered	4277435	5/28/1999
REBECCA TAYLOR (and 2 Cats & Crown Design)	Kellwood Company	Japan	Registered	4669747	5/9/2003
SAG HARBOR (and Design)	Kellwood Company	Japan	Registered	4048077	8/22/1997
VINCE	Kellwood Company	Japan	Registered	161/2003	10/17/2003
[2 Cats Outline Design]	Kellwood Company	Korea, Republic of	Registered	40-085247	6/9/2011
ADAM (Stylized)	Kellwood Company	Korea, Republic of	Pending	[s/n 40-2011- 12227]	[filed 3/10/2011]
ADAM ADAM LIPPES	Kellwood Company	Korea, Republic of	Pending	[s/n 40-2011- 12228]	[filed 3/10/2011]
VINCE	Kellwood Company	Korea, Republic of	Registered	45-0032755	10/26/2010

64

Trademark	Owner	Country	Status in Trademark Office	Federal Registration Number	Registration Date
VINCE	Kellwood Company	Korea, Republic of	Pending	[s/n 40-2010- 53052]	[filed 10/15/2010]
VINCE	Kellwood Company	Korea, Republic of	Pending	[s/n 40-2010- 53053]	[filed 10/15/2010]
VINCE	Kellwood Company	Korea, Republic of	Pending	[s/n 40-2010- 53054]	[filed 10/15/2010]
VINCE	Kellwood Company	Korea, Republic of	Pending	[s/n 40-2010- 53055]	[filed 10/15/2010]
VINCE	Kellwood Company	Korea, Republic of	Pending	[s/n 40-2011- 21472]	[filed 4/20/2011]
VINCE	Kellwood Company	Korea, Republic of	Pending	[s/n 40-2011- 11189]	[filed 4/20/2011]
ADAM (Stylized)	Kellwood Company	Kuwait	Pending	[s/n 119156]	[filed 3/17/2011]
ADAM ADAM LIPPES	Kellwood Company	Kuwait	Pending	[s/n 119157]	[filed 3/17/2011]
HOLLYWOULD	Kellwood Company	Kuwait	Registered	74981	2/11/2008
HOLLYWOULD	Kellwood Company	Kuwait	Pending	[s/n 92088]	[filed 2/12/2008]
ADAM (Stylized)	Kellwood Company	Lebanon	Registered	134721	4/4/2011
ADAM ADAM LIPPES	Kellwood Company	Lebanon	Registered	134713	4/4/2011
ADAM (Stylized)	Kellwood Company	Mexico	Pending	[s/n 1163951]	[filed 3/17/2011]
ADAM ADAM LIPPES	Kellwood Company	Mexico	Pending	[s/n 1163954]	[filed 3/17/2011]
CASCADE BLUES	Kellwood Company	Mexico	Registered	447095	11/24/1993
DARE TO DRESS	Kellwood Company	Mexico	Registered	475904	10/4/1994
DEMOCRACY	Kellwood Company	Mexico	Pending	[s/n 1195680]	[filed 7/18/2011]
HOLLYWOULD	Kellwood Company	Mexico	Registered	1042306	5/28/2008
JOLT	Kellwood Company	Mexico	Pending	[s/n 1192046]	[filed 7/5/2011]
L.A. INTIMATES	Kellwood Company	Mexico	Registered	461094	5/19/1994
MY MICHELLE	Kellwood Company	Mexico	Pending	[s/n 1195685]	[filed 7/18/2011]
OPTIONS MELROSE (Stylized)	Kellwood Company	Mexico	Registered	489831	4/27/1995
PROPHECY	Kellwood Company	Mexico	Registered	462470	6/2/1994
RADCLIFFE	Kellwood Company	Mexico	Registered	447097	11/24/1993
REBECCA TAYLOR	Kellwood Company	Mexico	Pending	[s/n 1204222]	[filed 8/18/2011]
REBECCA TAYLOR	Kellwood Company	Mexico	Pending	[s/n 1204223]	[filed 8/18/2011]
REBECCA TAYLOR	Kellwood Company	Mexico	Pending	[s/n 1204224]	[filed 8/18/2011]
REBECCA TAYLOR	Kellwood Company	Mexico	Pending	[s/n 1204225]	[filed 8/18/2011]
REBECCA TAYLOR	Kellwood Company	Mexico	Pending	[s/n 1204226]	[filed 8/18/2011]
SAG HARBOR	Kellwood Company	Mexico	Registered	447096	11/24/1993
SEQUIN HEARTS	Kellwood Company	Mexico	Pending	[s/n 1195691]	[filed 7/18/2011]
VINCE	Kellwood Company	Mexico	Pending	[s/n 1204218]	[filed 8/18/2011]
VINCE	Kellwood Company	Mexico	Pending	[s/n 1204219]	[filed 8/18/2011]
VINCE	Kellwood Company	Mexico	Pending	[s/n 1209933]	[filed 9/8/2011]
STUDIO EASE	Kellwood Company	Mexico	Registered	475902	10/4/1994
A+ (Stylized)	Kellwood Company	New Zealand	Registered	740645	6/22/2006
A+DAM (Stylized)	Kellwood Company	New Zealand	Registered	740643	7/13/2006
A+EVE (Stylized)	Kellwood Company	New Zealand	Registered	740644	6/22/2006
ADAMPLUSEVE	Kellwood Company	New Zealand	Registered	740646	6/22/2006
KORET OF CALIFORNIA	Kellwood Company	New Zealand	Registered	B89744	9/30/1982
REBECCA TAYLOR (and 2 Cats & Crown)	Kellwood Company	New Zealand	Registered	634234	9/20/2001

65

Trademark	Owner	Country	Status in Trademark Office	Federal Registration Number	Registration Date
ADAM (Stylized)	Kellwood Company	Pakistan	Pending	[s/n 298265]	[filed 3/17/2011]
ADAM ADAM LIPPES	Kellwood Company	Pakistan	Pending	[s/n 298266]	[filed 3/17/2011]
LAMB & FLAG	Kellwood Company	Puerto Rico	Pending	[s/n 76583]	[filed 6/2/2011]
LAMB & FLAG	Kellwood Company	Puerto Rico	Pending	[s/n 76580]	[filed 6/2/2011]
LXF (Stylized)	Kellwood Company	Puerto Rico	Pending	[s/n 76588]	[filed 6/2/2011]
LXF (Stylized)	Kellwood Company	Puerto Rico	Pending	[s/n 76587]	[filed 6/2/2011]
ADAM (Stylized)	Kellwood Company	Russia, Federation of	Pending	[s/n 2011707467]	[filed 3/16/2011]
ADAM ADAM LIPPES	Kellwood Company	Russia, Federation of	Pending	[s/n 2011707468]	[filed 3/16/2011]
VINCE	Kellwood Company	Russia, Federation of (Madrid Protocol)	Registered	IR 960474	4/9/2008
REBECCA TAYLOR	Kellwood Company	Singapore	Registered	T9913558G	11/25/1999
VINCE	Kellwood Company	Singapore (Madrid Protocol)	Registered	IR 960474	4/9/2008
KORET	Kellwood Company	South Africa	Registered	199205858	3/24/1994
KELLWOOD	Kellwood Company	Spain	Registered	1025125	10/20/1983
KORET	Kellwood Company	Sweden	Registered	923487	11/13/1992
ADAM (Stylized)	Kellwood Company	Switzerland	Registered	615.892	3/10/2011
ADAM ADAM LIPPES	Kellwood Company	Switzerland	Pending	[s/n 52895/2011]	[filed 3/10/2011]
KORET	Kellwood Company	Switzerland	Registered	397035	12/31/1992
VINCE	Kellwood Company	Switzerland (Madrid Protocol)	Registered	IR 960474	4/9/2008
C.E.O. (and Design)	Kellwood Company	Taiwan	Registered	699023	8/16/1995
REBECCA TAYLOR	Kellwood Company	Taiwan	Registered	00931776	2/16/2001
VINCE	Kellwood Company	Taiwan	Registered	1377063	9/1/2009
VINCE	Kellwood Company	Thailand	Pending	[s/n 692936]	[filed 4/18/2008]
VINCE	Kellwood Company	Thailand	Registered	315178	5/19/2010
VINCE	Kellwood Company	Thailand	Registered	43665	8/19/2009
ADAM (Stylized)	Kellwood Company	Turkey	Pending	[s/n 2011-G- 62172]	[filed 3/11/2011]
ADAM ADAM LIPPES	Kellwood Company	Turkey	Pending	[s/n 2011-G- 62178]	[filed 3/11/2011]
VINCE	Kellwood Company	Turkey (Madrid Protocol)	Registered	IR 960474	4/9/2008
ADAM ADAM LIPPES	Kellwood Company	United Arab Emirates	Pending	[s/n 156663]	[filed 5/3/2011]
ADAM (Stylized)	Kellwood Company	United Arab Emirates	Pending	[s/n 156662]	[filed 5/3/2011]
HOLLYWOULD	Kellwood Company	United Arab Emirates	Pending	[s/n 106747]	[filed 2/6/2008]
KORET	Kellwood Company	United Kingdom	Registered	930800	8/6/1969
REBECCA TAYLOR (and 2 Cats & Crown Design)	Kellwood Company	United Kingdom	Registered	2257664	6/15/2001

66

Trademark	Owner	Country	Status in Trademark Office	Federal Registration Number	Registration Date
REBECCA TAYLOR (and 2 Cats & Crown Design)	Kellwood Company	Venezuela	Pending	[s/n 918409]	[filed 6/8/2009]

Obligors’ Foreign Copyrights:

Title	Owner	Country	Status in Copyright Office	Federal Registration Number	Registration Date
2 Cats Single Outline	Kellwood Company	China (Peoples’ Republic)	Registered	2010-F-028905	7/5/2010
2 Cats Double Outline	Kellwood Company	China (Peoples’ Republic)	Registered	2010-F-028906	7/5/2010
2 Cats Double Outline	Kellwood Company	Korea, Republic of	Registered	C-2010-005063

67

SCHEDULE 9.1.15

Environmental Matters

EPA v. Kellwood, et al. - Under an Administrative Order on Consent with the EPA, Kellwood is obligated to perform a remedial investigation and feasibility study of contaminated soil and ground-water in New Haven, Missouri.

EPA v. Kellwood, et al. – The EPA has identified ARP as one of seventy three principal parties responsible for the dumping of 111,000 gallons of an unknown toxic substance causing soil and groundwater contamination. To date, no remediation plan has been developed or implemented.

68

SCHEDULE 9.1.16

Restrictive Agreements

1.	$120,590,000 Second Priority Senior Secured PIK Notes due 2014, Indenture dated as of July 23, 2009.

2.	$130,500,000 Debentures due October 15, 2017, Indenture dated as of September 30, 1997.

3.	$200,000 of 3.5% Convertible Senior Debentures due June 15, 2034, Indenture dated as of June 22, 2004.

SCHEDULE 9.1.17

Litigation

1.	See Schedule 8.1.14

2.	New York Tax Appeal - The New York Division of Taxation issued a Notice of Deficiency dated October 11, 2005 which asserted additional taxes due. Kellwood appealed the Division’s decision. On March 27, 2008, the appeals judge ruled against Kellwood. Kellwood has appealed this decision to the next level of appeals. On September 23, 2011, Kellwood received notice that the Tribunal upheld the judge’s decision. The state assessment is approximately $2.2 million. Additionally, amended city returns will be filed with additional tax due in the amount of $2.7 million. This will result in total state and city tax, interest and penalties of approximately $8.9 million.

3.	Sunday Players and Daryl Washington v. Kellwood Company (Menswear) - Contract dispute in the Southern District of New York stemming from a license agreement entered into in November 2003. Original complaint sought damages in excess of $50,000,000 but the court issued an order on 3/26/09 dismissing seven of the nine counts of the complaint filed by Sunday Players against Kellwood, including the claim for punitive damages. Plaintiff filed second amended complaint on 5/26/09 but it is substantially limited due to the previously dismissed claims. Plaintiffs retained an expert who estimated that Plaintiffs’ damages could be as much as approximately $35.6 million. Kellwood’s expert filed a report rebuffing the methods used by Plaintiffs’ expert to calculate damages. In or around July of 2011, both parties submitted motions to exclude the testimony of the other party’s expert, and these motions are still before the Court. No hearing date has been set.

Schedule 9.1.19

Pension Plans

1.	There are 8 Executive Death Benefit Agreements with retired Kellwood executives whereby Kellwood has agreed to pay a named beneficiary an amount at the executive’s death. The amount paid is based upon the executive’s salary at retirement. The total of all these obligations payable on the executives’ deaths is approximately $8 million.

SCHEDULE 9.1.21

Labor Contracts

None

SCHEDULE 9.1.32

Material Contracts

[On file with the Company]

SCHEDULE 10.2.1

Existing Indebtedness

Outstanding Principal as of

the Closing Date

(Amount in Dollars)

DEBTOR	O/S AMOUNT	MATURITY DATE	CREDITOR

SENIOR DEBT
Kellwood Company	$86,953,000	10/15/2017	Public Debentures
Kellwood Company	200,000	6/15/2034	Public Senior Convertible

Total Senior Debt	$87,115,300

Revolving credit agreement dated as of September 1, 2010 between American Recreation Products, Inc. (“ARP”) and Canadian Recreation Products, Inc. (“CRP”). As of April 30, 2011 the balance of the note payable to CRP from ARP was $1,567,083.25.

Schedule 10.2.2

Existing Liens

Meow Inc.

Filing Number	Filing Date	Type of Filing	Secured Party	Collateral Description
200612140989759	12/14/06	UCC-1	Wells Fargo Financial Leasing Inc	Operating lease of certain Xerox equipment
200804185424171	04/18/08	UCC-1	Rosenthal & Rosenthal, Inc.
201101050008798	01/05/11	UCC-3		Accounts (excepting only for those Accounts which were resold by Secured Party to Debtor) evidenced by invoices dated on or before 12/31/2010, any Goods which by sale resulted in such Accounts, IP rights necessary to allow Secured Party to collect on such Accounts or to dispose of any such Goods and Proceeds of any such Accounts or Goods
200805070325808	05/07/08	UCC-1	General Electric Capital Corporation	Operating lease of certain equipment from General Electric Capital Corporation

American Recreation Products, Inc.

Filing Number	Filing Date	Type of Filing	Secured Party	Collateral Description
20091373445	04/30/09	UCC-1	Document & Network Technologies, Inc.	Operating lease of certain Toshiba equipment

Kellwood Company

Filing Number	Filing Date	Type of Filing	Secured Party	Collateral Description
30690795	03/03/03	UCC-1	Toshiba America Information	Operating lease of certain Toshiba equipment
20073789822	10/09/07	UCC-3		Continuation
33170423	12/03/03	UCC-1	Toshiba America Information	Operating lease of certain Toshiba equipment
20082595005	07/29/08	UCC-3		Continuation
42219691	08/06/04	UCC-1	Dell Financial Services, L.P.	Operating lease of certain Dell equipment
20092417001	07/28/09	UCC-3		Continuation
20092483029	08/04/09	UCC-3		Amend to change Secured Party name to: Dell Financial Services L.L.C.
42219709	08/06/04	UCC-1	Dell Financial Services, L.P.	Operating lease of certain Dell equipment
20092417019	07/28/09	UCC-3		Continuation
20092483078	08/04/09	UCC-3		Amend to change Secured Party name to: Dell Financial Services L.L.C
54025624	12/27/05	UCC-1	Canon Financial Services, Inc.	Operating lease of certain Canon equipment
62261055	06/30/06	UCC-1	IOS Capital	Operating lease of specific equipment leased from IOS Capital
63173572	09/14/06	UCC-1	IOS Capital	Operating lease of specific equipment leased from IOS Capital
63816360	11/01/06	UCC-1	Canon Financial Services	Operating lease of certain Canon equipment

75

20080767812	03/04/08	UCC-1	Ikon Financial Svcs	Operating lease of certain equipment leased from IOS Capital
20081298668	04/14/08	UCC-3		Amended collateral description
20100621221	02/24/10	UCC-1	Canon Financial Services	Operating lease of certain Canon equipment
09-7215410685	11/27/09	UCC-1	Sensormatic Electronics Corporation	Operating lease of certain equipment leased from Sensormatic Electronics Corporation
10-72196888	01/13/10	UCC-3		Amend to change Secured Party name to: ADT Security Services, Inc. – Sensormatic Division

76

Schedule 10.2.5

Investments

None.

77

SCHEDULE 10.2.17

Existing Affiliate Transactions

[On file with the Company]

EXHIBIT A

Form of Revolver Note

, 2011
$	Chicago, Illinois

Each of the undersigned (collectively and jointly and severally, “Borrowers”), for value received, promise to pay to the order of                      (“Lender”) at the principal office of Wells Fargo Bank, National Association (the “Agent”) at 1100 Abernathy Road, Suite 1600, Atlanta, Georgia 30328, the aggregate unpaid amount of all Loans made to Borrowers by Lender pursuant to the Credit Agreement referred to below, such principal amount to be payable on the dates set forth in the Credit Agreement.

Borrowers further promise to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

This Revolver Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, dated as of the date hereof (as amended or otherwise modified from time to time, the “Credit Agreement”; terms not otherwise defined herein are used herein as defined in the Credit Agreement), among Borrowers, the financial institutions (including Lender) party thereto from time to time and Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Revolver Note may or must be paid prior to its due date or its due date accelerated.

[signatures follow]

This Revolver Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

KELLWOOD COMPANY, a Delaware corporation

By:
Name:
Title:

KELLWOOD FINANCIAL RESOURCES, INC., a Delaware corporation

By:
Name:
Title:

KWD HOLDINGS, INC., a Delaware corporation

By:
Name:
Title:

PHAT FASHIONS LLC, a New York limited liability company

By:
Name:
Title:

PHAT LICENSING LLC, a New York limited liability company

By:
Name:
Title:

ZOBHA, LLC, a Delaware limited liability company

By:
Name:
Title:

MEOW INC., a New York limited liability company

By:
Name:
Title:

Signature Page to Revolver Note

BETH’S BOUTIQUE, LLC, a New York limited liability company

By:
Name:
Title:

AMERICAN RECREATION PRODUCTS, INC., a Delaware corporation

By:
Name:
Title:

SIERRA DESIGNS ACQUISITION CORPORATION, a Delaware corporation

By:
Name:
Title:

ROYAL ROBBINS, INC., a California corporation

By:
Name:
Title:

Signature Page to Revolver Note

EXHIBIT B

FORM OF ASSIGNMENT AND ACCEPTANCE

This ASSIGNMENT AND ACCEPTANCE (“Assignment Agreement”) is entered into as of                      between                                          (“Assignor”) and                                          (“Assignee”). Reference is made to the Agreement described in Annex I hereto (the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

1. In accordance with the terms and conditions of Section 13.3 of the Credit Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Loan Documents as of the date hereof with respect to the Obligations owing to the Assignor, and Assignor’s portion of the Commitments, all to the extent specified on Annex I.

2. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, representations or warranties made in or in connection with the Loan Documents, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any Guarantor or the performance or observance by any Borrower or any Guarantor of any of their respective obligations under the Loan Documents or any other instrument or document furnished pursuant thereto, and (d) represents and warrants that the amount set forth as the Purchase Price on Annex I represents the amount owed by Borrowers to Assignor with respect to Assignor’s share of the Loans assigned hereunder, as reflected on Assignor’s books and records.

3. The Assignee (a) confirms that it has received copies of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (b) agrees that it will, independently and without reliance upon Agent, Assignor, or any other Lender, based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents; (c) confirms that it is an Eligible Assignee; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; [and (f) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].

4. Following the execution of this Assignment Agreement by the Assignor and Assignee, the Assignor will deliver this Assignment Agreement to the Agent for recording by the Agent. The effective date of this Assignment (the “Settlement Date”) shall be the latest to occur of (a) the date of the execution and delivery hereof by the Assignor and the Assignee, (b) the receipt by Agent for its sole and separate account a processing fee in the amount of $3,500 (if required by the Credit Agreement), (c) the receipt of any required consent of the Agent or Borrower Representative, and (d) the date specified in Annex I.

5. As of the Settlement Date (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents, provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 12 and Section 14.11 of the Credit Agreement.

6. Upon the Settlement Date, Assignee shall pay to Assignor the Purchase Price (as set forth in Annex I). From and after the Settlement Date, Agent shall make all payments that are due and payable to the holder of the interest assigned hereunder (including payments of principal, interest, fees and other amounts) to Assignor for amounts which have accrued up to but excluding the Settlement Date and to Assignee for amounts which have accrued from and after the Settlement Date. On the Settlement Date, Assignor shall pay to Assignee an amount equal to the portion of any interest, fee, or any other charge that was paid to Assignor prior to the Settlement Date on account of the interest assigned hereunder and that are due and payable to Assignee with respect thereto, to the extent that such interest, fee or other charge relates to the period of time from and after the Settlement Date.

7. This Assignment Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Assignment Agreement may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

8. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement and Annex I hereto to be executed by their respective officers, as of the first date written above.

[NAME OF ASSIGNOR]
as Assignor

By
Name:
Title:

[NAME OF ASSIGNEE]
as Assignee

By
Name:
Title:

ACCEPTED THIS DAY OF

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By
Name:
Title:

[KELLWOOD COMPANY, as Borrower Representative

By
Name:
Title:]

Signature Page to Assignment and Acceptance

ANNEX FOR ASSIGNMENT AND ACCEPTANCE

ANNEX I

1.	Borrower Representative: Kellwood Company

2.	Name and Date of Credit Agreement:

Credit Agreement, dated as of October 19, 2011, by and among Borrower Representative, the Domestic Subsidiaries of Borrower Representative party thereto, the lenders from time to time a party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as the administrative agent for the Lenders

3.	Date of Assignment Agreement:

4.	Amounts:

	(a) Assigned Amount of Revolver Commitment	$

	(b) Assigned Amount of Loans	$

5.	Settlement Date:

6.	Purchase Price	$

7.	Notice and Payment Instructions, etc.

Assignee:	Assignor:

Annex 1 - Page 1

8.	Agreed and Accepted:

[ASSIGNOR]	[ASSIGNEE]

By:	By:
Title:	Title:

Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By
Name:
Title:

[KELLWOOD COMPANY, as Borrower Representative

By
Name:
Title:]

Annex 1 - Page 2

EXHIBIT C

ASSIGNMENT NOTICE

Reference is made to (i) the Credit Agreement dated as of October 19, 2011, as amended (“Credit Agreement”), among KELLWOOD COMPANY, a Delaware corporation (“Borrower Representative”), AMERICAN RECREATION PRODUCTS, INC., a Delaware corporation, KWD HOLDINGS, INC., a Delaware corporation, KELLWOOD FINANCIAL RESOURCES, INC., a Delaware corporation, PHAT FASHIONS LLC, a New York limited liability company, PHAT LICENSING LLC, a New York limited liability company, SIERRA DESIGNS ACQUISITION CORPORATION, a Delaware corporation, ROYAL ROBBINS, INC., a California corporation, ZOBHA, LLC, a Delaware limited liability company, MEOW INC., a New York corporation, BETH’S BOUTIQUE, LLC, a New York limited liability company (each a “Borrower” and collectively with Borrower Representative, “Borrowers”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as agent (“Agent”) for the financial institutions from time to time party to the Credit Agreement (“Lenders”), and such Lenders; and (ii) the Assignment and Acceptance dated as of                 , 20     (“Assignment Agreement”) between                                          (“Assignor”) and                                          (“Assignee”). Terms are used herein as defined in the Credit Agreement.

Assignor hereby notifies Borrowers and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment Agreement (a) a principal amount of $         of Assignor’s outstanding Revolver Loans and $         of Assignor’s participations in LC Obligations and (b) the amount of $         of Assignor’s Revolver Commitment (which represents (    %) of the total Revolver Commitments); (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and the Borrower Representative, if applicable. Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor’s obligations under the Credit Agreement to the extent of the Assigned Interest, as of the Effective Date.

For purposes of the Credit Agreement, Agent shall deem Assignor’s Revolver Commitment to be reduced by $        , and Assignee’s Revolver Commitment to be increased by $        .

The address of Assignee to which notices and information are to be sent under the terms of the Credit Agreement is:

The address of Assignee to which payments are to be sent under the terms of the Credit Agreement is shown in the Assignment and Acceptance.

This Notice is being delivered to Borrowers and Agent pursuant to Section 13.3 of the Credit Agreement. Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

IN WITNESS WHEREOF, this Assignment Notice is executed as of                     .

(“Assignee”)

By
Title

(“Assignee”)

By
Title

ACKNOWLEDGED AND AGREED, AS OF THE DATE SET FORTH ABOVE:

BORROWER REPRESENTATIVE:*

By
Title

*	No signature required if Assignee is a Lender, U.S.-based Affiliate of a Lender or Approved Fund, or if an Event of Default exists.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By
Title

Signature Page to Assignment Notice

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

[on Borrower’s letterhead]

To:	Wells Fargo Bank, National Association

1100 Abernathy Road, Suite 1600

Atlanta, Georgia 30328

Attention: Portfolio Manager

Re:	Compliance Certificate dated

Ladies and Gentlemen:

Reference is made to that certain CREDIT AGREEMENT (the “Credit Agreement”) dated as of October 19, 2011 by and among KELLWOOD COMPANY, a Delaware corporation (the “Borrower Representative”) and each of its Domestic Subsidiaries party thereto as Borrowers, the financial institutions party thereto as Lenders (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (“Agent”). Capitalized terms used in this Compliance Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.

Pursuant to Section 10.1.2(c) of the Credit Agreement, the undersigned officer of the Borrower Representative hereby certifies, in his/her capacity as an officer and not in his/her individual capacity, that:

1. The financial information of Parent and its Subsidiaries furnished in Schedule 1 attached hereto, has been prepared in accordance with GAAP (except for normal year-end adjustments and the absence of footnotes and except with respect to monthly cash flow statements to the extent set forth in Section 10.1.2(b) of the Credit Agreement), and fairly presents the financial condition of Parent and its Subsidiaries.

2. Such officer has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of Parent and its Subsidiaries during the accounting period covered by the financial statements delivered pursuant to Section 10.1.2 of the Credit Agreement.

3. Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, specifying the nature and period of existence thereof and what action Parent and its Subsidiaries have taken, are taking, or propose to take with respect thereto.

4. The representations and warranties of Parent and its Subsidiaries set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent they relate to a specified date), except as set forth on Schedule 3 attached hereto.

5. Schedule 4 hereto sets forth the calculation of the Fixed Charge Coverage Ratio for the 12 month period ending on the last day of the most recently ended Fiscal Month.

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this      day of         ,         .

KELLWOOD COMPANY, as Borrower Representative

By:
Name:
Title:

Signature Page to Compliance Certificate

SCHEDULE 1

Financial Information

SCHEDULE 2

Default or Event of Default

SCHEDULE 3

Representations and Warranties

SCHEDULE 4

Financial Covenants

1.	Fixed Charge Coverage Ratio.

Attached hereto is a calculation of the Fixed Charge Coverage Ratio for the 12 month period ending                     . Such Fixed Charge Coverage Ratio             is     :1.0, which [is/is not] greater than or equal to the amount set forth in Section 10.2.21 of the Credit Agreement for the corresponding period.

EXHIBIT E

Joinder to Credit Agreement

The undersigned,                                         , hereby joins in the execution of that certain Credit Agreement dated as of October 19, 2011 (the “Credit Agreement”) among Kellwood Company, certain of its Domestic Subsidiaries, and each other Domestic Subsidiary that becomes a Borrower thereunder after the date and pursuant to the terms thereof, the financial institutions party thereto from time to time as Lenders and Wells Fargo Bank, National Association, as agent for the Lenders. All capitalized terms not defined herein shall have the meaning assigned to them in the Credit Agreement.

By executing this Joinder, the undersigned hereby agrees that it is a Borrower under the Credit Agreement and agrees to be bound by all of the terms and provisions thereunder. The undersigned further acknowledges and agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of all Obligations under the Loan Documents. Concurrently with the execution hereof, the undersigned shall execute and deliver a joinder to the Security Agreement and take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent (for the benefit of the Secured Parties) on the Collateral as contemplated by Section 10.1.9 of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder this      day of         ,         .

[NEW BORROWER]

By:
Title